Exhibit 10.1

Private & Confidential
Dated June 14, 2021

LEX ENDURANCE LTD.,
(as Borrower)

LINDBLAD EXPEDITIONS HOLDINGS, INC.,
(as Holdings)

THE LENDERS LISTED IN SCHEDULE 1,
(as Lenders)

CITIBANK, N.A., LONDON BRANCH,
(as Mandated Lead Arranger, Global Co-ordinator, ECA Agent
and Collateral Agent)

CITIBANK EUROPE PLC, UK BRANCH,
(as Administrative Agent)

THIRD AMENDMENT

RELATING TO THE SENIOR SECURED CREDIT AGREEMENT DATED JANUARY 8, 2018 (AS AMENDED ON APRIL 8, 2019 AND AMENDED AND RESTATED ON JUNE 12, 2020) FOR UP TO $107,694,892.00 IN RESPECT OF THE ACQUISITION OF HULL NO. 312

Contents

Clause		Page

1	Definitions	1

2	Agreement of the Finance Parties	3

3	Amendments to Original Credit Agreement	3

4	Representations and warranties	4

5	Conditions	5

6	Confirmations	5

7	Costs and expenses	5

8	Miscellaneous	5

9	Applicable law	5

Schedule 1	The Lenders	7

Schedule 2	Conditions precedent to Effective Date	8

Schedule 3	Form of Effective Date Notice	10

Schedule 4	Form of Amended and Restated Credit Agreement	11

THIS THIRD AMENDMENT is dated June 14, 2021 and made BETWEEN:

(1)	LEX ENDURANCE LTD., a Cayman Islands exempted company, as Borrower (the Borrower);

(2)	LINDBLAD EXPEDITIONS HOLDINGS, INC., a Delaware corporation, as Holdings (Holdings);

(3)	THE LENDERS particulars of which are set out in Schedule 1 (The Lenders) as lenders (collectively the Lenders and each individually a Lender);

(4)	CITIBANK, N.A., LONDON BRANCH, as mandated lead arranger (the Mandated Lead Arranger);

(5)	CITIBANK, N.A., LONDON BRANCH, as Global Co-ordinator (the Global Co-ordinator);

(6)	CITIBANK, N.A., LONDON BRANCH, as ECA Agent (the ECA Agent);

(7)	CITIBANK, N.A., LONDON BRANCH, as Collateral Agent (the Collateral Agent); and

(8)	CITIBANK EUROPE PLC, UK BRANCH, as Administrative Agent (the Administrative Agent).

WHEREAS:

(A)

This Agreement is supplemental to a credit agreement dated January 8, 2018 as amended on April 8, 2019 and amended and restated on June 12, 2020 (the Original Credit Agreement) made between, amongst others, the Borrower, the banks named therein as lenders and the Administrative Agent, where the Lenders granted to the Borrower a senior secured loan in the maximum amount of up to $107,694,892.00 (the Loan) for the purpose of enabling the Borrower to finance the purchase price of the Vessel (as such term is defined in the Original Credit Agreement) on the terms and conditions therein contained.

(B)	The Borrower and Holdings have requested that the Original Credit Agreement be amended and restated on the basis set out in this Agreement in connection with the adoption of the Framework by GIEK.

(C)

The Lenders have agreed to, among other things, the deferral of any scheduled repayments of principal of the Loan arising during the each Deferral Period on the basis set out in the Credit Agreement (as defined below).

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Original Credit Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

Additional ECA Premium Deferral Fee Letter means that certain amendment agreement dated on or around the date of this Agreement among GIEK, the Borrower and the Administrative Agent pursuant to which the ECA Premium Fee Letter is to be amended on the terms therein.

Arrangement Fee Side Letter means that certain amendment agreement dated on or about the date of this Agreement, among the Borrower, GIEK, EK, the Administrative Agent and the Global Coordinator pursuant to which the Arrangement Fee Letter is to be amended on the terms therein.

Credit Agreement means the Original Credit Agreement as amended and restated by this Agreement.

Deferral Period means the First Deferral Period and/or the Second Deferral Period (as the context may require).

Effective Date means the date on which the Administrative Agent notifies the Borrower and the Lenders in writing substantially in the form set out in Schedule 3 (Form of Effective Date Notice) that the Administrative Agent has received the documents and evidence specified in clause 5.1 (Documents and evidence), clause 5.2 (General conditions precedent) and Schedule 2 (Conditions precedent to Effective Date) in a form and substance reasonably satisfactory to it (and provided that the Administrative Agent shall be under no obligation to give the notification if a Default or a mandatory prepayment event under Section 2.13 of the Credit Agreement (as if the same had been amended and restated by this Agreement) shall have occurred for which relief is not provided in the Principles).

Finance Party means the Administrative Agent, the ECA Agent, the Collateral Agent or a Lender.

First Deferral Period means the period from June 1, 2020 to March 31, 2021.

Framework means the document titled “Debt Deferral Extension Framework” shared by the Administrative Agent with the Borrower prior to the date of this Agreement (as may be amended from time to time), and which sets out certain key principles and parameters relating to, amongst other things, the further temporary suspension of repayments of principal in connection with certain qualifying Loan Agreements (as defined therein) and being applicable to ECA-covered loan agreements such as the Original Credit Agreement.

Loan Parties means the Borrower and Holdings (each a Loan Party).

Repayment Date has the meaning given to such term in the form of the amended and restated Credit Agreement set out in Schedule 4 (Form of Amended and Restated Credit Agreement).

Second Deferral Period means the period from April 1, 2021 to December 31, 2021 (inclusive).

Second Deferred Tranche Fee Letter means that certain letter agreement dated on or around the date of this Agreement among GIEK, the Borrower and the Administrative Agent.

1.3	References

References in:

(a)	this Agreement to Sections of the Credit Agreement are to the Sections of the amended and restated credit agreement set out in Schedule 4 (Form of Amended and Restated Credit Agreement);

(b)

references in the Original Credit Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Original Credit Agreement as amended and restated by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Original Credit Agreement, shall be construed accordingly; and

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(c)

this Agreement to any defined terms shall have meanings to be equally applicable to both the singular and plural forms of the terms defined and references to this Agreement or any other document (or to any specified provision of this Agreement or any other document) shall be construed as references to this Agreement, that provision or that document as from time to time amended, restated, supplemented and/or novated.

1.4	Clause headings

The headings of the several clauses and sub-clauses of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

1.5	Electronic signing

The parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the parties authorize each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

2	Agreement of the Finance Parties

The Finance Parties, relying upon the representations and warranties on the part of the Loan Parties contained in clause 4 (Representations and warranties), agree with the Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment of the conditions contained in clause 5 (Conditions) and Schedule 2 (Conditions precedent to Effective Date), the Original Credit Agreement shall be amended and restated on the terms set out in clause 3 (Amendments to Original Credit Agreement).

3	Amendments to Original Credit Agreement

3.1	Amendments

The Original Credit Agreement (but without its Exhibits and Schedules which, subject to clause 6.2(c), shall remain in the same form and deemed to form part of the Credit Agreement) shall, with effect on and from the Effective Date, be (and it is hereby) amended and restated so as to read in accordance with the form of the amended and restated Credit Agreement set out in Schedule 4 (Form of Amended and Restated Credit Agreement) and (as so amended) and, together with the Exhibits and Schedules, will continue to be binding upon the parties to it in accordance with its terms as so amended and restated.

3.2	Continued force and effect

Save as amended by this Agreement, the provisions of the Original Credit Agreement shall continue in full force and effect and the Original Credit Agreement and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

In order to induce the undersigned Finance Parties to enter into this Agreement, each Loan Party represents and warrants to the other parties to this Agreement as follows:

4.1	Authorizations and non-conflict etc.

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This Agreement:

(a)	has been duly authorized by each Loan Party by all requisite corporate, limited liability company, and, if required, stockholder or other applicable action; and

(b)	will not:

(i)      violate: (A) any provision of Law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents of the Loan Parties; (B) any order of any Governmental Authority; or (C) any provision of the Existing Credit Facility or any material indenture, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound; or

(ii)      result in the creation or imposition of any Lien upon any property or assets of the Loan Parties (other than any Lien created hereunder or under the Security Documents),

except in the case of clause (b)(i), to the extent the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

4.2	No consents required

No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or any other person is or will be required in connection with this Agreement, except for such as either have been made or obtained and are in full force and effect or the failure to make or obtain the same would not reasonably be expected to have a Material Adverse Effect.

4.3	Due execution

This Agreement has been duly executed and delivered by each Loan Party.

4.4	Binding obligations

This Agreement constitutes a legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5	Conditions

5.1	Documents and evidence

The agreement of the Finance Parties referred to in clause 2 (Agreement of the Finance Parties) shall be subject to the receipt by the Administrative Agent or its duly authorized representative of the documents and evidence specified in Schedule 2 (Conditions precedent to Effective Date) in each case, in form and substance reasonably satisfactory to the Administrative Agent.

5.2	General conditions precedent

The agreement of the Finance Parties referred to in clause 2 (Agreement of the Finance Parties) shall be further subject to:

(a)

the representations and warranties in clause 4 (Representations and warranties) being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

(b)	no Event of Default or Default having occurred and continuing at the time of the Effective Date.

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5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Finance Parties and may be waived by the Finance Parties in whole or in part with or without conditions.

6	Confirmations

6.1	Guarantee

Holdings as guarantor hereby confirms its consent to the amendments to the Original Credit Agreement contained in this Agreement and agrees that the guarantee and indemnity provided in Section 10.01 (Guaranty and Indemnity) of the Original Credit Agreement, and the obligations of Holdings as guarantor thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to the Original Credit Agreement contained in this Agreement.

6.2	Credit Documents

Each Loan Party further acknowledges and agrees, for the avoidance of doubt, that:

(a)

except as amended hereby, each of the Loan Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Original Credit Agreement by this Agreement;

(b)	each of the Security Documents to which it is a party shall remain in full force and effect as security for the obligations of the Borrower under the Credit Agreement; and

(c)

with effect from the Effective Date, references in the Loan Documents to which it is a party to the Credit Agreement shall henceforth be references to the Original Credit Agreement as amended and restated by this Agreement and as from time to time hereafter amended.

6.3	Instructions to Collateral Agent

The Administrative Agent (acting on the instructions of the Required Lenders) irrevocably and unconditionally instructs the Collateral Agent to enter into this Agreement.

7	Costs and expenses

The Borrower agrees to pay all reasonable out-of-pocket expenses of the Administrative Agent, the Collateral Agent, the ECA Agent, the Mandated Lead Arranger, GIEK, EK, the Global Co-ordinator, each Lender Party and any Affiliate of any of them, in each case associated with the execution of this Agreement and the Credit Agreement as amended and restated hereby, in accordance with Section 9.05 (Expenses; Indemnity) of the Credit Agreement.

8	Miscellaneous

The provisions of Sections 5.12 (Further Assurances), 9.01 (Notices; Electronic Communication), 9.03 (Counterparts; Effectiveness), 9.11 (Waiver of Jury Trial), 9.14 (Jurisdiction; Consent to Service of Process), and 9.25 (Acknowledgement and Consent to Bail-In) of the Credit Agreement shall apply to this Agreement as if the same were expressly stated herein with all necessary changes.

9	Applicable law

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL

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BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

This Agreement has been executed on the date stated at the beginning of this Agreement.

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Schedule 1

  The Lenders

CITIBANK, N.A., LONDON BRANCH
EKSPORTKREDITT NORGE AS

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Schedule 2
    Conditions precedent to Effective Date

1	Corporate authorization

The Administrative Agent shall have received:

(a)       a copy of the certificate or articles of incorporation or certificate of formation, as applicable, including all amendments thereto, of each Loan Party, certified or stamped by the Secretary of State or equivalent of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or a comparable government official, as applicable);

(b)      a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of the by-laws, memorandum and articles of association or other operating agreement, as applicable, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in sub-clause (ii) below; (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or members, as applicable, of such Loan Party authorizing the execution, delivery and performance of the transactions contemplated by this Agreement and that all such resolutions have not been modified, rescinded or amended and are in full force and effect; (iii) that the certificate or articles of incorporation, certificate of formation or other constitutional documentation, as applicable, of such Loan Party, and all such amendments thereto as in effect on the Effective Date, have not been amended since the date of the last amendment thereto as certified in accordance with paragraph (a) above; and (iv) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and

(c)       a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to paragraph (b) above.

2	Consents

A certificate signed by an officer of each Loan Party confirming that all governmental and other licenses, approvals, consents, registrations and filings necessary for any matter or thing contemplated by this Agreement on behalf of that Loan Party and for the legality, validity, enforceability, admissibility in evidence and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of the effecting of any registrations and filings, that arrangements satisfactory to the Administrative Agent have been made for the effecting of the same within any applicable time limit).

3	GIEK cover

(a)       Written confirmation from GIEK to EK (to the satisfaction of EK) that the portion of the Second Deferred Tranche corresponding to the GIEK-covered Tranche is covered under the ECA Guarantee.

(b)      A duly executed copy of the Additional ECA Premium Deferral Fee Letter and evidence to the satisfaction of GIEK that any fees, costs and expenses due from the Borrower under the Additional ECA Premium Deferral Fee Letter have been paid or will be paid promptly on being demanded.

4	Receipt of costs and expenses

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(a)     Evidence that any costs and expenses due from the Borrower under the Second Deferred Tranche Fee Letter and clause 7 (Costs and expenses) of this Agreement have been paid or will be paid promptly on being demanded.

(b)       A duly executed copy of the Arrangement Fee Side Letter.

5	Legal opinions

Such legal opinions or confirmations as to the continued effect of any existing legal opinions in relation to the laws of Cayman Islands, Delaware and New York as the Administrative Agent shall in its reasonable discretion deem appropriate (or, where applicable, a written approval in principle (which can be given by email) by counsel to the Administrative Agent in any of the above jurisdictions of the arrangements contemplated by this Agreement and a confirmation that a formal legal opinion will follow promptly after the Effective Date).

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Schedule 3
Form of Effective Date Notice

To:          LEX Endurance Ltd.

To:         Lindblad Expeditions Holdings, Inc.

Hull no. 312

We, Citibank Europe plc, UK Branch, refer to the amendment and restatement agreement dated ______________ 2021 (the Third Amendment) relating to a credit agreement dated as of January 8, 2018 (as previously amended, supplemented and/or restated from time to time) (the Credit Agreement) made between (among others) the above named LEX Endurance Ltd. as the Borrower, Lindblad Expeditions Holdings, Inc. as Holdings, the financial institutions listed in it as the Lenders and ourselves as the Administrative Agent in respect of a senior secured loan in the maximum amount of up to $107,694,892.00.

We hereby confirm that all conditions precedent referred to in Schedule 2 (Conditions precedent to Effective Date) of the Third Amendment have been satisfied. In accordance with clause 5 (Conditions) of the Third Amendment, the Effective Date is the date of this confirmation and the amendment and restatement of the Credit Agreement in accordance with the terms of the Third Amendment is now effective.

Dated:          ____________ 2021

Signed:         ___________________________________

For and on behalf of
Citibank Europe plc, UK Branch
(as Administrative Agent)

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Schedule 4
Form of Amended and Restated Credit Agreement

11

____________________________________________________________________________

|
AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

dated as of January 8, 2018, as amended as of April 8, 2019 by a First Amendment, as amended and restated by a Second Amendment dated as of June 12, 2020 and as further amended and restated by a Third Amendment dated as of June 14, 2021 among

LEX ENDURANCE LTD.,

as Borrower,

LINDBLAD EXPEDITIONS HOLDINGS, INC.,

as Holdings,

CITIBANK, N.A., London Branch
as Mandated Lead Arranger

CITIBANK, N.A., London Branch,
as a Lender and EK Guarantor

EKSPORTKREDITT NORGE AS,
as a Lender

CITIBANK, N.A., London Branch,
as Global Co-ordinator

CITIBANK, N.A., London Branch,
as ECA Agent

CITIBANK, N.A., London Branch,
as Collateral Agent

and

CITIBANK EUROPE plc, UK Branch

as Administrative Agent

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	2
SECTION 1.02.	Terms Generally	42
SECTION 1.03.	[Intentionally Omitted.]	43
SECTION 1.04.	Certain Calculations	43

ARTICLE II

The Credits

ARTICLE III

Representations and Warranties

SECTION 3.01. Organization; Powers ..............................................................................72
SECTION 3.02. Authorization ..........................................................................................72
SECTION 3.03. Enforceability, Admissibility in Evidence, Governing Law and

ARTICLE IV

Conditions of Lending

SECTION 4.01. All Credit Events.....................................................................................79
SECTION 4.02. Conditions to Closing Date and Drawdown Date ...................................79

ARTICLE V

Affirmative Covenants

ARTICLE VI

Negative Covenants

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default ..................................................................................102

ARTICLE VIII

Agents

SECTION 8.04. Particular Duties of the Administrative Agent in relation to EK and GIEK ..............................................................................................115
SECTION 8.05. Erroneous Payments..............................................................................116

ARTICLE IX

Miscellaneous

ARTICLE X

Guarantee and Indemnification

SCHEDULES

Schedule 1.01(a) - Credit Support Providers
Schedule 1.01(b) - Amortization Schedule
Schedule 1.01(c) - Principles Information Package
Schedule 2.01(a) - Commercial Lender Commitments
Schedule 2.01(b) - EK Commitments
Schedule 3.08 - Holdings’ Restricted Group Companies
Schedule 3.19(a) - UCC Filing Offices
Schedule 4.02(b)(vii) - Vessel documents and evidence
Schedule 6.07 - Transactions with Certain Affiliates
Schedule 6.16 - Permitted Flags

EXHIBITS

Exhibit A - Form of Administrative Details Form
Exhibit B - Form of Assignment and Acceptance
Exhibit C - Form of Borrowing Request
Exhibit D - Form of Bareboat Charter
Exhibit E - Form of Compliance Certificate
Exhibit F - Form of Assignment of Insurances
Exhibit G - Form of U.S. Tax Compliance Certificate
Exhibit H - Form of Solvency Certificate
Exhibit I - Form of Option Selection Notification
Exhibit J - Form of Classification Letter
Exhibit K - Form of EK Guarantee

PREAMBLE

THIS AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (the “Agreement”) is dated January 8, 2018, as amended as of April 8, 2019 pursuant to the First Amendment, as amended and restated pursuant to the Second Amendment and as further amended and restated pursuant to the Third Amendment and made among:

1.	LEX ENDURANCE LTD., a Cayman Islands exempted company, as borrower (the “Borrower”);

2.	LINDBLAD EXPEDITIONS HOLDINGS, INC., a Delaware corporation, as Holdings (“Holdings”);

3.	CITIBANK, N.A., London Branch, as mandated lead arranger (the “Mandated Lead Arranger”);

4.	CITIBANK, N.A., London Branch, as a Lender and EK Guarantor;

5.	EKSPORTKREDITT NORGE AS, as a Lender and EK (“EK”)

6.	CITIBANK, N.A., London Branch, as Global Co-ordinator (the “Global Co-ordinator”);

7.	CITIBANK, N.A., London Branch, as ECA Agent (the “ECA Agent”);

8.	CITIBANK, N.A., London Branch, as Collateral Agent (the “Collateral Agent”);

9.

CITIBANK EUROPE plc, UK Branch, as Administrative Agent (the “Administrative Agent”) and together with the Borrower, Holdings, Mandated Lead Arranger, EK, Global Co-ordinator, ECA Agent, Collateral Agent and the Lenders party hereto, the “Parties”).

RECITALS

1.    The Lenders have agreed to make available to the Borrower a senior secured Credit Facility in an aggregate principal amount not to exceed $107,694,892.00 for the purpose of providing acquisition financing for up to 80% of the purchase price of the Vessel, which (i) if Option 1 is selected, shall be supported by a guarantee issued by GIEK in favor of EK securing the repayment of 70% of the aggregate principal amount of the Credit Facility, and a guarantee issued by the EK Guarantors in favor of EK securing the repayment of 30% of the aggregate principal amount of the Credit Facility, and (ii) if Option 2 is selected, shall be supported by a guarantee issued by GIEK in favor of EK securing 70% of the aggregate principal amount of the Credit Facility.

2.    As a condition to the obligation of the Lender Parties to make the Credit Facility available to the Borrower hereunder, Holdings, as guarantor, has agreed to guarantee, on the terms and conditions set forth herein, the obligations of the Borrower under this Agreement.

3.    In connection with the matters contemplated by the Principles and the Framework adopted by GIEK, the Borrower and the Lenders have agreed to, among other things, (i) defer each scheduled repayment of the Loan arising during the relevant Deferral Period and (ii) annualize year-to-date Consolidated EBITDA amounts in 2022, in each case on the terms set out herein (but which deferrals shall, in no circumstance, involve an increase of the Facility Amount).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.     Defined Terms. The following terms when used in this Agreement, including its Preamble, shall have the meanings specified below:

“Additional ECA Premium Deferral Fee Letter” shall mean that certain amendment agreement, dated on or around the date of the Third Amendment, among GIEK, the Borrower, and the Administrative Agent pursuant to which the ECA Premium Fee Letter was amended on the terms therein.

“Administrative Agent” shall have the meaning assigned to such term in the Preamble to this Agreement.

“Administrative Agent Fee Letter” shall mean that certain letter agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent.

“Administrative Details Form” shall mean an Administrative Details Form in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agent Parties” shall have the meaning assigned to such term in Section 9.01.

“Agents” shall mean the Collateral Agent, the Administrative Agent, and the ECA Agent.

“Agreed Form” means, in relation to any document, such document in a form agreed by the Borrower and the Administrative Agent (acting on the instructions of the Required Lenders).

“Agreement” shall have the meaning assigned to such term in the Preamble.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.18(b).

“Amortization Schedule” shall mean the amortization and reduction schedule set forth in Schedule 1.01(b), which shall reflect a 12-year repayment profile, as updated from time to time by the Administrative Agent pursuant to Section 2.11(d).

“Annualization Period” means the period commencing with April 1, 2022 and ending on and including December 31, 2022.

“Annualized EBITDA” means, Consolidated EBITDA (a) in the case of the Test Period ending June 30, 2022, for the fiscal quarter ending June 30, 2022 multiplied by four (4); (b) in the case of the Test Period ending September 30, 2022, for the Fiscal Quarter ending September 30, 2022 and the immediately preceding Fiscal Quarter multiplied by two (2); and (c) in the case of the Test Period ending December 31, 2022, for the Fiscal Quarter ending December 31, 2022 and the two immediately preceding Fiscal Quarters multiplied by four-thirds (4/3).

“Applicable Calculations” shall have the meaning assigned to such term in Section 1.04(a).

“Applicable Creditor” shall have the meaning assigned to such term in Section 9.18(b).

“Applicable Rate” shall mean either the Option 1 Applicable Rate or the Option 2 Applicable Rate, as selected by the Borrower pursuant to the Option Selection Notification.

“Approved Shipbrokers” shall mean Barry Rogliano Salles SA, Clarksons Valuations Limited and Fearnleys AS and any other shipbroker as reasonably approved by GIEK and the Administrative Agent.

“Arrangement Fee Letter” shall mean that certain letter agreement, dated as of the Closing Date, among the Borrower, GIEK, EK, the Administrative Agent, and the Global Co-ordinator (as amended by the Arrangement Fee Side Letter).

“Arrangement Fee Side Letter” shall mean that certain amendment agreement, dated on or about the date of the Third Amendment, among the Borrower, GIEK, EK, the Administrative Agent, and the Global Co-ordinator pursuant to which the Arrangement Fee Letter was amended on the terms therein.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent and the Borrower (which approval of the form shall not be unreasonably withheld or delayed).

“Assignment of Insurances” shall mean, in relation to the Vessel, an assignment of the insurances of the Vessel that may be assigned in accordance with the Existing Credit Facility in favor of the Collateral Agent in the form of Exhibit F or any other form approved by the Administrative Agent (acting on the instructions of the Required Lenders).

“Availability Period” shall mean:

(a)         other than in relation to the Deferred Tranches, the period from the Closing Date to and including the earlier of (1) the Drawdown Date or (2) 180 days after the Scheduled Delivery Date;

(b)         in relation to the First Deferred Tranche, the period from the First Deferral Effective Date to and including the last day of the First Deferral Period; and

(c)         in relation to the Second Deferred Tranche, the period from the Second Deferral Effective Date to and including the last day of the Second Deferral Period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers.

“Bail-In Legislation” means:

(a)         in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)         in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write down and Conversion Powers contained in that law or regulation.

“Bareboat Charter” shall mean a bareboat charter between the Borrower, as owner, and Bareboat Charterer, as charterer, in the form of Exhibit D or any other form approved by the Administrative Agent (acting on the instructions of the Required Lenders).

“Bareboat Charterer” shall mean Lindblad Maritime Enterprises, Ltd.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the Preamble to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean a borrowing of the Loan (including a borrowing of the Deferred Tranches) under this Agreement.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent and the Borrower (which approval shall not be unreasonably withheld or delayed).

“Break Costs” Break Costs for CIRR or Break Costs for LIBOR, as applicable.

“Break Costs for CIRR” shall mean the net present value of the amount by which:

(a)          the value of the interest amount which EK would have received by applying the CIRR rate on the Loan or the applicable part thereof for the period from the date of receipt of prepayment of the Loan or the applicable part thereof to (and including) the GIEK-covered Tranche Maturity Date (calculation of such amount to take into account the agreed repayment schedule of the Loan, as if the Loan had been repaid on all of the scheduled Repayment Dates to (and including) the GIEK-covered Tranche Maturity Date);

exceeds:

(b)          the value of the interest amount EK would be able to obtain if placing an amount equal to the Loan or the applicable part thereof prepaid at the Prepayment Swap Rate for a period starting on the Business Day following receipt or recovery of payment of the Loan or the applicable part thereof to (and including) the GIEK-covered Tranche Maturity Date (calculation of such amount to take into account the agreed repayment schedule of the Loan, as if the Loan had been repaid on all of the Repayment Dates to (and including) the GIEK-covered Tranche Maturity Date).

For the purpose of this definition, “Prepayment Swap Rate” shall mean the fixed interbank interest swap rate quoted by Thomson Reuters or, if a rate quoted by Thomson Reuters is unavailable, another reputable capital market information provider subscribed to by EK for a period starting on the Business Day following receipt or recovery of payment of the Loan or the applicable part thereof and ending on the applicable GIEK-covered Tranche Maturity Date, such rate to take into account all of the Repayment Dates to (and including) the GIEK-covered Tranche Maturity Date.

The Prepayment Swap Rate will be used as the discount factor to calculate the net present value of any positive difference between (a) and (b) above. The calculation shall be determined by EK.

“Break Costs for LIBOR” shall mean the value of the amount (if any) determined by the Lender by which:

(a)          the interest which a Lender should have received for the period from the date of receipt of all or any of its portion of the Loan to the last day of the current Interest Period in respect thereof, had the amount received been paid on the last day of that Interest Period;

exceeds:

(b)          the amount which that Lender would be able to obtain if placing an amount equal to the amount received by it on deposit with a leading bank for a period starting on the Business Day following receipt and ending on the last day of the current Interest Period.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Builder” shall mean Ulstein Verft AS.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City, London and Oslo are authorized or required by Law to close; provided, however, that when used in connection with Option 2, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP as in effect on the Closing Date, provided that all leases of any person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any operating indefeasible right of use) for purposes of GAAP prior to the issuance of Accounting Standards Codification 842 by the Financial Accounting Standards Board shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating leases were in effect on the date of such issuance) notwithstanding the fact that such obligations are required (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements to be delivered pursuant to Section 5.04.

“Cash Equivalents” shall mean:

(a)         direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)         investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(c)         investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any domestic office of any Lender that is a bank, or any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof that has combined capital and surplus and undivided profits of not less than $500,000,000;

(d)         fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e)         investments in “money market funds” within the meaning of Rule 2a-7 under the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;

(f)         marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of the acquisition thereof and having, at the time of the acquisition thereof a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(g)         investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (f) above; and

(h)         other short-term investments utilized in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

A “Change in Control” shall be deemed to have occurred if: (a) Holdings at any time ceases to own (directly or indirectly) 100% of the Equity Interests of the Borrower; or (b) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act (excluding any employee benefit plan of Holdings and the Group Companies and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan)) shall at any time become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 50% of the outstanding voting stock of Holdings. For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change in Law” shall mean (a) the adoption of any Law, rule or regulation after the Closing Date (or with respect to a person that becomes a Lender Party after the Closing Date, the date such person becomes a Lender Party), (b) any change in any Law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date (or with respect to a person that becomes a Lender Party after the Closing Date, the date such person becomes a Lender Party) or (c) compliance by any Lender Party with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (or with respect to a person that becomes a Lender Party after the Closing Date, the date such person becomes a Lender Party); provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“CIRR” shall mean the Commercial Interest Reference Rate determined by the Organization for Economic Co-operation and Development (OECD) according to the “Arrangement on Officially Supported Export Credit”, and being 3.03% per annum for all purposes hereunder.

“Classification” shall mean, in relation to the Vessel, the highest classification available to vessels of this type with the relevant Classification Society or another classification approved by the Administrative Agent, upon the instruction of the Required Lenders, as its classification, at the request of the Borrower, such approval not to be unreasonably withheld or delayed.

“Classification Letter” shall mean the instruction letter in the form of Exhibit J or any other form approved by the Collateral Agent.

“Classification Society” shall mean, in relation to the Vessel, DNV GL, American Bureau of Shipping or Bureau Veritas or such other first-class vessel classification society that is a member of the International Association of Classification Societies that the Administrative Agent may, with the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed) approve from time to time, but not to include China Classification Society, Hrvatski Registar Brodova, IR Class, Polish Register of Shipping, Rina Services and the Russian Maritime Register of Shipping.

“Closing Date” shall mean January 8, 2018.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean, the Vessel and, to the extent permitted by the Existing Credit Facility, certain insurance related thereto; provided, that “Collateral” shall also include all assets on which a Lien is granted after the Closing Date pursuant to Section 5.25.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble to this Agreement.

“Collateral Agent Fee Letter” shall mean that certain letter agreement, dated as of the Closing Date, between the Borrower and the Collateral Agent.

“Collateral Agreement” shall mean a customary security agreement entered into by the Borrower in favor of the Collateral Agent, in Agreed Form.

“Commercial Tranche” shall mean (a) if Option 1 is selected by the Borrower, the portion of the Loan that is guaranteed by the Commercial Lenders and (b) if Option 2 is selected by the Borrower, the portion of the Loan made by the Commercial Lenders (including the portion of each Deferred Tranche made available by the Commercial Lenders).

“Commercial Lenders” shall mean each of the Lenders listed in Schedule 2.01(a) as Commercial Lenders.

“Commercial Tranche Margin” shall have the meaning set forth in the Arrangement Fee Letter.

“Commercial Tranche Maturity Date” shall mean the date which is five (5) years from the Drawdown Date.

“Commitment” shall mean a Commitment (Credit Support) or Commitment (Loan), as applicable.

“Commitment (Credit Support)” shall mean, with respect to each Credit Support Provider:

(a)         the amount set forth opposite its name on Schedule 1.01(a) or in the applicable assignment agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments (Credit Support) on the Closing Date under each of Option 1 and Option 2 is the Facility Amount; and

(b)         in relation to the Deferred Tranches, the amount of such Credit Support Provider’s commitment in respect of the relevant Deferred Tranche as at the time of a Borrowing under that Deferred Tranche (but the liability of each Credit Support Provider in respect of which shall constitute a portion of the amount set forth opposite its name on Schedule 1.01(a)).

“Commitment Fee” shall mean:

(a)         for any day from and after the Closing Date up to and including the Option Selection Date, (a) a per annum rate equal to 40% of the Option 2 ECA Premium multiplied by the daily unused amount of the Commitment (Credit Support) of GIEK, payable to GIEK, (b) a per annum rate equal to 0.20% multiplied by the daily unused amount of the Commitment (Credit Support) of the Commercial Lenders, payable to EK, (c) a per annum rate equal to 40% of the GIEK-covered Tranche Margin multiplied by the daily unused amount of the Commitment (Credit Support) of GIEK, payable to EK, and (d) a per annum rate equal to 40% of the Commercial Tranche Margin multiplied by the daily unused amount of the Commitment (Credit Support) of the Commercial Lenders, payable to the Commercial Lenders;

(b)         after the Option Selection Date, if the Borrower selects Option 1, (a) a per annum rate equal to 40% of the Option 1 ECA Premium multiplied by the daily unused amount of the Commitment (Credit Support) of GIEK, payable to GIEK, (b) a gross up payment on the Option Selection Date of a per annum rate equal to 40% of the difference between Option 1 ECA Premium and Option 2 ECA Premium multiplied by the daily unused amount of the Commitment (Credit Support) of GIEK for the period from the Closing Date until the Option Selection Date, payable to GIEK (c) a per annum rate equal to 0.20% multiplied by the daily unused amount of the Commitment (Credit Support) of the Commercial Lenders, payable to EK, (d) a per annum rate equal to 0.20% multiplied by the daily unused amount of the Commitment (Credit Support) of GIEK, payable to EK, and (e) a per annum rate equal to 40% of the EK Guarantee Fee multiplied by the daily unused amount of the EK Guarantee, payable to the EK Guarantors; and

(c)         after the Option Selection Date, if the Borrower selects Option 2, (a) a per annum rate equal to 40% of the Option 2 ECA Premium multiplied by the daily unused amount of the Commitment (Credit Support) of GIEK, payable to GIEK, (b) a per annum rate equal to 40% of the GIEK-covered Tranche Margin multiplied by the daily unused amount of the Commitment (Credit Support) of GIEK, payable to EK, and (c) a per annum rate equal to 40% of the Commercial Tranche Margin multiplied by the daily unused amount of the Commitment (Credit Support) of the Commercial Lenders, payable to the Commercial Lenders;

provided, that following the Option Selection Date, “Commitment Fee” shall mean only the foregoing fees that are payable to the Lenders and Credit Support Providers who will make the Loan and provide Credit Support pursuant to the option selected by the Borrower. All Commitment Fees shall be payable quarterly in arrears. No additional Commitment Fees shall be payable in respect of the Deferred Tranches.

“Commitment (Loan)” shall mean, with respect to each Lender:

(a)         the amount set forth opposite its name on Schedule 2.01(a) or Schedule 2.01(b) or in the applicable assignment agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments (Loan) on the Closing Date under each of Option 1 and Option 2 is the Facility Amount; and

(b)         in relation to the Deferred Tranches, the amount of such Lender’s commitment in respect of the relevant Deferred Tranche as at the time of a Borrowing under that Deferred Tranche (but the liability of each Lender in respect of which shall constitute a portion of the amount set forth opposite its name on Schedule 2.01(a)).

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Company Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.07(c).

“Consolidated EBITDA” shall mean, for any period, an amount determined for Holdings, the Borrower and the Restricted Group Companies on a consolidated basis equal to:

(i)    Consolidated Net Income, plus, to the extent reducing (and not added back to) such Consolidated Net Income (other than in the case of clause (f) hereof), the sum, without duplication, of amounts (calculated on an after tax basis where appropriate) for (a) provision for taxes based on income or profit or capital, including state, local and franchise taxes (or the non-U.S. equivalent thereof) of Holdings, the Restricted Group Companies and the Borrower for such period (including tax expenses of foreign Subsidiaries and foreign withholding taxes paid or accrued for such period), (b) Consolidated Interest Expense for such period and, to the extent not reflected in such Consolidated Interest Expense, any losses on Hedging Agreements or other derivative instruments entered into for the purpose of hedging interest rate risk, (c) the total amount of depreciation and amortization expenses (including amortization of goodwill and other intangibles, and all expenditures in respect of licensed or purchased software or internally developed software and software enhancements that are, or are required to be reflected as, capitalized costs, but excluding amortization of prepaid cash expenses that were paid in a prior period) for such period, (d) [intentionally omitted], (e) any other non-cash charges, expenses or losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income to such extent), (f) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Net Income pursuant to clause (ii) below for any previous period, (g) any non-cash impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write downs related to intangible assets, long-lived assets, investments in debt and equity securities or otherwise as a result of a Change in Law, (h) any net loss from discontinued operations (so long as such operations remain discontinued) and any net loss on disposal of discontinued operations and any expenses, charges, accruals or reserves related to the closure and/or consolidation of offices and facilities (including in connection with discontinued operations), (i) any losses attributable to the extinguishment of any (1) Indebtedness or (2) derivative instruments of Holdings, any of the Restricted Group Companies or the Borrower, (j) any fees, expenses, costs or charges (including all transaction, restructuring and transition costs, fees and expenses (including diligence costs, cash severance costs, retention payments to employees, lease termination costs and reserves)) or any amortization thereof, related to the Transactions or any Subject Transaction or any Investment, acquisition, asset disposition, equity offer, recapitalization, reorganization or incurrence of Indebtedness permitted hereunder (in each case, including any such transaction undertaken but not completed) or any amendment or modification hereof or thereof, (k) accruals and reserves (other than fees, expenses, costs or charges relating to the Transactions) that are established within 12 months after the Third Restatement Date (as defined in the Existing Credit Facility) that are so required to be established in accordance with GAAP, (l) [intentionally omitted], (m) any extraordinary non-recurring or unusual losses, expenses or charges (including costs, and payments, in connection with actual or prospective litigation, legal settlements, fines, judgments or orders), (n) minority interest expense consisting of income of all Group Companies attributable to minority equity interests of third parties or any non-Wholly Owned Subsidiary deducted in such period in calculating Consolidated Net Income, net of any cash distributions made to such third parties in such period, (o) any costs or expenses incurred pursuant to any management equity plan, long term incentive plan or share or unit option plan or any other management or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement; provided that to the extent such costs or expenses are paid in cash, such costs or expenses shall have been funded with cash proceeds contributed to the capital of Holdings, the Borrower or the Net Cash Proceeds of any issuance of Equity Interests (other than Disqualified Capital Stock) of the Borrower (or Holdings), (p) the amount of “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies related to any Subject Transactions, restructurings, cost savings initiatives and other initiatives after the Closing Date and projected by the Borrower (or Holdings) in good faith to result from actions taken, committed to be taken or expected to be taken no later than 18 months after the end of such period (which “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be calculated on a Pro Forma Basis as though such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies are reasonably identifiable and factually supportable (in the good faith determination of the Borrower (or Holdings)); provided further that the aggregate amount of add backs made pursuant to this clause (p) shall not exceed an amount equal to 25% of Consolidated EBITDA for the applicable Test Period (and such determination shall be made prior to the making of, and without giving effect to, any adjustments pursuant to this clause (p)), (q) any earn-out obligation and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any Investment made in compliance with Section 6.04 of the Existing Credit Facility or any Investment consummated prior to the Third Restatement Date (as defined in the Existing Credit Facility), which is paid or accrued during such period and (r) the amount of Consolidated EBITDA for a four fiscal quarter period reasonably expected by Holdings to be realized from any marine vessel owned by, or leased by, Holdings, the Borrower and the Restricted Group Companies of the Borrower that has entered into service during such period within 12 months following the commencement of service, calculated on a Pro Forma Basis as though such Consolidated EBITDA had been realized on the first day of the applicable period and was realized during the entirety of such period (net of any actual Consolidated EBITDA generated as a result of such entry into service for the same period); provided, that (A) such amount is reasonably identifiable (in the good faith determination of Holdings) and (B) such marine vessel shall have actually commenced entry into service; minus

(ii)    the sum, without duplication, of the following amounts (calculated on an after tax basis where appropriate) (a) non-cash gains increasing Consolidated Net Income for such period, excluding any such items to the extent they represent (1) the reversal in such period of an accrual of, or reserve for, potential cash expenses in a prior period after the Closing Date (which, for the avoidance of doubt, shall be deducted from Consolidated Net Income pursuant to clause (i)(e) above), and (2) the amortization of income and the accrual of revenue or income, in each case, to the extent cash is not received in the current period, (b) any net gain from discontinued operations or after-tax net gains from the disposal of discontinued operations to the extent increasing Consolidated Net Income, (c) any extraordinary, non-recurring or unusual gain to the extent increasing Consolidated Net Income and (d) any gains attributable to the extinguishment of any (1) Indebtedness or (2) derivative instruments of Holdings, its Restricted Group Companies or the Borrower.

In addition, to the extent not already included in the Consolidated Net Income of Holdings, the Restricted Group Companies and the Borrower, notwithstanding anything to the contrary in the foregoing, Consolidated EBITDA shall include the amount of proceeds received (or reasonably expected to be received) from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Investment, any acquisition, any sale of assets (or other disposition) or otherwise. Furthermore, Consolidated EBITDA shall be calculated without regard to (1) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, and (2) effects of adjustments pursuant to GAAP resulting from the application of purchase accounting in relation to the Acquisition (as defined in the Existing Credit Facility) or any Permitted Acquisition (as defined in the Existing Credit Facility).

For purposes of determining compliance with Section 6.10 only, Holdings and/or the Borrower shall have the right to receive a Specified Equity Contribution after the Closing Date and on or prior to the date 15 Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.04(a) or (b), as applicable, for such fiscal quarter which contribution will be included, at the request of the Holdings and/or Borrower, in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with Section 6.10 at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter and not for any other purpose under this Agreement; provided that notwithstanding anything herein to the contrary, (a) a Specified Equity Contribution may be made and included in the calculation of Consolidated EBITDA no more than two times in any four-fiscal quarter period and no more than five times during the term of this Agreement, (b) the amount of any Specified Equity Contribution included in the calculation of Consolidated EBITDA shall be no greater than the amount required to cause Holdings to be in Pro Forma Compliance and (c) the proceeds of any Specified Equity Contribution (as they affect the amount of unrestricted cash and Cash Equivalents of Holdings and the Restricted Group Companies for purposes of “netting”) and any pay-down of the Loan made therefrom shall be disregarded for purposes of determining compliance with Section 6.10, as of the end of such fiscal quarter.

The provisions of Section 1.04 shall apply to any calculation of Consolidated EBITDA.

“Consolidated Interest Expense” shall mean, for any period, total interest expense, whether paid or accrued (including that portion attributable to Capital Lease Obligations in accordance with GAAP) of Holdings, the Borrower and the Restricted Group Companies on a consolidated basis for such period with respect to all outstanding Indebtedness of Holdings, the Borrower and the Restricted Group Companies, including all amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, imputed interest with respect to commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedging Agreements in respect of interest rates.

“Consolidated Net Income” shall mean, for any period, the aggregate net income of Holdings, the Borrower and the Restricted Group Companies for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the income of any person (other than a Restricted Group Company ) in which any other person (other than Holdings, the Borrower or any of the Restricted Group Companies) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings, the Borrower or any of the Restricted Group Companies by such person during such period shall be excluded, (b) any gain (loss), together with any related provision for taxes on such gain (loss), realized in connection with any asset disposition or abandonment (other than in the ordinary course of business) and reserves relating thereto shall be excluded, (c) any net unrealized gain (loss) (after any offset) resulting in such period from obligations under any Hedging Agreement or other derivative instruments and the application of ASC 815, in each case, shall be excluded, (d) any net unrealized gain (loss) (after any offset) resulting in such period from currency translation gains or losses including those related to currency re-measurements of Indebtedness shall be excluded, (e) any gains (losses) resulting from the return of surplus assets of any Plan shall be excluded and (f) the effect of any non-cash gain (loss) in respect of post-retirement benefits as a result of the application of ASC 715 shall be excluded.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Convertible Notes” means debt securities, the terms of which provide for conversion into, or exchange for, Equity Interests of Holdings, cash in lieu thereof and/or a combination of Equity Interests of Holdings and cash in lieu thereof.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facility” shall mean the Loan facility provided for by this Agreement.

“Credit Support” shall mean the ECA Guarantee and any EK Guarantee.

“Credit Support Provider” shall mean, in the case of the ECA Guarantee, GIEK and, in the case of any EK Guarantee, each EK Guarantor.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that has (a) failed to fund any part of its portion of the Loan within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund the Loan; provided, that any Lender that delivers such confirmation shall cease to be deemed a Defaulting Lender unless such Lender would otherwise qualify as a Defaulting Lender under clauses (a), (b), (d) or (e) of this definition, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or an action or proceeding described in paragraph (g) or (h) of Article VII, or (iii) become the subject of a Bail-In Action, or (f) has, or has a parent company that has, become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(d)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Deferral Period” means the First Deferral Period or the Second Deferral Period (as the context may require).

“Deferred Portion” means, in relation to the Loan, an amount equal to the aggregate principal amount of the repayment instalments in respect of the Loan that would otherwise have been required to be repaid on the Repayment Dates falling during the relevant Deferral Period and the repayment in respect of which shall be deferred in accordance with the provisions of this Agreement.

“Deferred Tranche” means the deemed advance of the First Deferred Tranche or the Second Deferred Tranche (as the context may require).

“Delivery” shall mean, in relation to the Vessel, the delivery to and acceptance of the Vessel by the Borrower under the Shipbuilding Contract.

“Delivery Date” shall mean, in relation to the Vessel, the date on which its Delivery occurs.

“Designated Jurisdiction” shall mean a country or territory which is itself the target of comprehensive country-wide or territory-wide Sanctions (at the Closing Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is 91 days after the Latest Maturity Date (as of the time of issuance of such Disqualified Capital Stock), other than, in each case, after payment in full of the Payment Obligations, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii) any Equity Interests referred to in clause (a) above, in each case at any time on or prior to the date that is 91 days after the Latest Maturity Date; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity

Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a Change in Control or an asset disposition occurring prior to the date that is 91 days after the Latest Maturity Date shall not constitute Disqualified Capital Stock so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset disposition shall be subject to the prior repayment in full of the Loan and all other Payment Obligations then outstanding.

“dollars” or “$” shall mean lawful money of the United States of America.

“Drawdown” shall mean the making of the Loan (excluding for this purpose the Deferred Tranches).

“Drawdown Date” shall mean the date on which a Drawdown is made.

“Early Opt-in Election” means the occurrence of:

(a)          (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.27 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR; and

(b)          (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent, in each case provided that the Administrative Agent is satisfied it can operationally administer any such new benchmark interest rate to replace LIBOR.

“ECA Agent” shall have the meaning assigned to such term in the Preamble to this Agreement.

“ECA Agent Fee Letter” shall mean that certain letter agreement, dated as of the Closing Date, between the ECA Agent and the Borrower.

“ECA Guarantee” shall mean a guarantee governed by Norwegian law issued by GIEK in the maximum principal amount of 70% of the aggregate amount of the Credit Facility, plus interest (but excluding default interest and any broken funding costs) in favor of EK, guaranteeing the payment obligations of the Borrower.

“ECA Premium Deferral Fee Letter” shall mean that certain letter agreement, dated on or around the date of the Second Amendment, among GIEK, the Borrower, and the Administrative Agent.

“ECA Premium Fee Letter” shall mean that certain letter agreement, dated as of the Closing Date, among GIEK, the Borrower, and the Administrative Agent.

“ECA Put Option” shall mean the option of EK (acting on the instructions of GIEK), upon delivery of a written exercise notice to the Borrower no later than sixty (60) days prior to the Commercial Tranche Maturity Date, to require prepayment of the GIEK-covered Tranche in full on the Commercial Tranche Maturity Date, if the Commercial Tranche is not committed to be refinanced or the maturity thereof extended, on terms and with financial institutions acceptable to EK and GIEK, prior to the date that falls two (2) months before the Commercial Tranche Maturity Date.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EK” shall have the meaning assigned to such term in the Preamble to this Agreement.

“EK Guarantee” shall mean the absolute, irrevocable and unconditional on-demand Guarantees in the form set out in Exhibit K (Form of EK Guarantee) issued by each of the EK Guarantors each in the maximum principal amount of 30% of the Credit Facility, plus interest, default interest and Break Costs for CIRR in favor of the Lenders, guaranteeing the payment obligations of the Borrower, in form and substance satisfactory to the Administrative Agent, provided that the EK Guarantee shall only be provided by the EK Guarantors if the Borrower chooses Option 1 in the Option Selection Notification.

“EK Guarantee Fee” shall mean 2.75% per annum.

“EK Guarantors” shall mean each bank or financial institution as shall be mutually acceptable to the Administrative Agent, Holdings and EK, being, as of the Delivery Date, as listed on Schedule 1.01(a).

"EK/GIEK Amalgamation" means the amalgamation of all assets, rights, obligations and liabilities of the ECA Lender and GIEK into EKSFIN which, on the EK/GIEK Amalgamation Date, automatically will replace EK as Lender under this Agreement.

"EK/GIEK Amalgamation Effective Date" means the date on which the EK/GIEK Amalgamation for all legal purposes comes into effect, which is expected to occur no later than July 1, 2021.

"EKSFIN" means Eksportfinansiering Norge, a Norwegian government ECA agency with Norwegian public registration number 926 718 304 having its registered address at Støperigata 1 0250 Oslo, Norway.

“Eligible Assignee” shall mean (i) any commercial bank, (ii) any Credit Support Provider, or (iii) EK; provided that, neither the Borrower nor any of its Affiliates shall be an Eligible Assignee.

“Environmental Approval” shall mean any permit, license, consent, approval and other authorizations and the filing of any notification or assessment required under any Environmental Law for the operation of the Vessel.

“Environmental Claim” shall mean any claim, proceeding or investigation by any governmental, judicial or regulatory authority or any other party which arises out of an Environmental Incident or an alleged Environmental Incident or pursuant to any Environmental Law or Environmental Approval.

“Environmental Incident” shall mean:

(a)    any release, emission, spill or discharge of any Hazardous Material whether within the Vessel or from the Vessel into any other vessel or into or upon the air, sea, land or soils (including the seabed) or surface water; or

(b)    any incident in which a Hazardous Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or the Borrower, Holdings, or any Group Company and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)    any other incident in which a Hazardous Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or potentially liable to be arrested and/or where any of the Borrower, Holdings, or any Group Company and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Laws” shall mean all Federal, state, local and foreign Laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and final and enforceable agreements with any Governmental Authority, in each case governing protection of the environment, natural resources, human health and safety (insofar as safety pertains to exposure to Hazardous Materials) or the presence, release of, or exposure to, Hazardous Materials, or the use, treatment, storage, transport, recycling or disposal of, or the arrangement for such activities with respect to Hazardous Materials.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right (other than Indebtedness that is convertible into, or exchangeable for, any such equity interests) entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as determined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan by the PBGC or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA), (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Group Companies is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Group Company could otherwise be liable or (i) any Foreign Benefit Event.

“Erroneous Payment” has the meaning assigned to it in Section 8.05(a).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to an Agent, any Lender Party, GIEK, or any other recipient or required to be withheld or deducted from a payment to such Agent, Lender Party, GIEK or other recipient (collectively, “Recipient”), (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender Party, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender Party, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender Party with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender Party acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(a)) or (ii) such Lender Party changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender Party’s assignor immediately before such Lender Party became a party hereto or to such Lender Party immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Facility” shall mean the Third Amended and Restated Credit Agreement, dated as of March 27, 2018 (as amended), entered into by and among, Lindblad Expeditions, LLC, as U.S. borrower, Lindblad Maritime Enterprises, Ltd., as Cayman borrower, Holdings, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch as administrative agent and collateral agent.

“Facility Amount” shall mean the lesser of (i) 80% of the Shipbuilding Contract Price as of the Delivery Date and (ii) $107,694,892.00.

“Fair Market Value” shall mean for any determination of fair market value of any marine vessel, the fair market value set forth for such marine vessel in the most recent appraisal delivered or required to be delivered pursuant to Section 5.23.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York.

“Fee Letters” shall mean, collectively, the Administrative Agent Fee Letter, the Arrangement Fee Letter, the Collateral Agent Fee Letter, the ECA Agent Fee Letter, the ECA Premium Fee Letter, the ECA Premium Deferral Fee Letter, the Additional ECA Premium Deferral Fee Letter, the Arrangement Fee Side Letter and the Second Deferred Tranche Fee Letter (and each, individually, a “Fee Letter”).

“Fees” shall mean the Commitment Fees and all fees payable pursuant to the Fee Letters.

“First Amendment” means the first amendment agreement dated as of April 8, 2019 between the Parties.

“First Deferral Effective Date” has the meaning given to the term “Effective Date” in the Second Amendment.

“First Deferral Period” means the period from June 1, 2020 to March 31, 2021 (inclusive).

“First Deferred Tranche” means the portion of the Loan that is deemed to be made available during the First Deferral Period (or capable of being deemed to be made available, as the case may be) to the Borrower in accordance with Section 2.01(a) and 2.02(e) (constituting a Deferred Portion) and which shall constitute a separate tranche of the Loan repayable in accordance with Section 2.11.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer, or controller of such person (or any person having the same functional responsibility as any of the foregoing).

“Flag State” shall mean, in relation to the Vessel, the Commonwealth of the Bahamas, or such other state or territory as may be approved by the Collateral Agent (acting on the instructions of the Required Lenders), such approval not to be unreasonably withheld or delayed, at the request of the Borrower, as being the “Flag State” of the Vessel for the purposes of the Loan Documents.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date or, if later, the expiration of any grace periods, for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension

Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $1,000,000 by the Borrower or any Group Company under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable Law and that would reasonably be expected to result in the incurrence of any liability by the Borrower or any of the Group Companies, or the imposition on the Borrower or any of their Group Companies of any fine, excise Tax or penalty resulting from any noncompliance with any applicable Law, in each case in excess of $1,000,000.

“Foreign Lender” shall mean any Lender Party that is organized under the Laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pension Plan” shall mean any benefit plan that under applicable Law (other than the Laws of the United States of America) is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Framework” shall mean the document titled “Debt Deferral Extension Framework” shared by the Administrative Agent with the Borrower prior to the date of this Agreement (as may be amended from time to time), and which sets out certain key principles and parameters relating to, amongst other things, the further temporary suspension of repayments of principal in connection with certain qualifying Loan Agreements (as defined therein) and being applicable to ECA-covered loan agreements such as this Agreement and more particularly the Second Deferred Tranche hereunder.

“Funding Providers” shall mean (a) in the case of Option 1, EK, or (b) in the case of Option 2, the Commercial Lenders and EK.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“GIEK” shall mean Garantiinstituttet for eksportkreditt.

“GIEK-covered Tranche” shall mean the portion of the Loan (including the relevant portion of each Deferred Tranche) that is guaranteed by GIEK pursuant to the ECA Guarantee.

“GIEK-covered Tranche Margin” shall have the meaning set forth in the Arrangement Fee Letter.

“GIEK-covered Tranche Maturity Date” shall mean the date which is twelve (12) years from the Drawdown Date.

“GIEK Discussion Request” shall have the meaning assigned to such term in Section 9.27(d).

“Global Co-ordinator” shall have the meaning set forth in the Preamble.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Group Company” shall mean any Subsidiary of Holdings.

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with an acquisition.

“Guarantee Claim” shall have the meaning assigned to such term in Section 9.23(a).

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and similar regulated ozone-depleting substances, and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by any Environmental Law.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” shall have the meaning assigned to such term in the Preamble hereof.

“Holdings Guarantee” shall have the meaning assigned to such term in Section 10.01(a).

“Holdings Indemnity” shall have the meaning assigned to such term in Section 10.01(c).

“Immaterial Group Company” shall mean, on any date of determination, any Group Company with (i) total assets equal to or less than 2.5% of total assets of Holdings and the Group Companies on a consolidated basis and (ii) gross revenues equal to or less than 2.5% of total consolidated gross revenues of Holdings and the Group Companies, in each case as determined in accordance with GAAP, and with respect to revenue, for the immediately preceding four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.04; provided, that at no time shall all Immaterial Group Companies so designated by Holdings have (i) total assets equal to or greater than 5.0% of total assets of Holdings and the Group Companies on a consolidated basis and (ii) gross revenues equal to or greater than 5.0% of total consolidated gross revenues of Holdings and the Group Companies, in each case as determined in accordance with GAAP, and with respect to revenue, for the immediately preceding four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.04.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments representing extensions of credit, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable, deferred compensation to employees and directors or former employees or directors, and accrued obligations incurred in the ordinary course of business and (ii) earnouts, escrows, holdbacks and similar deferred payment obligations), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the fair market value of such property and (ii) the amount of the Indebtedness so secured, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (h) all obligations of such person as an account party in respect of letters of credit, (i) all obligations of such person in respect of bankers’ acceptances and (j) all obligations of such person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock of such person or any other person. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.15.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.07(c).

“Interest Payment Date” shall have the meaning assigned to such term in Section 2.06(b).

“Interest Period” shall mean (i) initially, the period commencing on the date of the Borrowing and ending on the day that has the same numerical date as the date of the Borrowing and that falls in the third calendar month following the date of the Borrowing (or, if there is no numerically corresponding day, the last day of such calendar month), and (ii) thereafter, the period commencing on the date that is the last day of the last Interest Period and ending on the date that has the same numerical date as the date of the last day of the last Interest Period and that falls in the third calendar month following the last day of the last Interest Period; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day, and (b) no Interest Period shall extend beyond the maturity date of Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of the Borrowing shall be the date on which such Borrowing is made.

“Interpolated Rate” shall mean in relation to the “LIBO Rate” for any Loan, the rate which results from interpolating on a linear basis between: (i) the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period and (ii) the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 a.m., London, England time, two Business Days prior to the commencement of such Interest Period, rounded up to the same number of decimal places as the screen rates described at (i) and (ii) above.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Investors” shall mean those stockholders, option holders and warrant holders who own, directly or indirectly, Equity Interests of the Borrower.

“IRS” shall mean the United States Internal Revenue Service.

“ISM Code” shall mean the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the International Convention for the Safety of Life at Sea and includes any amendments or extensions thereto and any regulation issued pursuant thereto.

“ISPS Code” shall mean the International Ship and Port Facility Security Code adopted by the International Maritime Organization, as the same may be amended from time to time.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.18(b).

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment at such time.

“Laws” shall mean, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender Discussion Request” shall have the meaning assigned to such term in Section 9.28(b).

“Lender Party” or “Lender Parties” shall mean (a) prior to the Drawdown Date, the Commercial Lenders, the EK Guarantors and EK and (b) on and after the Drawdown Date, (i) if Option 1 is selected by the Borrower, EK and the EK Guarantors, or (ii) if Option 2 is selected by the Borrower, the Commercial Lenders and EK.

“Lenders” shall mean the Funding Providers.

“LIBOR” shall mean, with respect to any Interest Period, the rate per annum equal to (i) the ICE Benchmark Administration LIBO Rate or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available, as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time), before any correction, recalculation or republication by the administrator, at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be (A) the Interpolated Rate, or (B) solely if no Interpolated Rate or other broadly accepted comparable successor interbank rate exists at such time, a successor or alternative index rate as the Administrative Agent and the Borrower may determine with the consent of the Required Lenders, provided that, in all cases, if the rate determined in accordance herewith is below zero, such rate shall be deemed to be zero.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, claim, charge, collateral assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed by Law and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan” shall mean a term loan denominated in dollars made by a Lender to Borrower pursuant to Section 2.01(a) and shall include a Borrowing of the Deferred Tranches made in accordance with Sections 2.01(a) and 2.02(e).

“Loan Documents” shall mean this Agreement, the Security Documents, the First Amendment, the Second Amendment, the Third Amendment and the Fee Letters, and for the purposes of Article VIII hereof, the EK Guarantee and the ECA Guarantee.

“Loan Parties” shall mean Holdings and the Borrower.

“Mandated Lead Arranger” shall have the meaning set forth in the Preamble.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business results of operations or financial condition of Holdings, the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties (taken as a whole) to perform, solely for purposes of Sections 3.17 and 5.10, their obligations or, for all other purposes of the Loan Documents, their payment obligations, or (c) a material impairment of the rights and remedies available to the Lender Parties, GIEK or the Collateral Agent under any Loan Document, the EK Guarantee, or the ECA Guarantee in accordance with the terms hereof.

“Material Group Company” shall mean any Restricted Group Company that is not an Immaterial Group Company.

“Material Indebtedness” shall mean Indebtedness (other than the Loan), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Group Companies in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any Group Company in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Group Company would be required to pay if such Hedging Agreement were terminated at such time.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Natural Habitat Loan” shall mean that certain Note, dated as of May 4, 2016 between Natural Habitat, Inc., a Colorado corporation, and Ben Bressler, as amended on May 1, 2020 and as may be otherwise amended, restated, extended, supplemented or otherwise modified from time to time (provided no such amendment, restatement, extension, supplement or modification shall increase the outstanding principal amount of such Note or otherwise amend the terms of the Note in a manner prejudicial to Natural Habitat, Inc.).

“Net Cash Proceeds” shall mean (a) with respect to any asset disposition or any Recovery Event, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) customary selling expenses (including reasonable broker’s fees or commissions, investment banking fees, legal fees, transfer and similar Taxes and the Borrower’s good faith estimate of Taxes paid or payable in connection with such sale or, in the case of any foreign Subsidiary, repatriation to the Borrower), (ii) amounts provided in good faith as a reserve against (x) any liabilities under any indemnification obligations or purchase price adjustment associated with such asset disposition or Recovery Event or (y) any other liabilities retained by the Borrower any Subsidiary associated with the properties sold (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other contractual obligations which are secured by the assets sold in such asset disposition or Recovery Event and which is required to be repaid with such proceeds (other than any such Indebtedness or other contractual obligation assumed by the purchaser of such asset); and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes and fees, commissions, costs and other customary expenses incurred in connection therewith.

“NOK” means the legal tender of the Kingdom of Norway.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Option 1” shall mean an election by the Borrower pursuant to the Option Selection Notification for EK to fund the Loan in full, GIEK to provide to EK the ECA Guarantee, the EK Guarantors to provide to EK the EK Guarantee, and for the fees and interest payable with respect to the Loan, ECA Guarantee and the EK Guarantee to be calculated on the basis of the Option 1 Applicable Rate.

“Option 1 Applicable Rate” shall mean: (a) with respect to the Loan, the CIRR, (b) with respect to the ECA Guarantee, the Option 1 ECA Premium, and (c) with respect to the EK Guarantee, the EK Guarantee Fee.

“Option 1 ECA Premium” shall mean the amount set forth in the relevant Fee Letter.

“Option 2” shall mean an election by the Borrower pursuant to the Option Selection Notification for the Commercial Lenders and EK to fund the Loan in full, GIEK to provide to EK the ECA Guarantee and for the fees and interest payable with respect to the Loan and the ECA Guarantee to be calculated on the basis of the Option 2 Applicable Rate.

“Option 2 Applicable Rate” shall mean: (a) with respect to the GIEK-covered Tranche, the aggregate of (i) LIBOR for a three-month period, (ii) the GIEK-covered Tranche Margin and (iii) the Option 2 ECA Premium, and (b) with respect to the Commercial Tranche, (i) LIBOR for a three-month period and (ii) the Commercial Tranche Margin.

“Option 2 ECA Premium” shall mean the amount set forth in the relevant Fee Letter.

“Option Selection Date” shall mean a date that is at least two (2) months prior to the Drawdown Date.

“Option Selection Notification” shall mean a written notification from the Borrower to the Administrative Agent in the form of Exhibit I, pursuant to which the Borrower shall choose between Option 1 and Option 2.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, the EK Guarantee, or the ECA Guarantee, or sold or assigned an interest in the Loan, any Loan Document, the EK Guarantee, or the ECA Guarantee).

“Other Taxes” shall mean any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes arising from any payment made by any Loan Party under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt of perfection of a security interest under, or otherwise with respect to, any Loan Document, except, with respect to the Administrative Agent, GIEK or any Lender Party, any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(a)) as a result of a present or future connection between such person and the jurisdiction imposing such Tax.

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“Parties” shall have the meaning assigned to such term in the Preamble.

“Payment Obligations” shall mean (a) the obligation of the Borrower to pay (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under this Agreement and each of the other Loan Documents, including fees, premium, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred or accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), solely arising under the Loan Documents and (b) the due and punctual payment and performance of all the obligations in respect of the Loan of each of Holdings and the Bareboat Charterer under or pursuant to this Agreement (with respect to Holdings) and each of the other Loan Documents to which it is a party.

“Payment Recipient” has the meaning assigned to it in Section 8.05(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Convertible Note Hedging Agreement” means:

(a)          an agreement pursuant to which Holdings or any of its Subsidiaries acquires a call or a capped call option requiring the counterparty thereto to deliver to Holdings or such Subsidiary Equity Interests of Holdings, the cash value of such Equity Interests or cash representing the termination value of such option, or a combination thereof from time to time upon settlement, exercise or early termination of such option; and/or

(b)          an agreement pursuant to which, among other things, Holdings issues to the counterparty thereto warrants to acquire Equity Interests of Holdings, cash in lieu of delivering such Equity Interests or cash representing the termination value of such option, or a combination thereof upon settlement, exercise or early termination thereof, in each case, under clauses (a) and (b), entered into by Holdings or any of its Subsidiaries in connection with any issuance of Convertible Notes (including, without limitation, the exercise of any over-allotment or initial purchaser’s or underwriter’s option).

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Holdings or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Pledged Collateral” shall mean any stock certificates or other certificated securities now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any such Collateral.

“Polar Code” shall mean the International Code for Ships Operating in Polar Waters.

“Principles” means the document titled "Cruise Debt Holiday Principles" and dated March 26, 2020, and which sets out certain key principles and parameters relating to, amongst other things, the temporary suspension of repayments of principal in connection with certain qualifying Loan Agreements (as defined therein) and having been adopted by GIEK as applicable to GIEK-covered loan agreements such as this Agreement.

“Principles Information Package” means the general test scheme/information package in connection with the "Debt Holiday" application in the form set out in Schedule 1.01(c) to this Agreement submitted or to be submitted (as the case may be) by the Borrower (or Holdings on its behalf) in order to obtain the benefit of the measures provided for in the Principles for the purpose of this Agreement and certain of its obligations under this Agreement (including, without limitation, the presentation made to Lenders in connection with the "Debt Holiday" application and related liquidity model).

“Pro Forma Basis” shall mean on a basis in accordance with Section 1.04.

“Pro Forma Calculation Date” shall have the meaning assigned to such term in Section 1.04(c).

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower is in compliance with the covenant set forth in Section 6.10 as of the most recently completed Test Period on a Pro Forma Basis.

“Pro Forma Effect” shall mean with respect to any Subject Transaction, Permitted Acquisition (as defined in the Existing Credit Facility) or other event, as applicable, giving effect to such Subject Transaction, Permitted Acquisition (as defined in the Existing Credit Facility) or other event on a Pro Forma Basis.

“Pro Forma Financial Statements” shall have the meaning assigned to such term in Section 3.05(b).

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Qualified Capital Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Capital Stock.

“Recipient” shall have the meaning assigned to such term in the definition of “Excluded Taxes”.

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation, eminent domain or similar proceeding relating to any asset of Holdings, the Borrower or any Restricted Group Company.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Registry” shall mean, in relation to the Vessel, such registrar, commissioner or representative of the relevant Flag State who is duly authorized and empowered to register the Vessel, the Borrower’s title to the Vessel and the Vessel Mortgage under the Laws of its Flag State.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Repayment Date” shall have the meaning assigned to such term in Section 2.11(a).

“Replacement EK Guarantee” shall have the meaning assigned to such term in Section 2.13(e).

“Required Lenders” shall mean Lenders having aggregate Commitments (Loan) and portions of the Loan in excess of 66.67% at such time; provided that the Required Lenders shall always include, (a) at all times prior to the Option Selection Date, at least one (1) Commercial Lender, and (b) at all times from and after the Option Selection Date, if Option 2 is selected, one (1) Commercial Lender; provided further that Commitments (Loan) and portions of the Loan of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Requisition” shall mean: (a) any expropriation, confiscation, requisition or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension) unless it is within 90 days redelivered to the full control of the Borrower; and (b) any capture or seizure of the Vessel (including any hijacking or theft) unless it is within 90 days redelivered to the full control of the Borrower. The Lender Parties agree that if, following the commencement of any event described in (a) or (b) of the preceding sentence, the Borrower requests by written notice that a conference call be held with the Lender Parties regarding such event, the Lender Parties shall make themselves reasonably available for such a conference call, following which call the Borrower may request by written notice to the Lender Parties that the period described in (a) or (b) (as the case may be) of the preceding sentence be extended to up to 180 days, which request may be granted by consent of the Required Lenders.

“Resolution Authority” means any body which has authority to exercise any Write-Down and Conversion Powers.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Group Company” shall mean any Group Company other than an Unrestricted Group Company.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property (other than Qualified Capital Stock)) with respect to any Equity Interests in Holdings, the Borrower or any Group Company, or any payment (whether in cash, securities or other property (other than Qualified Capital Stock)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interests in Holdings, in the Borrower or any Group Company or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Group Company, but not, for the avoidance of doubt, the acquisition by Holdings or any Group Company other than the Borrower, of any Equity Interests of a Subsidiary of Holdings which are not owned by Holdings.

“S&P” shall mean Standard & Poor’s Financial Services LLC, or any successor thereto.

“Sanctioned Person” shall mean any of the following: (i) an entity or individual named on the Specially Designated Nationals and Blocked Persons List and the Foreign Sanctions Evaders List maintained by OFAC and any similar list maintained by the Department of State; (ii) an entity that is 50-percent or more owned, directly or indirectly, by an entity or individual, or two or more entities or individuals, described in (i) above; (iii) an entity or individual named on the Consolidated List of Financial Sanctions Targets issued by Her Majesty’s Treasury or on the consolidated list of persons, groups and entities subject to European Union financial sanctions currently available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm or on any similar list administered or published by the United Nations, any European Union member country or the government of the Kingdom of Norway; (iv) an entity or individual that is owned or controlled by an entity or individual described in (iii) above; or (v) (A) the government of a Designated Jurisdiction, or (B) an entity domiciled or resident in a Designated Jurisdiction.

“Sanctions” shall mean any economic sanctions Laws administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, any member country of the European Union, the Kingdom of Norway, the United Kingdom (including Her Majesty’s Treasury (“HMT”)) or other relevant similar sanctions authority.

“Scheduled Delivery Date” shall mean January 21, 2020.

“Scheduled Repayment Amount” shall mean the repayment amounts in respect of the Loan (including the Deferred Tranches) corresponding to each relevant Repayment Date, as identified in the Amortization Schedule.

“Second Amendment” means the second amendment agreement dated as of June 12, 2020 between the Parties.

“Second Deferral Effective Date” has the meaning given to the term “Effective Date” in the Third Amendment.

“Second Deferral Period” means the period from April 1, 2021 to December 31, 2021 (inclusive).

“Second Deferred Tranche” means the portion of the Loan (including the First Deferred Tranche) that is deemed to be made available during the Second Deferral Period (or capable of being deemed to be made available, as the case may be) to the Borrower in accordance with Section 2.01(a) and 2.02(e) (constituting a Deferred Portion) and which shall constitute a separate tranche of the Loan repayable in accordance with Section 2.11.

“Second Deferred Tranche Fee Letter” shall mean that certain letter agreement dated on or about the date of the Third Amendment, among the Borrower, the Lenders and the Administrative Agent.

“Secured Parties” shall mean, collectively, the Agents, the Lenders and the Credit Support Providers, each co-agent or sub-agent appointed by the Agents from time to time pursuant to Section 8.01, and the other persons the Payment Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Security Documents” shall mean the Assignment of Insurances, the Vessel Mortgage, and any assignment of earnings, charter contracts, share pledges, account pledges or account control agreements with respect to Holdings and the Borrower and each of the security agreements, mortgages and other instruments and documents with respect to Holdings and the Borrower granting any Lien executed and delivered pursuant thereto or pursuant to Sections 5.12 or 5.25.

“Security Interest” shall mean a mortgage, charge, pledge, lien, assignment, trust, hypothecation or other security interest of any kind securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Share Security” shall mean, if applicable, a document constituting a first Security Interest by the direct sole shareholder of the Borrower in favor of the Collateral Agent in respect of all of the issued shares and/or limited liability company membership interests in the Borrower, in Agreed Form.

“Shipbuilding Contract” shall mean the shipbuilding contract, dated November 1, 2017, as amended from time to time, made between the Builder and Lindblad Maritime Enterprises Ltd., as buyer, for the design, construction, equipping, completion and delivery of the Vessel.

“Shipbuilding Contract Price” shall mean the “Contract Price” as defined in the Shipbuilding Contract, which was NOK 1,066,000,000.00 as of execution of the Shipbuilding Contract and later converted to $134,618,615.00 in accordance with the Exchange Rate Agreement (as defined in the Shipbuilding Contract).

“Social Claim” shall mean any claim proceeding or investigation by any governmental, judicial or regulatory authority, or by any party in respect of (a) material labor issues, (b) human rights issues or (c) any other Social Incidents or material issues under any Social Law.

“Social Incident” shall mean in relation to any of the Borrower, Holdings, or any Group Company, any incident related to fatalities to staff or contractors and fines or sanctions from labor authorities.

“Social Law” shall mean the International Labour Organization Maritime Labour Convention 2006 and any applicable Law, regulation, convention or treaty in any jurisdiction in which the Borrower, Holdings, and/or any Group Company conduct business which relates to labor or human right issues.

“Solvent” shall mean (a) the sum of the present debt and liabilities (including subordinated and contingent liabilities) of Holdings and the Group Companies, on a consolidated basis, does not exceed the fair value of the present assets of Holdings and the Group Companies, on a consolidated basis; (b) the present fair saleable value of the assets of Holdings and the Group Companies, on a consolidated basis, is greater than the total amount that will be required to pay the debt and liabilities (including subordinated and contingent liabilities) of Holdings and the Group Companies as they become absolute and matured; (c) the capital of Holdings and the Group Companies, on a consolidated basis, is not unreasonably small in relation to their business (taken as a whole) as contemplated on the Closing Date and as proposed to be conducted following the Closing Date; and (d) Holdings and the Group Companies, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability shall be the amount that, in light of all of the facts and circumstances existing as of the Closing Date, represents the amount that would reasonably be expected to become an actual and matured liability.

“Specified Equity Contribution” shall mean any contribution to the common equity of Holdings and/or any other purchase or investment in an Equity Interest of Holdings (other than Disqualified Capital Stock) the proceeds of which are contributed to Holdings or the Group Companies as common equity.

“Subject Transaction” shall mean any future acquisition, investment, disposition, issuance, incurrence or repayment of Indebtedness, offering, issuance or disposition of Equity Interest, recapitalization, merger, consolidation, disposed or discontinued operation, multi-year strategic initiative, including through mergers or consolidations, or any person or any of its Restricted Group Companies acquired by Holdings or any of its Restricted Group Companies, and including any related financing transactions and including increases in ownership of Restricted Group Companies. “Subject Transaction” does not include any of the Transactions.

“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held.

“Supplemental Collateral Agent” shall have the meaning assigned to such term in Section 8.01(i).

“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease of such person under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income Tax purposes, other than any such lease under which such person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” shall mean the date on which (i) the Commitments have expired or been terminated, and (ii) the principal amount of and all interest on the Loan, all fees and all other expenses or amounts payable under any Loan Document and all other Payment Obligations then due and payable (other than contingent indemnification obligations for which no claim has been made) shall have been indefeasibly paid in full in cash.

“Test Period” shall mean, at any time, the period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which consolidated financial statements of Holdings for each such fiscal quarter have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), as applicable.

“Third Amendment” means the third amendment agreement dated as of June 14, 2021 between the Parties.

“Total Debt” shall mean, at any time, the total aggregate principal amount of all Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit that have not been reimbursed within two (2) Business Days after the date of such drawing, Capital Lease Obligations and other purchase money Indebtedness of Holdings, the Borrower and the Restricted Group Companies that would appear on a balance sheet at such time, determined on a consolidated basis in accordance with GAAP.

“Total Loss” shall mean: (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel; or (b) any Requisition of the Vessel.

“Total Net Leverage Ratio” shall mean, on any date of determination, with respect to Holdings, the Borrower and the Restricted Group Companies on a consolidated basis, the ratio of (a) Total Debt of Holdings, the Borrower and the Restricted Group Companies on such date less up to $50,000,000 of the unrestricted cash and Cash Equivalents of Holdings, the Borrower and the Restricted Group Companies as of such date to (b) Consolidated EBITDA of Holdings, the Borrower and the Restricted Group Companies for the Test Period most recently ended; provided that, during the Annualization Period and solely for purposes of determining compliance with Section 6.10, “Consolidated EBITDA” shall mean the greater of (x) Annualized EBITDA for the applicable Test Period and (y) Consolidated EBITDA for the applicable Test Period.

“Tranche” shall mean, with respect to Commitments, Commitments with respect to Option 1 or Option 2, as applicable.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance of this Agreement; and (b) the payment of related fees, commissions and expenses.

“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unrestricted Group Company” shall mean any Group Company designated by the Board of Directors of Holdings as an Unrestricted Group Company pursuant to Section 5.14 subsequent to the Closing Date, until such person ceases to be an Unrestricted Group Company in accordance with Section 5.14.

“U.S. Person” shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.20(f)(ii).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56).

“Vessel” shall mean the expedition ice-class cruise vessel with hull number 312 designed, constructed, equipped, completed and delivered by the Builder in accordance with the Shipbuilding Contract (and named “National Geographic Endurance” as of the Delivery Date).

“Vessel Mortgage” shall mean, in relation to the Vessel, a first preferred or first priority mortgage (and, if applicable, a deed of covenants collateral thereto) of the Vessel by the Borrower in favor of the Collateral Agent, in Agreed Form.

“Wholly Owned Subsidiary of any person shall mean a Subsidiary of such person of which securities (except for directors’ or foreign nationals’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more Wholly Owned Subsidiaries of such person or by such person and one or more Wholly Owned Subsidiaries of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means:

(a)         in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)         in relation to any other applicable Bail-In Legislation:

(i)         any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)         any similar or analogous powers under that Bail-In Legislation; and

(c)         in relation to any UK Bail-In Legislation:

(i)         any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability of any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)         any similar or analogous powers under that UK Bail-In Legislation.

SECTION 1.02.     Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document, the EK Guarantee or the ECA Guarantee shall mean such document as amended, restated, supplemented or otherwise modified from time to time, (b) any reference to EK or GIEK in this Agreement or in any other Loan Document shall after the EK/GIEK Amalgamation Effective Date mean EKSFIN, (c) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law and (d) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825 (or any other Financial Accounting Standard or Accounting Standards Codification having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein.

SECTION 1.03.     [Intentionally Omitted.]

SECTION 1.04.    Certain Calculations. (a) For purposes of (i) determining compliance with the financial covenants set forth in Section 6.10 or Section 6.19 or Pro Forma Compliance at any time or (ii) the calculation of any financial ratios or tests (including the Total Net Leverage Ratio) (collectively, the “Applicable Calculations”), the following shall apply except to the extent duplicative of any other adjustments pursuant to this Section 1.04 or to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, event or circumstance, as applicable, and except that when calculating actual compliance (and not Pro Forma Compliance) with the financial covenant set forth in Section 6.10 the events described in this Section 1.04 that occurred subsequent to the end of the applicable Test Period shall be given Pro Forma Effect.

(b)      If any Subject Transaction (other than Subject Transactions covered by Section 1.04(c)) shall have occurred during the applicable Test Period or (other than with respect to determining compliance with the financial covenant set forth in Section 6.10) subsequent to such Test Period, the Applicable Calculations shall be calculated with respect to such period giving Pro Forma Effect to such Subject Transaction, as if they had occurred on the first day of the Test Period.

(c)     In the event that Holdings or any of the Restricted Group Companies incurs, assumes, guarantees, repays, repurchases, redeems, defeases, retires, extinguishes or otherwise discharges any Indebtedness subsequent to the commencement of the Test Period for which the Applicable Calculations are being calculated and on or prior to the date on which the event for which the Applicable Calculations are being calculated occurs or as of which the calculation is otherwise made (the “Pro Forma Calculation Date”), then the Applicable Calculations will be calculated giving Pro Forma Effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance, retirement, extinguishment or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable Test Period, provided that in calculating the Total Net Leverage Ratio as of the Pro Forma Calculation Date or the last day of the Test Period, the amount of outstanding Indebtedness shall be calculated based upon the amount outstanding as of the Pro Forma Calculation Date or such last day of the Test Period, as the case may be, giving Pro Forma Effect to the incurrence or repayment of any such Indebtedness on such date.

(d)    If since the beginning of the Test Period any person (that subsequently became a Restricted Group Company or was merged with or into Holdings or any Restricted Group Company since the beginning of such period) shall have made any transaction that would have required adjustment pursuant to this Section 1.04, then the Applicable Calculations shall be calculated giving Pro Forma Effect thereto for such period as if such transaction had occurred at the beginning of the applicable Test Period.

(e)    In calculating the Applicable Calculations, any person that is a Restricted Group Company on the applicable Pro Forma Calculation Date will be deemed to have been a Restricted Group Company at all times during such Test Period.

(f)    In calculating the Applicable Calculations, any person that is not a Restricted Group Company on the applicable Pro Forma Calculation Date will be deemed not to have been a Restricted Group Company at any time during such Test Period.

(g)   For purposes of determining Pro Forma Compliance if such calculation is being performed prior to the last day of the first Test Period for which the covenant in Section 6.10 is required to be satisfied, the levels required for such first Test Period shall be deemed to apply in determining compliance with such covenant.

(h)    In calculating the Applicable Calculations, Unrestricted Group Companies shall be disregarded.

(i)    For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06 and 6.07), in the event that any Indebtedness, Lien, Restricted Payment, contractual restriction, Investment or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01, 6.02, 6.04, 6.05, 6.06 and 6.07, the Borrower, in its sole discretion, from time to time, may classify or reclassify such transaction or item (or portion thereof) so long as such categories of transactions or items are classified or reclassified within a clause of the same section of Sections 6.01, 6.02, 6.04, 6.05, 6.06 and 6.07 of the transactions or items so classified or reclassified, and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Investment or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Liens, Restricted Payments, Investments, dispositions or Affiliate transactions under Sections 6.01, 6.02, 6.04, 6.05, 6.06 or 6.07, respectively, but may instead be permitted in part under any combination thereof (it being understood that compliance with each such section is separately required).

ARTICLE XIV

    The Credits

SECTION 2.01.     Commitments. (a)    Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender agrees, severally and not jointly, to (i) make a Loan to the Borrower on the Drawdown Date, in an aggregate principal amount equal to its Commitment (Loan); provided that in no event shall the Loan be in excess of the Facility Amount and (ii) for each instalment of the Loan (and, where applicable, the First Deferred Tranche) due to be repaid during a Deferral Period, to make available to the Borrower the relevant Deferred Tranche in accordance with Section 2.02(e); provided that in no event shall such Deferred Tranche exceed the amount of the Deferred Portion applicable to that Deferred Tranche. The Loan shall only be made on or prior to the end of the Availability Period.

(b)    Subject to the terms and conditions and relying upon the representations and warranties set forth herein, concurrently with each Borrowing, if Option 1 is selected by the Borrower, the EK Guarantors shall make available on behalf of the Borrower the EK Guarantee in an aggregate amount equal to thirty percent (30%) of the Loan.

SECTION 2.02.   Loan. (a)   Subject to the Borrower’s selection of Option 1 or Option 2 under Section 2.03(a), the Loan (including the Deferred Tranches) shall be made as part of a Borrowing consisting of the Loan made by the applicable Lenders ratably in accordance with their applicable Commitments (Loan); provided, however, that the failure of any Lender to make its portion of the Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make the Loan required to be made by such other Lender).

(b)    Each Lender may at its option make its portion of the Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such portion of the Loan; provided that any such Affiliate shall have provided “know your customer” information to the Administrative Agent and the Administrative Agent shall have confirmed that such information is acceptable and complete, and provided, further that any exercise of such option shall not affect the obligation of the Borrower to repay such portion of the Loan, nor the right of such Lender to receive all payments of interest and principal with respect to such portion of the Loan, in each case in accordance with the terms of this Agreement.

(c)    Each Lender shall make the portion of the Loan required to be made by it hereunder (other than the Deferred Tranches) on the proposed date thereof by wire transfer of immediately available funds to such account in London as the Administrative Agent may designate not later than 12:00 p.m., London time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the Borrowing Request or, if the Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of the Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of the Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loan comprising the Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s portion of the Loan as part of the Borrowing for purposes of this Agreement.

(e)    Subject to Section 6.19, a Borrowing under the Deferred Tranches shall, on each Repayment Date of the Loan falling during the relevant Deferral Period, be deemed to be made available in an amount equal to the Deferred Portion of the Loan in respect of, and as at, that Repayment Date. Each such Borrowing shall be automatic and notional only, and effected by means of a book entry to finance the repayment instalment of the Loan then due.

SECTION 2.03. Option Selection and Borrowing Procedure. (a)     On or prior to the Option Selection Date, the Borrower shall deliver to the Administrative Agent the Option Selection Notification. The Loan and Credit Support, if any, shall be in accordance with the provisions of Option 1 or Option 2 as selected by the Borrower in the Option Selection Notification. If the Borrower fails to deliver an Option Selection Notification to the Administrative Agent on or prior to the Option Selection Date, the Borrower will be deemed to have selected Option 2.

(b)   In order to request the Borrowing (other than a Borrowing under the Deferred Tranches), the Borrower shall notify the Administrative Agent of such request in writing not later than 12:00 (noon), London time, five (5) Business Days before a proposed Borrowing. Such Borrowing Request shall be irrevocable and shall specify the following information: (i) the date of the Borrowing (which shall be a Business Day); (ii) the number and location of the account to which funds are to be disbursed; and (iii) the amount of the Borrowing. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

(c)    Amounts paid or prepaid in respect of the Loan may not be reborrowed.

SECTION 2.04.     Evidence of Debt; Repayment of Loan. (a)     The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of the portion of the Loan of such Lender as provided in Section 2.11.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the portion of the Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)    The Administrative Agent shall maintain accounts in which it will record (i) the amount of the Loan made hereunder and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or Holdings and each Lender’s share thereof.

(e)    The entries made in the accounts maintained pursuant to paragraph (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided, however, that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loan in accordance with its terms.

SECTION 2.05.    Fees. (a)    The Borrower shall pay all fees payable pursuant to each of the Fee Letters at the times and in the amounts specified therein.

(b)    The Borrower agrees to pay to each Lender Party and GIEK, through the Administrative Agent, on the last Business Day of March, June, September and December in each year, beginning with the last Business Day of March 2018, and on each date on which the Commitment of such Lender Party or GIEK shall expire or be terminated as provided herein, the Commitment Fees. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c)   The Administrative Agent shall distribute any Commitment Fees, any Option 2 ECA Premium it receives as a component of the Option 2 Applicable Rate, or any Option 1 ECA Premium it receives as a component of the Option 1 Applicable Rate, to GIEK. The Administrative Agent shall distribute all other fees to the applicable payee set forth in the definitions of Commitment Fees and Applicable Rate.

(d)    All Fees shall be paid on the dates due, in immediately available funds, to the Collateral Agent for its own account or, as applicable, to the Administrative Agent for distribution to the appropriate Lender Parties and/or GIEK. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06.     Interest on Loan and Premium on Credit Support. (a) Subject to the provisions of Section 2.07, the Loan (including the Deferred Tranches) shall bear interest and the Credit Support shall accrue premium (computed on the basis of the actual number of days elapsed over a year of 360 days and calculated from and including the date of the Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Applicable Rate in effect from time to time.

(b)   Interest on the Loan (including the Deferred Tranches) and premium on the Credit Support shall be payable in arrears at the end of each Interest Period (including during each Deferral Period) (each such date being called an “Interest Payment Date”), except as otherwise provided in this Agreement. The Applicable Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. For the avoidance of doubt, the aggregate amount of Credit Support that shall accrue premium hereunder shall never exceed the aggregate amount of Loans that are outstanding.

SECTION 2.07.    Default Interest. Notwithstanding the foregoing, at any time after the occurrence and during the continuance of an Event of Default pursuant to paragraph (g) or (h) of Article VII, or if any principal of or interest on the Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, then the overdue Payment Obligations shall, to the extent permitted by applicable Law, bear interest, after as well as before judgment, payable on demand at a rate per annum equal to the Applicable Rate plus 2.00% per annum.

SECTION 2.08.     [Intentionally Omitted.]

SECTION 2.07.    Termination and Reduction of Commitments. (a) All Commitments (other than in respect of the Deferred Tranches) shall automatically terminate upon the making of the Loan.

(b) Upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the  Commitments (Loan) (other than in respect of the Deferred Tranches); provided, however, that each partial reduction of each of the Commitments (Loan) shall be in a minimum amount of $2,000,000 and provided, further, such notice may be conditioned upon the effectiveness of other credit facilities or the receipt of proceeds or the issuance of debt or the occurrence of any other transaction, in which case, such notice may, with two (2) Business Days prior written notice to the

Administrative Agent, be revoked if such other credit facilities do not become effective, such proceeds are not received, such debt is not issued or such other transaction is not consummated. The Administrative Agent shall promptly advise the Lender Parties and GIEK of any notice given (and the contents thereof) pursuant to this Section 2.09.

           (c) Each reduction in the Commitments (Loan) hereunder shall be made ratably among the Lenders in each Tranche in accordance with their respective applicable Commitments (Loan). Effective concurrently with a reduction in Commitments (Loan), the aggregate Commitments (Credit Support) of the Credit Support Providers in each Tranche shall be reduced by the same amount of the reduction in the Loan, with such reduction being made ratably among the Credit Support Providers in each Tranche in accordance with their respective Commitments (Credit Support). The Borrower shall pay to the Administrative Agent for the account of the applicable Lender Parties and GIEK, on the date of each termination or reduction, the Commitment Fees (if any) on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10.    [Intentionally Omitted.]

SECTION 2.11.    Repayment. (a) Subject to Section 2.11(b), the Borrower shall pay to the Administrative Agent, for the account of the Lenders, on each Interest Payment Date (each such date being called a “Repayment Date”), commencing on the first Interest Payment Date after one complete Interest Period after the Drawdown Date, a principal amount of the Loan (as adjusted from time to time pursuant to Sections 2.11(c), 2.12 and 2.13(b)), together in each case with accrued and unpaid interest on the principal amount of the Loan to be paid to but excluding the date of such payment, in an amount equal to the applicable Scheduled Repayment Amount.

(b)   Section 2.11(a) shall not apply to principal repayments of the Deferred Tranches. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on each Repayment Date commencing on the first Interest Payment Date after the end of the Second Deferral Period, a principal amount of the Borrowing in respect of the Deferred Tranches (as adjusted from time to time pursuant to Sections 2.11(c), 2.12 and 2.13(b)), together in each case with accrued and unpaid interest on the principal amount of each Deferred Portion to be paid to but excluding the date of such payment (and without prejudice to the Borrower’s obligation to pay accrued interest on the Loan (including the Deferred Tranches) during each Deferral Period pursuant to Section 2.06), in an amount equal to the applicable Scheduled Repayment Amount for the relevant Deferred Tranche.

(c)    All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

(d)    Holdings and the Borrower acknowledge and agree that the Amortization Schedule has been prepared on the assumption that the Deferred Tranches shall be utilized in full. If such assumption proves to be incorrect, the Administrative Agent shall prepare a new Amortization Schedule and provide the same to the other Parties, which replacement Amortization Schedule shall reflect a ratable adjustment to reflect the actual utilization of the Deferred Tranches and, absent manifest error, shall be deemed to form part of this Agreement from its delivery.

SECTION 2.12.    Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay the Loan (including the Deferred Tranches), in whole or in part, upon at least ten (10) Business Days’ prior written notice to the Administrative Agent before 12:00 (noon), London time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000. The Administrative Agent shall promptly advise the Lenders of any notice given (and the contents thereof) pursuant to this Section 2.12.

(b)    Provided that the maturity date of the Commercial Tranche is extended until at least the eighth (8th) anniversary of the Drawdown Date, the Borrower shall have the right at any time and from time to time after such eighth (8th) anniversary, with the prior written consent of EK (acting on the instructions of GIEK in its sole discretion), to (i) if the Borrower has selected Option 1, repay the portion of the Loan guaranteed by the EK Guarantors or (ii) if the Borrower has selected Option 2, repay the portion of the Loan of the Commercial Lenders and elect that such repayment is made on a non-ratable (but, for the avoidance of doubt, pari passu) basis in respect of the portion of the Loan that was made by the Commercial Lenders. Upon such repayment, the portion of the Loan provided by the Commercial Lenders shall be deemed repaid and EK shall execute the documentation necessary to evidence the cancellation of the applicable EK Guarantees as reasonably requested by the EK Guarantors, and the Agents shall execute any documentation reasonably requested to evidence such repayment and cancellation.

(c)    Optional prepayments of the Loan under this Agreement shall be applied ratably among the Lenders in inverse order of maturity of the remaining installments, but excluding any payments due at maturity unless otherwise specified, provided that the Borrower shall always be entitled to prepay the Deferred Tranches in full.

(d)    Each notice of prepayment shall specify the prepayment date (which shall be a Business Day) and the principal amount of the Borrowing (or portion thereof) to be prepaid and shall commit the Borrower to prepay the Borrowing by the amount stated therein on the date stated therein; provided, however, such notice may be conditioned upon the effectiveness of other credit facilities or the receipt of proceeds or the issuance of debt or the occurrence of any other transaction, in which case, such notice may, with two (2) Business Days prior written notice to the Administrative Agent, be revoked if such other credit facilities do not become effective, such proceeds are not received, such debt is not issued or such other transaction is not consummated. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty other than Break Costs for CIRR where Option 1 is selected by Borrower and Break Costs for LIBOR where Option 2 is selected by Borrower and a Breakage Event has occurred. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13.    Mandatory Prepayments and Commitment Reductions.

(a)     If (i) either the Vessel or all or substantially all of the Equity Interests in the Borrower are sold or otherwise disposed of in whole or in part, (ii) the Vessel suffers a Total Loss or (iii) the Vessel is expropriated, arrested, confiscated, requisitioned, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim and the Borrower fails to procure the release of the Vessel within a period of 180 days thereafter, the entire Loan shall be payable on demand (or, if prior to the Drawdown Date, the Commitments (Loan) shall be automatically terminated (without further action of the Borrower being required)).

(b)    Mandatory prepayments of the Loan under this Agreement shall be applied in inverse order of maturity of the remaining installments.

(c)    If at any time there is a Law binding upon a Lender Party or GIEK in any jurisdiction which renders it unlawful for such Lender Party or GIEK to perform any of its obligations or to exercise any of its rights under this Agreement or any of the other Loan Documents, the EK Guarantee, or the ECA Guarantee, or for any Lender to contribute to or maintain or fund its portion of the Loan:

(i)	such Lender Party or GIEK shall promptly notify the Administrative Agent upon becoming aware of such event;

(ii)	upon the Administrative Agent notifying the Borrower, the Commitment of such Lender Party will be immediately cancelled; and

(iii)

to the extent that the Lender’s Loan has not been assigned pursuant to Section 9.04, the Borrower shall repay (without any fees, premium or penalty) all amounts owing to the Lender on the last day of the Interest Period occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Law).

(d)    If the ECA Put Option is exercised, all outstanding amounts under the GIEK-covered Tranche shall be repaid on the Commercial Tranche Maturity Date. Upon receipt on or prior to the date that is seventy (70) days prior to the Commercial Tranche Maturity Date of evidence satisfactory to the ECA Agent that the refinancing or extension of the Commercial Tranche has been committed, the ECA Agent shall provide written notice thereof to GIEK.

(e)    If the credit rating of an EK Guarantor providing an EK Guarantee falls below Baa2 by Moody’s, BBB by S&P and/or BBB by Fitch Ratings, Inc. (as available), EK shall be entitled to demand that the relevant EK Guarantee be replaced with a new EK Guarantee from a financial institution acceptable to EK within sixty (60) days after such request has been made (a “Replacement EK Guarantee”) (provided that, for the avoidance of doubt, the Administrative Agent shall not be responsible for sourcing such a replacement financial institution). If no Replacement EK Guarantee is obtained, the Administrative Agent (acting on the instructions of the Lender Parties and GIEK) shall immediately declare that the portion of the Loan covered by the relevant EK Guarantee be payable to EK and EK shall execute the documentation necessary to evidence the cancellation of the relevant EK Guarantee as reasonably requested by the relevant EK Guarantor.

(f)   If any Credit Support, once issued, shall, for any reason (other than in accordance with its terms), cease to be in full force and effect (including but not limited to if any Credit Support shall be declared by a court of competent jurisdiction to be null and void), or any Credit Support Provider shall deny in writing that it has any further liability under the Credit Support, the Administrative Agent shall immediately declare that the Loan be payable in an amount equal to the Credit Support of such Credit Support Provider on a pro rata basis in accordance with Section 2.17.

(g)    If for any reason the Shipbuilding Contract Price is reduced after the Drawdown Date, the disbursed amount in excess of the amount equal to 80% of the Shipbuilding Contract Price (as so reduced) less any prepayments or repayments of principal made since the Drawdown Date, shall immediately become due and payable by the Borrower to the Lenders on the effective date of such reduction. For the avoidance of doubt, payments in respect of warranty, breach, indemnity and similar claims shall not constitute reductions in the Shipbuilding Contract Price after the Drawdown Date.

(h)    If (i) the Shipbuilding Contract is terminated prior to the Delivery Date or (ii) the Vessel has not been delivered to the Borrower by the Builder pursuant to the Shipbuilding Contract prior to the last day of the Availability Period, the Commitment (Loan) and Commitment (Credit Support) shall be automatically terminated (without further action of the Borrower being required).

(i)   In addition to any other mandatory repayments or Commitment reductions pursuant to this Section 2.13 or any other Section of this Agreement, but without duplication, if during the period from April 1, 2020 to the date of the repayment in full of the Deferred Tranches:

(i)

Holdings or any Group Company declares, makes or pays any Restricted Payment (other than pursuant to: (A) any Convertible Notes whose issuance was permitted by clause (iv) below; or (B) any Permitted Convertible Note Hedging Agreement that is entered into contemporaneously and in connection with such issue of Convertible Notes);

(ii)	Holdings or any Group Company makes any payment of any kind under any shareholder loan, other than:

(A)          to Holdings or any other Group Company; or

(B)          any payment of any kind under the Natural Habitat Loan;

(iii)

Holdings or the Borrower issues any new Equity Interests or options, warrants or other rights for the acquisition or exchange of new Equity Interests, in each case in exchange for Net Cash Proceeds, except between June 1, 2020 and March 31, 2022 (or such later date as may, with the prior consent of GIEK, be agreed between Holdings and the Administrative Agent) for the purpose of providing crisis and recovery-related capital (as contemplated in the Principles); or

(iv)

Holdings or any Group Company incurs any Indebtedness for borrowed money in excess of $10,000,000 in the aggregate (excluding interest, fees and similar amounts) not outstanding or committed as of the First Deferral Effective Date, except:

(A)          any Indebtedness incurred for the purpose of financing the payment of any scheduled pre-delivery or delivery instalment of the purchase price of a vessel to be owned by Holdings or any Group Company; or

(B)          any Indebtedness incurred between June 1, 2020 and March 31, 2022 (or such later date as may, with the prior consent of GIEK, be agreed between Holdings and the Lenders) for the purpose of providing crisis and recovery-related Indebtedness (as contemplated in the Principles and including, for the avoidance of doubt, any borrowings under the Main Street Lending Program and any other similar programs made available or sponsored by the U.S. Federal Reserve relating to COVID-19 that are not materially less favourable to Holdings or any Group Company than the Main Street Lending Program), the Administrative Agent may, and shall if so directed by the Required Lenders or GIEK, declare that the Deferred Tranches be payable on demand on the date specified in such notice.

For the purposes of this Section 2.13(i), Holdings shall certify whether a transaction is “for the purpose of providing crisis and recovery-related” capital or Indebtedness (as applicable), which certificate shall be in form and substance satisfactory to the Administrative Agent (acting on the instructions of the Lenders) and GIEK.

SECTION 2.14.    Reserve Requirements; Change in Circumstances.

(a)    Notwithstanding any other provision of this Agreement, if any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in LIBOR); (ii) subject any Lender to any Taxes (other than (A) Excluded Taxes or (B) Indemnified Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on such Lender or the London interbank market any other condition affecting this Agreement; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender, upon demand such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction in the amount received or receivable.

(b)    If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loan made to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    A certificate of a Lender setting forth in reasonable detail the basis for and the calculation of the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)    Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed; provided that no Lender shall claim any compensation under this Section unless such Lender is generally seeking similar compensation from similarly situated borrowers.

SECTION 2.15.    [Intentionally Omitted.]

SECTION 2.16.    CIRR and LIBOR Breakage. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of the Loan prior to the end of the Interest Period in effect therefor, (ii) any portion of the Loan to be made by such Lender not being made after notice of payment of the Loan shall have been given by the Borrower hereunder (regardless of whether such notice may be revoked under Section 2.12(d) and is revoked in accordance therewith) or (iii) where Option 1 is selected by the Borrower, such Lender receiving or being deemed to receive any amount on account of the principal of the Loan pursuant to Section 2.12 or 2.13 (any of the events referred to in this sentence being called a “Breakage Event”). In the case of any Breakage Event, such loss shall include an amount equal to Break Costs for CIRR where Option 1 is selected by Borrower and Break Costs for LIBOR where Option 2 is selected by Borrower. A certificate of any Lender setting forth in reasonable detail the basis for and the calculation of the amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall, within five (5) Business Days of receiving a certificate from any Lender, pay all amounts set forth in such certificate.

SECTION 2.17.    Pro Rata Treatment. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders the Borrowing, each payment or prepayment of principal of the Borrowing, each payment of interest on the Loan and premium on the Credit Support, each payment of the Commitment Fees and each reduction of the Commitments shall be allocated pro rata among the Lender Parties of each Tranche in accordance with their respective applicable Commitments (Loan) or Commitments (Credit Support) (or, if such Commitments shall have expired or been terminated, on a pari passu basis in accordance with the outstanding amounts of their respective Loans and Credit Support provided pursuant hereto). Each Lender agrees that in computing such Lender’s portion of the Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of the Borrowing to the next higher or lower whole dollar amount.

SECTION 2.18.  Sharing of Setoffs. Solely with respect to the Loan, each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of the Loan as a result of which its unpaid principal portion of the Loan shall be proportionately less than its unpaid principal portion of the Loan of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the portion of the Loan of such other Lender so that the aggregate unpaid principal amount of its portion of the Loan and participations in the Loan held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Loan then outstanding as the principal amount of its portion of the Loan prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of the Loan outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loan. The Borrower expressly consents to the foregoing arrangements and agree that any Lender holding a participation in the Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made its portion of the Loan directly to the Borrower in the amount of such participation. No Lender is obliged to share with any other Lender any amount which such Lender has received or recovered from a Credit Support Provider.

SECTION 2.19.    Payments. (a)  The Borrower shall make each payment (including principal of or interest on the Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), London time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Citibank Europe plc, UK Branch, 25 Canada Square, London, United Kingdom, E14 5LB. All payments received by the Administrative Agent after 12:00 (noon) London time, shall be deemed received on the next Business Day (in the Administrative Agent’s sole discretion) and any applicable interest shall continue to accrue. The Administrative Agent shall promptly distribute to each Lender Party, to GIEK, or to the Collateral Agent any payments received by the Administrative Agent on behalf of such Lender Party, GIEK, or the Collateral Agent, as the case may be. Each payment to be made by the Borrower hereunder shall be made in dollars.

(b)    Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on the Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to the Administrative Agent, at a rate reasonably determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

SECTION 2.20.    Taxes. (a)  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes. If any applicable Law (as determined in the good faith discretion of any Loan Party) requires the deduction or withholding of any Tax from any such payment by an applicable Loan Party, then such Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes, then the sum payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions have been made (including deductions applicable to additional sums payable under this Section), the Administrative Agent, the Collateral Agent, or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law any Other Taxes.

(c)    The Loan Parties shall severally indemnify each Lender and Agent (other than the Administrative Agent), within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Lender or Agent (other than the Administrative Agent), or required to be withheld or deducted from a payment to such Lender or Agent (other than the Administrative Agent) (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and the calculation of the amount of such payment or liability delivered to the Borrower (with a copy to the Administrative Agent) by a Lender, or by the Administrative Agent on behalf of itself or a Lender, or by the Collateral Agent on behalf of itself, shall be conclusive absent manifest error.

(d)   [Intentionally omitted].

(e)   As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)     (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)    each Lender that is a U.S. Person, shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and duly executed original copies of IRS Form W-9 or successor form certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)   each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter after the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	two accurate, complete, original and signed copies of IRS Form W‑8ECI or successor form;

(3)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Holdings within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or BEN-E, as applicable; or

(4)

in the case of such a Foreign Lender that is not the beneficial owner of payments hereunder (including a partnership or a participating Lender Party), (x) two accurate, complete, original and signed copies of IRS Form W‑8IMY or successor form on behalf of itself and (y) an IRS Form W-8ECI or W-8BEN or BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G on behalf of such beneficial owner(s);

(C)   any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and

(D)   if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine the amount to deduct and withhold from such payment and, if any Lender fails to provide such documentation, such Lender shall be deemed non-compliant and the Borrower shall be obligated to make necessary deductions to payments. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any change in circumstances which would modify or render invalid any form or certification provided pursuant to this Section 2.20, it shall promptly update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)    At no time shall any Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person.

(h)    Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)    For purposes of this Section 2.20, the term “applicable Law” includes FATCA.

SECTION 2.21.    Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

(a)    In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) [intentionally omitted], (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender becomes a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender, as the case may be, and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (v) above, all of its interests, rights and obligations with respect to the portion of the Loan or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any Law and (y) the Borrower or such Eligible Assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding portion of the Loan of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including (x) the premium, if any, that would have been payable pursuant to Section 2.12(b) if such Lender’s portion of the Loan had been prepaid on such date and (y) any amounts under Sections 2.14, 2.16 and 9.05 (as to events arising prior to the date of assignment); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder; and provided, further, that no such transfer and assignment shall be completed until the Administrative Agent has confirmed that it has received “know your customer” information, and has confirmed that such information is acceptable and complete, regarding the relevant Eligible Assignee. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance (provided that any Assignment and Acceptance executed and delivered by the Administrative Agent pursuant to the power of attorney granted hereby shall be in the form of Exhibit B) necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a). The Administrative Agent shall promptly notify the applicable Lender in respect of any Assignment and Acceptance pursuant to this Section 2.21.

(b)    If (i) any Lender shall request compensation under Section 2.14, (ii) [intentionally omitted] or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

Notwithstanding the foregoing, no Lender shall seek compensation under Section 2.14 or 2.16 unless such Lender is generally seeking similar and proportionate compensation from similarly situated borrowers.

SECTION 2.22.    [Intentionally Omitted.]

SECTION 2.23.    [Intentionally Omitted.]

SECTION 2.24.    [Intentionally Omitted.]

SECTION 2.25.    [Intentionally Omitted.]

SECTION 2.26.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    Any amount payable to any Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender and subject to any applicable Laws, be applied at such time or times as may be determined by the Borrower (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, if so determined by the Borrower, held in a deposit account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iii) third, as the Borrower may request, to the funding of any portion of the Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent, (iv) fourth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the portions of the Loan of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any portions of the Loan of any Defaulting Lender. The Administrative Agent may disclose the identity of a Defaulting Lender to the other Lender Parties, to GIEK, and to the Loan Parties upon the request of the Borrower or of the Required Lenders.

(b)    The rights and remedies against a Defaulting Lender under this Section 2.26 are in addition to other rights and remedies that the Borrower, the Administrative Agent and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 2.26 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

(c)    A Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.08(b).

(d)    If the Borrower, the Administrative Agent and each Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loan of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loan to be held pro rata by the Lenders in accordance with the Commitments, whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.27.    Benchmark Replacement Setting.

(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent (acting on the instructions of the Required Lenders) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any Benchmark Replacement Date and the related Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (iv) the commencement of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 2.27 may be provided, at the option of the Administrative Agent (in its discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.27 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.27.

(d)   Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the component of the Option 2 Applicable Rate based upon LIBOR will not be used in any determination of the Option 2 Applicable Rate and the component of the Option 2 Applicable Rate based upon LIBOR shall (without prejudice to the other components of the Option 2 Applicable Rate) be replaced by a rate equal to each Lender’s applicable cost of funds (as notified to the Borrower in writing by each Lender). During any Benchmark Unavailability Period, the component of the applicable Lenders’ cost of funds rate based upon LIBOR will not be used in any determination of such cost of funds rate.

(F)    Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to USD LIBOR (or any other Benchmark) or have the same volume or liquidity as did USD LIBOR (or any other Benchmark), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.27 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (d) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.27.

(G)    Certain Defined Terms. As used in this Section titled “Benchmark Replacement Setting”:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section 2.27.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section 2.27.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent (in consultation with the Required Lenders) and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this

Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.27 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.27.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of the following on or after December 31, 2020:

(1) a notification by the Administrative Agent to (or the request by the Borrower or the Required Lenders to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

ARTICLE III

    Representations and Warranties

Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, each of the Lender Parties and GIEK as of the Closing Date and the Drawdown Date (provided that the representations and warranties contained in Sections 3.01, 3.02, 3.03 and 3.10 are furthermore repeated on an annual basis in connection with the delivery of annual audited financial statements), that:

SECTION 3.01.    Organization; Powers. Each of Holdings and the Borrower (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (to the extent such status or an analogous concept applies to such an organization), (b) has all requisite organizational power and authority to own its material property and assets and to carry on its business in all material respects, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party and, in the case of the Borrower, to borrow hereunder; except in the case of clause (a) or (c), to the extent the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02.    Authorization. The Loan Documents (a) have been duly authorized by the Loan Parties by all requisite corporate, limited liability company, and, if required, stockholder or other applicable action and (b) will not (i) violate (A) any provision of Law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents of the Loan Parties, (B) any order of any Governmental Authority or (C) any provision of the Existing Credit Facility or any material indenture, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound or (ii) result in the creation or imposition of any Lien upon any property or assets of the Loan Parties (other than any Lien created hereunder or under the Security Documents), except in the case of clause (b)(i), to the extent the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.03.    Enforceability, Admissibility in Evidence, Governing Law and Enforcement. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and each such Loan Document is, or will be when executed and delivered by each Loan Party thereto, admissible in evidence in the jurisdiction of such Loan Party’s organization. The choice of New York law or any other applicable law as the governing law of any Loan Document should be recognized and enforced in the jurisdiction of organization of each of Holdings and the Borrower. Any judgment obtained in a New York court of proper jurisdiction against Holdings or the Borrower in respect of a Loan Document should be recognized and enforced in the jurisdiction of organization of each of Holdings and the Borrower subject to any statutory or other conditions or limitations of such jurisdiction.

SECTION 3.04.    Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or any other person is or will be required in connection with the Transactions, except for (a) the filing of UCC financing statements, if applicable, (b) recordation of the Vessel Mortgage with the statutory register of the Flag State on the Drawdown Date or otherwise and (c) such as either have been made or obtained and are in full force and effect or the failure to make or obtain the same would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.    Financial Statements; Projections.

        (a)     Holdings has heretofore furnished to the Administrative Agent its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for the fiscal year ended December 31, 2016, audited by and accompanied by the opinion of Marcum LLP. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of Holdings and its consolidated Group Companies as of such dates and for such periods subject to year-end adjustments and the absence of footnotes. Such financial statements were prepared in accordance with GAAP applied on a consistent basis except as otherwise noted therein.

(b)   Holdings has heretofore delivered to the Administrative Agent a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of Holdings as of December 31, 2017, in each case adjusted to give effect to the Transactions, the other transactions related thereto and such other adjustments as are reflected in the agreed upon model dated November 1, 2017, heretofore provided to the Mandated Lead Arranger (the “Pro Forma Financial Statements”). Such Pro Forma Financial Statements have been prepared in good faith by Holdings, are based on assumptions that are believed by management of Holdings on the Closing Date to be reasonable, are based on the best information available to Holdings as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly in all material respects on a pro forma basis the estimated consolidated financial position of Holdings and its consolidated Group Companies as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

SECTION 3.06.    No Material Adverse Change. No event, change or condition has occurred that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the business, assets, results of operations or financial condition of the Loan Parties, taken as a whole, since the Closing Date.

SECTION 3.07.    Title to Properties; Intellectual Property.

(a)     Borrower has good and valid title to, or valid leasehold interests in, all its material properties and assets (excluding all of its Intellectual Property Rights but including the Vessel), except as would not reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Permitted Liens.

(b)    Provided that the Drawdown Date has occurred, (i) the Borrower has good and valid title to the Vessel, free and clear of Liens, other than Permitted Liens, and is the sole, legal and beneficial owner of the Vessel, (ii) the Vessel is registered in the name of the Borrower with the Flag State, (iii) the Vessel is operationally seaworthy and fit for service, (iv) the Vessel is classed with a Classification Society, free of all overdue requirements and other recommendations, (v) the Vessel is operated in all material respects in compliance with all Laws and (vi) the Vessel is maintained in all material respects in accordance with all requirements set forth in the Security Documents.

(c)    The Borrower owns, or is licensed or otherwise has the right to use, all patents, inventions, trademarks, service marks, trade names, domain names, copyrights, and registrations and applications for the foregoing, know-how, manufacturing processes, product designs, specifications, data, formulae, trade secrets and other intellectual property rights (collectively, the “Intellectual Property Rights”) that are necessary in all material respects for the conduct of its business as currently conducted (collectively, the “Company Intellectual Property Rights”), except for those the failure to own, license or have the right to use which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No material action, suit, arbitration, or legal, administrative or other proceeding (other than office actions or other proceedings in the ordinary course of prosecution before the United States Patent and Trademark Office or the United States Copyright Office or any foreign counterpart) is pending, or, to the knowledge of the Loan Parties, threatened in writing, which challenges the validity or effectiveness of any Company Intellectual Property Rights and which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.08.   Subsidiaries; Ownership of Borrower.

(a)     Borrower has no Subsidiaries.

(b)    100% of the Equity Interests of the Borrower are indirectly owned by Holdings and directly owned by Lindblad Maritime Enterprises Ltd..

(c)    As of the Closing Date, Holdings has (i) each of the Restricted Group Companies set forth on Schedule 3.08, and (ii) has no Unrestricted Group Companies.

SECTION 3.09.    Litigation; Compliance with Laws.

(a)     There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Loan Parties, threatened in writing against or affecting Holdings, the Group Companies or the Borrower or any business or material property of any such person (i) with respect to any Loan Document or (ii) which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)    Each of Holdings, Holdings’ Group Companies and the Borrower (i) is in compliance with all applicable Laws and (ii) has filed all applications and has obtained all licenses, permits and approvals or other regulatory authorizations of each Governmental Authority with regulatory authority over the activities of Holdings, Holdings’ Group Companies and the Borrower, other than where the failure to so be in compliance, make such filings or obtain such authorizations would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.10.    Agreements.  Neither Holdings nor the Borrower is in default, nor has there occurred any “event of default”, under any provision of any indenture or other agreement or instrument evidencing Material Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default or “event of default” would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.    Federal Reserve Regulations.

(a)     Neither Holdings nor the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)    No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of buying or carrying Margin Stock or for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12.    Investment Company Act. Neither Holdings nor the Borrower is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.13.    Use of Proceeds. The proceeds of the Credit Facility will be used by the Borrower only for the purposes set forth in Section 5.08.

SECTION 3.14.    Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, each of Holdings and the Borrower has filed or caused to be filed all U.S. federal and material state, local and non-U.S. Tax returns or materials required to have been filed by it and has paid or caused to be paid all material Taxes due and payable by it and all assessments received by it, except Taxes that may be paid without penalty or that are being contested in good faith by appropriate proceedings and for which Holdings or the Borrower, as applicable, has set aside on its books adequate reserves in accordance with GAAP.

SECTION 3.15.    No Material Misstatements. No written information, reports, financial statements, exhibits or schedules (other than projections, estimates, general market or industry data), taken as a whole, furnished by or on behalf of Holdings or the Borrower to the Administrative Agent, any Lender Party or GIEK in connection with the negotiation of any Loan Document, the EK Guarantee, or the ECA Guarantee, or included therein or delivered pursuant thereto (as modified or supplemented by other information so furnished), contains when furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that projections and pro forma financial information are based upon good faith estimates and assumptions believed to be reasonable by management at such time in the preparation of such information, report, financial statement, exhibit or schedule and when furnished; it being understood that such projections are inherently uncertain, are not a guarantee of financial performance, may vary from actual results, and that such variances may be material.

SECTION 3.16.    Employee Benefit Plans.

         (a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.

(b)   Each Foreign Pension Plan is in compliance in all material respects with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, none of the Borrower, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject the Borrower, directly or indirectly, to a tax or civil penalty which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to the Lender Parties and GIEK in respect of any unfunded liabilities in accordance with applicable Law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17.    Environmental and Social Matters. Neither the Borrower nor Holdings (i) has failed to comply with any Environmental Law, (ii) has failed to obtain or maintain or comply with any Environmental Approval or any other covenant, condition, restriction or agreement directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any Hazardous Materials in connection with the Vessel, (iii) is subject to any Environmental Claim or Social Claim, (iv) has received written notice of any claim with respect to any Environmental Claim or Social Claim that remains outstanding, or (v) has been, to the best of the Borrower’s knowledge and belief, threatened with any Environmental Claim or Social Claim, in each case, as would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18.    Insurance. Provided that the Drawdown Date has occurred, the Borrower has insurance in such amounts and covering such risks and liabilities as are required pursuant to Section 5.02.

SECTION 3.18.    Security Documents.

(a) Except as otherwise provided in Section 3.19(c), each Security Document in effect creates in favor of the Collateral Agent, for the ratable benefit of itself and the Secured Parties, a legal, valid and enforceable security interest in the Collateral to the extent intended to be created thereby and required therein and (i) upon the taking of possession or control by the Collateral Agent of the Pledged Collateral as required by the Collateral Agreement, the Liens created by the Collateral Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in such Pledged Collateral, in each case prior and superior in right to any other person, and (ii) when financing statements in appropriate form are accepted by the appropriate filing offices specified on Schedule 3.19(a), or when such other filings, instruments, delivery of notices, control agreements or other documents are made or delivered, as set forth in the relevant Security Documents, the Liens created under each Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in all Collateral in which a security interest therein may be perfected by the filing of financing statements in such offices, in each case prior and superior in right to any other person.

(b)    [Intentionally omitted.]

(c)    On and as of the Drawdown Date, the Vessel Mortgage will be effective to create in favor of the Collateral Agent, for the ratable benefit of itself and the Secured Parties, a legal, valid and enforceable Lien on all of the Borrower’s right, title and interest in and to the Vessel, and when the Vessel Mortgage is duly filed with the applicable filing office and all related recording fees paid, the Vessel Mortgage shall constitute a fully perfected Lien on all right, title and interest of the Borrower in the Vessel, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02 or by the Vessel Mortgage.

(d)    [Intentionally omitted.]

SECTION 3.20.    Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower pending or, to the knowledge of the Borrower, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower is bound.

SECTION 3.21.    Solvency. Immediately after the consummation of the Transactions and after giving effect to the application of the proceeds of the Loan, the Loan Parties and the Group Companies on a consolidated basis are Solvent.

SECTION 3.22.    Anti-Money Laundering Laws. To the extent applicable, each Loan Party is in compliance, in all material respects, with the USA PATRIOT Act, Directive (EU) 2015/849 and the Norwegian Anti-Money Laundering and Terror Financing Act of June 3, 2009, implemented to combat money laundering, as amended from time to time.

SECTION 3.23.    Sanctions Laws. None of Holdings, the Borrower or any Group Companies, nor, to the knowledge of Holdings and the Borrower, any employee, agent, controlled affiliate or representative thereof, is an individual or entity that is a Sanctioned Person or is in breach of Sanctions or, to its knowledge, subject to or involved in any complaint, claim, proceeding, formal notice, investigation or other action by any regulatory or enforcement authority or third party concerning any Sanctions.

SECTION 3.24.    Anti-Corruption Laws. Since January 1, 2012, Holdings, the Borrower and the Group Companies have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Norwegian Penal Code, sections 387-389, cf., section 15 and other similar applicable anti-corruption legislation and are instituting and will maintain policies and procedures reasonably designed to promote and achieve compliance with such Laws.

SECTION 3.25.    No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.26.    Pari Passu Ranking. Each Loan Party’s payment obligations under the Loan Documents to which it is, or is to be, a party rank at least pari passu with all its other unsecured and unsubordinated payment obligations of such Loan Party, except for obligations afforded priority by law.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make the Loan hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.    All Credit Events. On the Closing Date and the Drawdown Date (each such event being called a “Credit Event”), to the satisfaction of each of the Lenders:

(a)    All representations and warranties set forth in Article III and in each other Loan Document shall be true, correct and complete in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date; provided that to the extent such representations and warranties expressly relate to an earlier date, such representations and warranties shall be true, correct and complete in all respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true, correct and complete in all respects on and as of the date of such Credit Event or on such earlier date, as the case may be.

(b)    At the time of and immediately after such Credit Event and after giving effect to the use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (a) and (b) of this Section 4.01.

SECTION 4.02.    Conditions to Closing Date and Drawdown Date.

(a)    On the Closing Date, to the satisfaction of each of the Lender Parties and GIEK:

(i)

The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, and the Lenders, a customary written opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, New York and Delaware counsel for the Loan Parties and (ii) Conyers, Dill & Pearman, Cayman Islands counsel for the Borrower, and in each case, (A) dated the Closing Date and (B) addressed to the Administrative Agent, the Collateral Agent, and the Lenders, in relation to, inter alia, the Loan Documents to be executed on the Closing Date.

(ii)	There shall have been delivered to the Administrative Agent executed copies of each of this Agreement, the ECA Guarantee and the Fee Letters.

(iii)

The Administrative Agent shall have received a solvency certificate in the form of Exhibit H from the chief financial officer of Holdings certifying that Holdings and each of the Group Companies, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated thereby, is Solvent.

(iv)

The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or certificate of formation, as applicable, including all amendments thereto, of each Loan Party, certified or stamped as of a recent date by the Secretary of State or equivalent of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or a comparable government official, as applicable); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, memorandum and articles of association or other operating agreement, as applicable, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or members, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, certificate of formation or other constitutional documentation, as applicable, of such Loan Party, and all such amendments thereto as in effect on the Closing Date, have not been amended since the date of the last amendment thereto as certified in accordance with clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(v)

From December 31, 2016, there shall not have been any change, development, condition, occurrence, event or effect relating to Holdings or the Borrower that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

(vi)

All costs, fees, expenses and other compensation payable to the Lender Parties, GIEK, the Administrative Agent, the Collateral Agent, the Mandated Lead Arranger or the Global Co-ordinator on the Closing Date, including pursuant to this Agreement or any other Loan Document, to the extent documented and invoiced in reasonable detail at least one Business Day prior to the Closing Date, shall have been paid.

(vii)	[Intentionally omitted.]

(viii)	[Intentionally omitted.]

(ix)	[Intentionally omitted.]

(x)	[Intentionally omitted.]

(xi)	[Intentionally omitted.]

(xii)	The Lender Parties and GIEK shall have received the financial statements referred to in Section 3.05(a) and the Pro Forma Financial Statements.

(xiii)	[Intentionally omitted.]

(xiv)

At least three Business Days prior to the Closing Date, the Administrative Agent shall have confirmed that it has received such documentation and other evidence as is reasonably requested by the Administrative Agent, the Collateral Agent, a Lender Party or GIEK in order for each to carry out, and that each has carried out, all necessary “know your customer” or other similar checks which it is required to carry out in relation to the transactions contemplated by this Agreement, the EK Guarantee, the ECA Guarantee, and the other Loan Documents, including without limitation obtaining, verifying and recording certain information and documentation that will allow the Administrative Agent, each Lender Party and GIEK to identify each Loan Party in accordance with the requirements of the USA PATRIOT Act and the Norwegian Anti-Money Laundering and Terror Financing Act of June 3, 2009.

(xv)	[Intentionally omitted.]

(xvi)

The Administrative Agent shall have received a copy of the Shipbuilding Contract, which shall be in full force and effect, together with evidence acceptable to the Administrative Agent that Holdings or its Affiliate has paid an amount equal to $26,237,093.74 (constituting 20% of the Vessel purchase price in NOK as of the date of such payment as determined in accordance with the Shipbuilding Contract), each as certified by the Builder.

(xvii)

The Administrative Agent shall have received all documents required and reasonably requested by EK and GIEK, including satisfactory due diligence documentation pertaining to sustainability with respect to environmental and social issues and anti-corruption.

(b)    On the Drawdown Date, to the satisfaction of each of the Lender Parties and GIEK:

(i)

The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, and the Lenders, a customary written opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, New York and Delaware counsel for the Loan Parties, (ii) Conyers, Dill & Pearman, Cayman Islands counsel for the Borrower, (iii) McKinney Bancroft & Hughes, Commonwealth of the Bahamas counsel for the Borrower, and (iv) any and all other legal opinions that may be required by the Lenders (acting reasonably), in each case, (A) dated the Drawdown Date and (B) addressed to the Administrative Agent, the Collateral Agent, and the Lenders, in relation to, inter alia, the Loan Documents, the EK Guarantee and the ECA Guarantee, as applicable.

(ii)

The Administrative Agent shall have received a copy of each of the executed Security Documents in form and substance acceptable to the Secured Parties and registered (to the extent applicable to granting a Lien on the Collateral).

(iii)

The Administrative Agent shall have received (i) either a copy of the certificate or articles of incorporation or certificate of formation, as applicable, including all amendments thereto, of each Loan Party, certified or stamped as of a recent date by the Secretary of State or equivalent of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or a comparable government official, as applicable) or (y) written certification by such Loan Party’s Secretary or Assistant Secretary that such Loan Party’s certificate or articles of incorporation or formation certified and delivered to the Administrative Agent on the Closing Date pursuant to Section 4.02(a)(iv) remain in full force and effect on the Drawdown Date without modification or amendment; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Drawdown Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, memorandum and articles of association or other operating agreement, as applicable, of such Loan Party as in effect on the Drawdown Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or members, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, certificate of formation or other constitutional documentation, as applicable, of such Loan Party, and all such amendments thereto as in effect on the Drawdown Date, have not been amended since the date of the last amendment thereto as certified in accordance with clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; provided that to the extent any operating agreement or by-laws of any Loan Party are required to be delivered pursuant to this clause (ii) and were delivered and certified to the Administrative Agent on the Closing Date pursuant to Section 4.02(a)(iv), such required delivery under this clause (ii) may be satisfied, in lieu of such delivery, by a written certification by such Loan Party’s Secretary or Assistant Secretary that such previously delivered and certified operating agreement or by-laws remain in full force and effect on the Drawdown Date without modification or amendment since such original delivery; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(iv)

The Administrative Agent shall have received a solvency certificate in the form of Exhibit H from the chief financial officer of Holdings certifying that Holdings and each of the Group Companies, on a consolidated basis, are Solvent.

(v)

All costs, fees, expenses and other compensation payable to the Lender Parties, the Administrative Agent, the Collateral Agent, the Mandated Lead Arranger, GIEK or the Global Co-ordinator on the Drawdown Date, including pursuant to this Agreement, any other Loan Document, the EK Guarantee and the ECA Guarantee, to the extent documented and invoiced in reasonable detail at least one Business Day prior to the Drawdown Date, shall be paid upon the Borrowing of the Loan under the Credit Facility.

(vi)

The Administrative Agent shall have received a certificate, dated the Drawdown Date and signed by a Responsible Officer of Holdings, confirming compliance with the conditions precedent set forth in Section 4.01(a) and (b).

(vii)

The Administrative Agent shall have received, or the Builder shall have committed to deliver promptly after receipt of payment for the Vessel, each of the Vessel related documents and evidence set forth in Schedule 4.02(b)(vii).

(viii)	The Credit Support shall be in full force and effect.

(ix)	The Administrative Agent shall have received a letter of a process agent, acceptable to the Lender Parties, consenting to accept service of process on behalf of the Loan Parties.

(x)

The Administrative Agent shall have received evidence that all governmental and third party consents and approvals necessary, if any, in connection with the Transactions shall have been obtained, in form and substance satisfactory to the Administrative Agent (acting on the instructions of the Lender Parties and GIEK) and in full force and effect, or a certificate of Holdings that none are necessary.

(xi)

The Administrative Agent shall have received: (A) UCC lien searches and UCC financing statements in form appropriate for filing in all jurisdictions in order to perfect the Liens created under the Security Documents, (B) evidence that the Vessel Mortgage has been or will be recorded against the Vessel with the applicable registry under the Laws and flag of the relevant Flag State, and (C) all other filings, recordings, registrations, translations, stamping and other actions necessary or desirable in connection with, inter alia, the legality, validity and enforceability of the Loan Documents and any related finance and security documentation, including, for the avoidance of doubt and if applicable, all items as shall be required in connection with a refinancing of the Existing Credit Facility Agreement pursuant to Section 5.25.

(xii)

With respect to insurances, the Administrative Agent shall have received: (A) evidence that all insurances have been placed in accordance with Section 5.02 (including a schedule of such insurances), (B) an opinion from a reputable insurance consultant appointed by the Administrative Agent (on the instruction of the Lender Parties) on such insurances, and (C) evidence that approved brokers, insurers and/or associations have issued or will issue letters of undertaking in favor of the Collateral Agent in an approved form in relation to such insurances (to the extent that such insurances are permitted to be assigned under the Existing Credit Facility).

(xiii)

With respect to the Shipbuilding Contract, the Administrative Agent shall have received: (A) evidence that any authorizations required from any government entity for the export of the Vessel by the Builder have been obtained or a certificate by Borrower that no such authorizations are required, (B) evidence that the full contract price of the Vessel (as adjusted in accordance with its Shipbuilding Contract) will have been paid upon the Loan being made and that the Builder will not have any lien or other right to detain the Vessel on its Delivery, (C) the original or a copy, certified by a Responsible Officer to be a true and complete copy, of the builder’s certificate and any bill of sale conveying title to the Vessel to the Borrower and the protocol of delivery and acceptance, commercial invoice and any other delivery documentation required under the Shipbuilding Contract, and (D) evidence of assignment of the Shipbuilding Contract to the Borrower.

ARTICLE V

Affirmative Covenants

At all times on and after the Drawdown Date and prior to the Termination Date:

SECTION 5.01    Existence; Compliance with Laws; Businesses and Properties.

(a)     Each of the Borrower and Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05

(b)

(i)

Each of the Loan Parties shall (x) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations and registrations of and applications for patents, copyrights and trademarks material to the conduct of its business; provided, however, that the Loan Parties shall not be required to obtain, preserve or extend any such rights, licenses, permits, franchises, authorizations and registrations of and applications for patents, copyrights and trademarks if the obtainment, preservation or extension thereof is no longer desirable in the conduct of the business of the Loan Parties or the failure to obtain, preserve, renew, extend or keep in full force and effect thereof would not reasonably be expected to result in a Material Adverse Effect; and (y) comply in all material respects with all material applicable Laws (including, without limitation, the applicable Laws of the Flag State, the USA PATRIOT Act, FCPA and OFAC), rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except as could not reasonably be expected to result in a Material Adverse Effect;

(ii)

Borrower shall at all times take reasonable steps to maintain and preserve all tangible property material to the conduct of such business and keep such tangible property in good repair, working order and condition, ordinary wear and tear, obsolescence and casualty excepted, except as would not reasonably be expected to result in a Material Adverse Effect; provided, that, with respect to the Vessel the Borrower will maintain and keep the Vessel in such condition, repair and working order as is required by the Security Documents.

SECTION 5.02.    Insurance. Borrower shall:

(a)     maintain or cause to be maintained insurance in an amount and against such risks as is prudent;

(b)    cause all such policies covering any Collateral to be endorsed in a form satisfactory to the Administrative Agent (acting on the instruction of the Lender Parties and GIEK);

(c)    maintain with financially sound and reputable insurance companies, insurance with respect to any of its properties, other than the Vessel, and business against loss or damage of the kinds customarily insured against by persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such persons;

(d)    keep the Vessel insured at its expense against: (i) fire and usual marine risks in an amount which shall not be less than the Fair Market Value (including hull and machinery and hull interest/increased value or disbursement); (ii) war risks in an amount which shall not be less than the Fair Market Value (including war protection and indemnity risks, terrorism, piracy, and usual dispossession and/or confiscation, and including LPO 444 or other applicable equivalent); and (iii) protection and indemnity risks for the full tonnage of the Vessel in a protection and indemnity association or club member of the “International Group of P&I Clubs” in an amount equal to the maximum limit of cover generally available for such association or club but, in the case of pollution risks, for such amount (currently $1,000,000,000) as is from time to time deemed to be the maximum insurable amount for pollution risks available from protection and indemnity associations or clubs that are members of the “International Group of P&I Clubs”; and

(e)    promptly reimburse to the Administrative Agent on first demand the cost (as conclusively certified by the Administrative Agent (as instructed by the Required Lenders)) of taking out and keeping in force in respect of the Vessel on approved terms, or in considering or making claims under, a mortgagee’s interest insurance and a mortgagee’s interest additional perils (pollution risks) insurance for the benefit of the Secured Parties for an aggregate amount of up to 120% of the Loan.

(f)    If any of the insurances referred to in clause (d) above have been taken out on conditions other than the Nordic Marine Insurance Plan of 2013 (as amended from time to time) and/or form a part of a fleet cover, the Borrower shall procure that the insurers shall undertake to the Administrative Agent that they shall neither set off against any claims in respect of the Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel this insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Vessel if and when so requested by the Administrative Agent.

SECTION 5.03.    Obligations and Taxes. Each of the Borrower and Holdings shall pay its indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof, except, in each case, where the failure to pay or perform such items would not reasonably be expected to have a Material Adverse Effect; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or Holdings, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend enforcement of a Lien and, in the case of the Vessel, there is no risk of forfeiture of such property.

SECTION 5.04   Financial Statements, Reports, etc.    In the case of Holdings, furnish to the Administrative Agent who will distribute to each Lender Party and GIEK:

(a)    within 90 days after the end of each fiscal year ending after the Closing Date, an annual report on Form 10-K (or any successor form) containing its consolidated balance sheet and related statements of income and cash flows showing the financial condition of Holdings and its consolidated Group Companies as of the close of such fiscal year and the results of its operations and the operations of such Group Companies during such year, together with comparative figures for the immediately preceding fiscal year, all audited by independent public accountants of recognized international standing, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Holdings and its consolidated Group Companies on a consolidated basis in accordance with GAAP (except as otherwise expressly noted therein) and consistently applied;

(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year ending after the Closing Date, a quarterly report on Form 10-Q (or any successor form), containing its consolidated balance sheet and related statements of income and cash flows showing the financial condition of Holdings and its consolidated Group Companies as of the close of such fiscal quarter and the results of its operations and the operations of such Group Companies during such fiscal quarter and the then elapsed portion of the fiscal year, and, starting with the fiscal quarter ending after the Closing Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Holdings and its consolidated Group Companies on a consolidated basis in accordance with GAAP (except as otherwise expressly noted therein) consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)    [intentionally omitted];

(d)   concurrently with any delivery of financial statements under paragraph (a) or (b) above in respect of any period ending after the Closing Date, a compliance certificate of a Financial Officer substantially in the form of Exhibit E (i) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent (acting on the instructions of the Lender Parties and GIEK) demonstrating compliance with the covenant contained in Section 6.10;

(e)    not later than 90 days after the commencement of the fiscal year of Holdings beginning January 1, 2017, and 90 days after the commencement of each fiscal year thereafter, a consolidated budget for such fiscal year and for each quarter within such fiscal year, including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year in a form customarily prepared by Holdings and, promptly when available, any revisions of such budget (that Holdings in good faith determines to be material);

(f)    promptly after the same become publicly available, copies of all periodic and other material reports, proxy statements and other materials, if any, filed by Holdings or any Group Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission (it being understood that information required to be delivered pursuant to this clause (f) shall be deemed to have been delivered if such information, or one or more annual, quarterly or other periodic reports containing such information, shall be available on the website of the SEC at http://www.sec.gov);

(g)    promptly after the request by any Lender Party or GIEK, all documentation and other information that such Lender Party or GIEK reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Norwegian Anti-Money Laundering and Terror Financing Act of June 3, 2009;

(h)    promptly, such other information regarding the operations, business affairs and financial condition of Holdings or the Borrower, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request;

(i)    within five days after each date set forth in Section 6.19(a), a compliance certificate of a Financial Officer substantially in the form of Exhibit E (i) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent (acting on the instructions of the Lender Parties and GIEK) demonstrating compliance with the covenant contained in Section 6.19; and

(j)    as soon as the same become available, but in any event within five, 10 and 30 days after the end of, respectively, each monthly, bi-monthly and quarterly period beginning on June 1, 2020, the information required by section (F) of the Principles Information Package, with such information to be in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent (acting on the instructions of the Required Lenders).

Documents required to be delivered pursuant to this Section 5.04 may be delivered electronically.

SECTION 5.05.    Litigation and Other Notices. Each of the Borrower and Holdings shall furnish to the Administrative Agent (who will distribute to each Lender Party and GIEK) promptly after it is known to a Responsible Officer written notice, of the following:

(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)    the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings, the Borrower or any Group Company which would reasonably be expected to result in a Material Adverse Effect;

(c)    any development that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect

(d)    the commencement of any material Social Claim or Environmental Claim or (to the best of the Borrower’s knowledge and belief) any such Social Claim or Environmental Claim is threatened or any fact and circumstances which will or are reasonably likely to result in any material Social Claim or Environmental Claim being commenced or threatened against Holdings, the Borrower, the Bareboat Charterer, or the Vessel;

(e)    any accident to the Vessel involving material damage to the Vessel;

(f)    any expropriation, arrest, confiscation, requisition, seizure, taking, impound, forfeiture, or detention of the Vessel that continues for more than five (5) days; and

(g)    any occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss.

SECTION 5.06.    Information Regarding Loan Parties. (a) Each of the Loan Parties shall furnish to the Administrative Agent prompt written notice of any change (i) in its corporate name or entity type, (ii) in its jurisdiction of organization or formation, or (iii) in its Federal Taxpayer Identification Number.

(b)    If requested by the Administrative Agent, the Borrower shall furnish (i) an operating report for the Vessel showing the current location of the Vessel or (ii) written notice of any charters of the Vessel and copies of such charter, in each case, not more than once per fiscal quarter.

SECTION 5.07.    Maintaining Records; Access to Properties and Inspections.

(a)    The Borrower and Holdings shall keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP. The Borrower and Holdings will permit any representatives designated by the Administrative Agent or any Credit Support Provider in writing to visit and inspect the financial records and the properties of such person, including the Vessel, from time to time (but in the absence of an Event of Default, no more often than once during any calendar year) upon prior reasonable notice and at such reasonable times during normal business hours as shall be agreed to and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender Party to discuss the affairs, finances and condition of such person with the officers thereof and (provided that a representative of the Borrower is given the opportunity to be present) independent accountants therefor, all at the cost of the Borrower (which amounts shall be reasonable); provided that except during the existence of an Event of Default, the Borrower and Holdings shall not be responsible for the costs of more than one visit per calendar year. Notwithstanding anything to the contrary in this Section 5.07(a), none of the Borrower or Holdings will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) in respect of which disclosure to the Administrative Agent or any Lender Party (or their respective representatives or contractors) is prohibited by law or any binding agreement or (b) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, in the event that the Borrower or Holdings does not provide information that otherwise would be required to be provided hereunder in reliance on such exception, then the Borrower or Holdings shall use commercially reasonable efforts to (i) provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such law, rule or regulation or result in the breach of such binding contractual obligation or the loss of such professional privilege) and (ii) communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions and to eliminate such restrictions.

(b)    The Borrower shall permit, and shall procure that any charterers (if permitted hereunder) permit, one person appointed by the Administrative Agent to inspect the Vessel, for as long as no Event of Default has occurred, once a year at the cost of the Borrower upon the Administrative Agent giving prior written notice, and following the occurrence of an Event of Default, at any time at the Borrower’s cost.

(c)    The Borrower shall instruct the Classification Society to send to the Administrative Agent copies of all class records held by the Classification Society with respect to the Vessel.

(d)   The Borrower shall submit to or cause the Vessel to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the Flag State and to supply or to cause to be supplied to the Administrative Agent, copies of all survey reports and confirmations of class issued in respect thereof, whenever such is required by the Administrative Agent, however limited to one survey per year.

SECTION 5.08.    Use of Proceeds. The Borrower will use the proceeds of the Loan (other than the Deferred Tranches) to finance up to 80% of the purchase price of the Vessel under the Shipbuilding Contract. The Deferred Tranches shall be used only for the purpose of paying the relevant Deferred Portion.

SECTION 5.09.    Employee Benefits. The Borrower and Holdings shall (a) except as would not reasonably be expected to result in a Material Adverse Effect, comply with the provisions of ERISA and the Code applicable to any Plan and the Laws applicable to any Foreign Pension Plan and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any Responsible Officer of the Loan Parties knows that, an ERISA Event has occurred that, alone or together with any other ERISA Events would reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Loan Parties propose to take with respect thereto.

SECTION 5.10.    Compliance with Environmental Laws and Social Laws. The Loan Parties shall comply and undertake commercially reasonable efforts to cause all lessees and other persons occupying its properties to (i) comply with all Environmental Laws and Social Laws applicable to its operations and properties (including the Vessel and including, without limitation, requirements relating to the establishment of financial responsibility required by Environmental Laws with respect to Environmental Incidents); (ii) obtain and renew all Environmental Approvals necessary for its operations and properties; and (iii) conduct any remedial action required by Environmental Law or Social Law or by any Governmental Authority in accordance in all material respects with Environmental Laws or Social Laws; provided, however, that the Loan Parties shall be deemed to be in compliance with the foregoing so long as any breach thereof would not reasonably be expected to result in a Material Adverse Effect; provided, further, that neither Loan Party shall be required to undertake any remedial action required by Environmental Laws or Social Laws or any Governmental Authority to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP. The Loan Parties shall inform the Administrative Agent in writing as soon as reasonably practicable upon becoming aware of the same if any Social Claim or Environmental Claim has been commenced or (to the best of the Loan Parties’ knowledge and belief) is threatened against the Loan Parties or the Vessel, and of any fact and circumstances which will or are reasonably likely to result in any material Social Claim or Environmental Claim being commenced or threatened against the Loan Parties or the Vessel, provided that the Loan Parties will only have this obligation if the relevant Environmental Claim or Social Claim would be reasonably likely, if determined against the Loan Parties or the Vessel, as the case may be, to have a Material Adverse Effect.

SECTION 5.11.    Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 30 days without the Borrower, Holdings, or any applicable Group Company commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders though the Administrative Agent, the Borrower shall provide to the Lender Parties and GIEK within 60 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Lender Parties and indicating whether Hazardous Materials are present in violation of Environmental Law, and the estimated cost of any compliance or remedial action in connection with such Default.

SECTION 5.12.    Further Assurances. Each Loan Party shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, mortgages and deeds of trust) that may be required under applicable Law, or that the Required Lenders, GIEK, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created hereunder and by the Security Documents; provided that, notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Loan Parties shall not have any obligation to perfect any security interest or Lien, or record any notice thereof, in any Intellectual Property (as defined in the Collateral Agreement) included in the Collateral.

SECTION 5.13.    [Intentionally Omitted.]

SECTION 5.14.    Designation of Group Companies. Holdings may designate any Restricted Group Company (other than Borrower) as an Unrestricted Group Company or any Unrestricted Group Company as a Restricted Group Company; provided that immediately before and after giving effect to such designation, no Event of Default shall have occurred and be continuing.

SECTION 5.15.    Lender Calls. Holdings and Borrower will, upon the request of the Administrative Agent or the Required Lenders, use commercially reasonable efforts to participate in a conference call with the Administrative Agent, the Lender Parties and GIEK twice per calendar year at such a time as may be reasonably agreed to by the Borrower and the Administrative Agent.

SECTION 5.16.    Anti-Corruption Laws. The Borrower, Holdings, and the Restricted Group Companies shall conduct their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Norwegian Penal Code, sections 387-389, cf. section 15, Directive (EU) 2015/849 and other similar applicable anti-corruption legislation and shall institute and maintain policies and procedures reasonably designed to promote and achieve compliance with such Laws.

SECTION 5.17    [Intentionally Omitted.]

SECTION 5.18.    [Intentionally Omitted.]

SECTION 5.19.    [Intentionally Omitted.]

SECTION 5.20.    Vessel. The Loan Parties shall ensure that the Vessel will be:

(a)    registered in the name of the Borrower through the relevant Registry as a ship under the Laws and flag of the relevant Flag State;

(b)    classed with the relevant Classification free of all overdue requirements and recommendations of the relevant Classification Society; and

(c)    operated in material compliance with all provisions of the ISM Code, the ISPS Code, the International Labour Organization Maritime Labour Convention 2006, the Polar Code and all other Laws or regulations relating to the Vessel and the operation and management of the Vessel.

SECTION 5.21.    Ship’s Employment. Promptly following the Drawdown Date, the Borrower shall cause the Vessel to be delivered to, and accepted by, the Bareboat Charterer in accordance with the Bareboat Charter. Upon delivery and acceptance of the Vessel, the Borrower shall ensure that the Bareboat Charterer executes and delivers an Assignment of Insurances in favor of the Collateral Agent with respect to all insurances relating to the Vessel.

SECTION 5.22.     Isabella Clause. Each Loan Party shall perform its obligations under each Loan Document to which it is a party notwithstanding any failure by the Builder to fulfill its obligations under any commercial arrangement entered into with a Loan Party or otherwise and no Loan Party shall use any failure as an excise, defense, set-off or counterclaim in respect of its obligations under any Loan Document.

SECTION 5.23.    Fair Market Value of the Vessel.

         (a)     Subject to Section 5.23(b), on or before May 1 of each calendar year following the calendar year during which Delivery occurs, the Borrower shall furnish to the Administrative Agent appraisals for the Vessel in the form of desktop appraisals performed by two Approved Shipbrokers selected by the Borrower to determine the Fair Market Value of the Vessel as at the date of such valuation, showing the Fair Market Value of the Vessel to be at least 125% of the principal amount then outstanding under the Loan. The Fair Market Value for purposes of the previous sentence shall be deemed to be the arithmetic average of the valuations provided by the two Approved Shipbrokers selected, provided that, if the valuations of the two Approved Shipbrokers selected shall differ by more than 15% of the lower initial appraisal, a valuation shall be obtained from a third Approved Shipbroker appointed by Holdings subject to the prior written approval of the Administrative Agent on behalf of the Lender Parties, and, in such case, the Fair Market Value shall be deemed to be the arithmetic mean of all three valuations provided pursuant to this Section. The Loan Parties shall be responsible for all costs and expenses related to valuations provided in accordance with this Section 5.23(a).

(b)    Any breach of Section 5.23(a) may be cured at the Loan Parties’ option (i) by granting additional security acceptable to the Required Lenders in their discretion, which security shall be granted pursuant to documents and actions requested by the Collateral Agent on behalf of the Required Lenders in its discretion or (ii) by prepaying Loan principal in accordance with Section 2.12 in an amount sufficient such that the Fair Market Value determined in accordance with Section 5.23(a) shall be 125% of the Loan principal then outstanding. For the avoidance of doubt, failure to cure a breach of Section 5.23(a) in accordance with this Section 5.23(b) within thirty (30) days of the occurrence thereof shall give rise to an Event of Default under Section 7.01(n).

(c)    Notwithstanding any other provision in this Section 5.23, if at any time an Event of Default has occurred and is continuing or if any Agent (other than the Collateral Agent) or Lender Party makes a reasonable determination that an Event of Default is likely to occur, any such Agent or Lender Party may request, and the Borrower shall furnish, a valuation of the Vessel performed by an Approved Shipbroker in the form of a desktop appraisal, and the Loan Parties shall be responsible for all costs and expenses related to such valuation.

SECTION 5.24.    Authorizations. The Borrower and Holdings and all persons (whether officers, directors, employees, agents, or otherwise) who take any action with respect to the Loan, any Loan Document, or the Collateral shall be properly authorized to do so by all appropriate corporate formalities.

SECTION 5.25.    Refinancing of Existing Credit Facility. If Holdings refinances, or undertakes an amendment with similar effect with respect to, the Existing Credit Facility at any time after the Closing Date, it shall use all reasonable efforts to negotiate allowances to permit the Equity Interests in the Borrower to be pledged by its immediate owner pursuant to the Share Security and for the Borrower to be permitted to grant liens on all of its assets, including, for the avoidance of doubt, all shareholder loans, accounts, assignable claims under intra group loans, earnings and contracts (including the Bareboat Charter), all insurances in respect of the Vessel (including without limitation P&I insurances), and other assets that are customarily subject to a lien in non-recourse or limited-recourse vessel financings in each case pursuant to a Security Document executed in favor of the Secured Parties. Following the effectiveness of any such allowances, Holdings shall use all reasonable efforts to cause such Liens to be granted and perfected within 30 Business Days (or as promptly practicable thereafter).

SECTION 5.26.    Material Adverse Effect Under Other Financing Agreement. If any agreement evidencing any Material Indebtedness of Holdings provides for an event of default solely on the basis of the occurrence of a “material adverse effect”, “material adverse event” or “material adverse change” or equivalent term, the Borrower and Holdings agree to amend this Agreement to include an equivalent event of default.

SECTION 5.27.    Classification Letter. The Borrower shall duly execute and deliver to the Classification Society from time to time, a Classification Letter in respect of the Vessel and shall use commercially reasonable efforts to procure that the Classification Society shall, upon receipt of the Classification Letter, promptly execute and deliver to the Administrative Agent the undertaking appended to the Classification Letter.

ARTICLE VI

Negative Covenants

At all times on and after the Drawdown Date and prior to the Termination Date:

SECTION 6.01    Indebtedness. The Borrower shall not incur, create, assume or permit to exist any Indebtedness, except:

(a)    Indebtedness created hereunder and under the other Loan Documents;

(b)    Indebtedness under Hedging Agreements that are permitted to be secured by the collateral supporting the Existing Credit Facility and not entered into for speculative purposes, provided that no such Hedging Agreement shall be secured by the Collateral or any part thereof;

(c)    intercompany Indebtedness, provided that such intercompany Indebtedness is subordinate in all respects to the interests of the Secured Parties hereunder on terms acceptable to the Lender Parties;

(d)    Indebtedness under the Existing Credit Facility;

(e)    Indebtedness in respect of overdrafts and related liabilities and/or arising from cash management services (including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer, netting, ACH services and other cash management arrangements), incurred in the ordinary course of business and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of a daylight overdraft) drawn against insufficient funds in the ordinary course of business;

(f)   Indebtedness arising in connection with endorsements of instruments for deposit in the ordinary course of business; and

(g)    other Indebtedness in an aggregate principal amount not exceeding $500,000.00.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories above, the Borrower may, in its sole discretion, at the time of incurrence, divide or classify such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant.

SECTION 6.02.    Liens. The Borrower shall not create, incur, assume or permit to exist any Lien on the Collateral, except (collectively, the “Permitted Liens”):

(a)    any Lien created under the Loan Documents;

(b)    Liens for Taxes not yet due and payable or which are being contested in compliance with Section 5.03;

(c)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or which are being contested in compliance with Section 5.03;

(d)    Liens arising out of judgments, attachments or awards not resulting in an Event of Default;

(e)    any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;

(f)    Liens on the Vessel for collision or salvage;

(g)    Liens on the Vessel for master’s, officer’s or crew’s wages outstanding in accordance with usual maritime practice;

(h)    rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other financial institutions in the ordinary course of business;

(i)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and

(j)    other Liens securing obligations in an aggregate amount that does not exceed $500,000.

SECTON 6.03.    [Intentionally Omitted.]

SECTION 6.04.    Investments, Loan and Advances. The Borrower shall not purchase, hold or acquire any Equity Interests, evidences of indebtedness (by way of Guarantee or otherwise) or other securities of, make or permit to exist any loans or advances to, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets or a line of business of, any other person (all of the foregoing, collectively, “Investments”).

SECTION 6.05.    Mergers, Consolidations and Sales of Assets.

(a)    Borrower shall not merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired).

(b)    Holdings shall not sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) its assets if such sale, transfer, lease or disposition would constitute a sale of all or substantially all of Holdings’ assets or result in a material and adverse change to the business in which Holdings engages as of the Closing Date (as determined in good faith by Holdings).

SECTION 6.06.    Restricted Payments; Restrictive Agreements. Borrower shall not:

(a)    declare or make, directly or indirectly, any Restricted Payment of the Collateral or any proceeds of the Collateral, or incur any obligation (contingent or otherwise) to do so, if any Default or Event of Default shall have occurred and be continuing; or

(b)    enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of Borrower (i) to create, incur or permit to exist any Lien upon any of its property or assets to secure the Payment Obligations, or (ii) to make or repay loans or advances to Holdings or any other Restricted Group Company; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by any requirement of Law or by any Loan Document or the Existing Credit Facility, (B) the foregoing shall not apply to customary provisions in leases and other contracts restricting subleasing or the assignment thereof, (C) the foregoing shall not apply to customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under this Agreement pending the consummation of such sale, (D) the foregoing shall not apply to restrictions or conditions arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred by Section 6.01 if such restrictions or conditions taken as a whole are no more onerous to the Borrower than the terms of this Agreement, (E) the foregoing shall not apply to any agreement or instrument governing Indebtedness assumed in connection with the acquisition of assets by the Borrower permitted hereunder or secured by a Lien encumbering assets acquired in connection therewith, which encumbrance or restriction is not applicable to any person, or the properties of any person, other than the person or the properties or assets of the person so acquired as long as such agreement or instrument was not entered into in contemplation of the acquisition of such assets, (F) the foregoing shall not apply to any restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business, (G) [intentionally omitted], (H) the foregoing shall not apply to customary non-assignment provisions in leases, contracts, licenses and other agreements, and (I) the foregoing shall not apply to customary restrictions that arise in connection with any Lien permitted by Section 6.02 or any document in connection therewith provided that such restriction relates only to the property subject to such Lien (and any proceeds and products thereof).

SECTION 6.07.    Transactions with Affiliates. Borrower shall not sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Borrower may engage in any of the foregoing transactions at prices and on terms and conditions taken as a whole not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties, (b) the Borrower may perform its respective obligations under documents existing on or prior to the Closing Date and specified on Schedule 6.07 and any amendment or replacement thereof so long as it is not materially more disadvantageous to the Administrative Agent and the Lender Parties, taken as a whole, than the original agreement, and (c) the Borrower may declare or make Restricted Payments permitted by Section 6.06(a) and enter into agreements related thereto.

SECTION 6.08.    Business of Holdings, the Borrower and Group Companies.

(a)     Holdings shall not engage in any business activities or have any material assets or material liabilities other than (i) agreements, plans or other arrangements relating to its current or former directors, officers, employees and consultants, (ii) receipt and declaration and payment of Restricted Payments, (iii) the performance of activities (including stockholder and other agreements) relating to the issuance, sale, purchase, repurchase or registration of securities of Holdings (including in connection with a public offering) and the incurrence and payment of fees, costs and expenses in connection therewith, (iv) the making of Investments to the extent of Restricted Payments permitted to be made pursuant to Section 6.06(a)(vii)(v) of the Existing Credit Facility (or any analogous provision in any replacement thereof), (v) the participation in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, the Borrower and the Restricted Group Companies, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees, (vi) the holding of any cash and Cash Equivalents and maintaining of deposit accounts in connection with the conduct of its business, (vii) its ownership of the Equity Interests of (and/or intercompany advances or loans permitted hereunder to or from) the Group Companies, including the Borrower, and activities, assets and liabilities incidental thereto (including, without limitation, its liabilities pursuant to the Guarantee set forth at Article X and any other Guarantees of or security interests granted to support indebtedness), (viii) activities related to the maintenance of its corporate existence and compliance with applicable Law, (ix) participating in tax, accounting and other administrative matters as a member of the consolidated group and the provision of administrative and advisory services (including treasury and insurance services) to its Group Companies of a type customarily provided by a holding company to its subsidiaries, (x) any transaction with the Borrower or any Restricted Group Companies to the extent expressly permitted under the Existing Credit Facility and (xi) activities, assets and liabilities incidental to the foregoing clauses.

(b)    With respect to the Borrower, engage at any time in any business or business activity other than business related to the Vessel and the other Collateral (including without limitation the operation, chartering, and maintenance of the Vessel) and any reasonable extensions of any of the foregoing.

SECTION 6.09.    Other Indebtedness and Agreements. Neither Holdings nor Borrower shall permit any waiver, supplement, modification, amendment, termination or release of any organizational documents of Holdings or the Borrower in a manner that would adversely and materially affect the interests of the Lender Parties or GIEK, or any indenture, instrument or agreement pursuant to which any Junior Debt (as defined in the Existing Credit Facility) of Holdings, the Borrower or any of the Restricted Group Companies is outstanding in a manner materially adverse to Holdings, the Borrower, any of the Restricted Group Companies, GIEK or the Lender Parties.

SECTION 6.10.    Total Net Leverage Ratio.

(a)    Subject to Section 6.10(b), Holdings shall not permit the Total Net Leverage Ratio as at the last day of each fiscal quarter ending during the relevant period set forth below to be greater than the applicable ratio set forth below opposite such period:

Period	Ratio
June 30, 2018 through March 31, 2020	5.25 to 1.00
June 30, 2020 through March 31, 2022	5.00 to 1.00
June 30, 2022 and thereafter	4.75 to 1.00

(b)    If the Total Net Leverage Ratio as at the last day of any fiscal quarter ending during the period June 30, 2020 through March 31, 2022 (inclusive) is greater than the applicable ratio set forth in Section 6.10(a) above, this shall not constitute an Event of Default unless during such period a violation of Section 2.13(i) has occurred, an Event of Default has occurred or a Loan Party has amended, modified or supplemented the Existing Credit Facility in a way that (in the reasonable opinion of the Administrative Agent (acting on the instructions of the Lenders) and GIEK) materially impairs the ability of Holdings to satisfy its Payment Obligations hereunder. By way of example, a material shortening of tenor or a forced sale of collateral to fund a prepayment of the Existing Credit Facility may impair Holdings' ability to satisfy its Payment Obligations hereunder, which determination would take into consideration the circumstances at the time of such amendment.

SECTION 6.11.    Fiscal Year. Neither the Borrower nor Holdings shall change its fiscal year end to a date other than December 31; provided that Holdings and the Borrower may, upon written notice to the Administrative Agent, change its fiscal year end to a day reasonably acceptable to the Lender Parties, in which case, (x) Holdings, the Borrower and the Administrative Agent will, and are hereby authorized by the Lender Parties to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year and (y) for any such fiscal year in which such change is made, Holdings and the Borrower will also deliver financial statements in compliance with Section 5.04(a) as though the fiscal year end were December 31.

SECTION 6.12.    Limitation on Accounting Changes. Neither the Borrower nor Holdings shall make or permit any material change in accounting policies or reporting practices, except changes that are required by GAAP or recommended by its independent public accountants.

SECTION 6.13.    Borrower Subsidiaries. The Borrower shall not form or permit to be formed, purchase or otherwise acquire, or in any way allow to exist, any Subsidiary of the Borrower.

SECTION 6.14.    Sanctions. No Loan Party shall, directly or, to the Loan Parties’ knowledge, indirectly, use the proceeds of any credit extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity controlled by a Loan Party, to fund any activities of or business with any Sanctioned Person in violation of Sanctions or in any other manner that will result in a violation by any individual or entity participating in the transaction, whether as a Lender Party, GIEK, Mandated Lead Arranger, Administrative Agent, or otherwise of Sanctions.

SECTION 6.15.    Anti-Corruption Laws. No Loan Party shall use the proceeds of any credit extension for any purpose which would violate the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Norwegian Penal Code, sections 387-389, cf. section 15 and other similar applicable anti-corruption legislation and shall institute and maintain policies and procedures reasonably designed to promote and achieve compliance with such Laws.

SECTION 6.16.    Vessel Flag. The Borrower shall not change the Flag State unless (i) the Borrower shall have provided at least 10 Business Days’ advance notice to the Administrative Agent, (ii) the Flag State is listed in the definition of such term in Section 1.01 or is otherwise acceptable to the Lender Parties and (iii) the Borrower otherwise complies with the requirements contained in the Vessel Mortgage with respect to changing Flag State.

SECTION 6.17.    Shipbuilding Contract. The Shipbuilding Contract shall not be amended in any material respect without the prior written consent of the Administrative Agent (acting on the instructions of the Lenders) (such consent not to be unreasonably withheld, conditioned or delayed); provided that this covenant shall not apply to (i) immaterial amendments to or clarifications of the technical specifications in the Shipbuilding Contract, (ii) the election of options under the Shipbuilding Contract (it being understood that any options which increase the Shipbuilding Contract Price shall not increase the Facility Amount) and (iii) other amendments which do not materially detract from the value of the Vessel or that would prohibit, hinder, frustrate, impede or diminish the value of the Liens granted for the benefit of the Lenders or any perfection thereof.

SECTION 6.18.   Bareboat and Demise Charters. Except with the prior written approval of the Administrative Agent (acting on the instructions of the Required Lenders in their sole discretion), the Borrower shall not enter into any charter commitment for the Vessel which is a bareboat or demise charter that passes possession and operational control of the Vessel to another person other than the Bareboat Charter.

SECTION 6.19.    Minimum Liquidity.

(a)    Subject to Section 6.19(b), the consolidated cash and Cash Equivalents of Holdings, the Borrower and the Restricted Group Companies (“Liquidity”) as at August 31, 2020, November 30, 2020, February 28, 2021, May 31, 2021, August 31, 2021 and November 30, 2021 shall not be less than $30,000,000.

(b)   If Liquidity as at any testing date set forth above is less than $30,000,000, this shall not constitute an Event of Default but will instead, subject to Section 6.19(c), result in the cancellation of any unused Commitments of the Deferred Tranches such that (without prejudice to any previous Borrowings of the Deferred Tranches) no further Borrowing of the Deferred Tranches will occur under Sections 2.01(a) and 2.02(e).

(c)    For purposes of determining compliance with this Section 6.19, Holdings, the Restricted Group Companies and/or the Borrower shall have the right to receive the proceeds of a Specified Equity Contribution on or prior to the date ten Business Days after the date on which Liquidity is tested pursuant to Section 6.19(a), which proceeds will be included, at the request of the Holdings and/or Borrower, in the calculation of Liquidity solely for the purposes of determining compliance with Section 6.19(a) at the relevant testing date and not for any other purpose under this Agreement. Holdings and the Borrower shall be deemed to be in permanent compliance with Section 6.19(a) upon the delivery of evidence satisfactory to the Administrative Agent (acting on the instructions of the Required Lenders) and GIEK that Holdings and/or the Borrower have (subject to Section 2.13(i)) during the relevant Deferral Period raised Net Cash Proceeds of not less than $50,000,000 from any permitted issuance of new Equity Interests, permitted incurrence of Indebtedness or permitted asset disposition.

ARTICLE VII

Events of Default

SECTION 7.01.    Events of Default.         In case of the happening of any of the following events after the Borrower submits a Borrowing Request (other than the event described in clause (b), (g), (h) and/or (m) which shall apply from and after the Closing Date) (“Events of Default”):

(a)    any representation or warranty made or deemed made by any Loan Party in or in connection with any Loan Document or the Borrowings hereunder or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)    default shall be made on the payment of any Loan principal when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and such default shall continue unremedied for a period of one Business Day;

(c)    default shall be made on the payment of any Loan interest or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five calendar days;

(d)    default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.02, 5.05(a), 5.08, or in Article VI;

(e)    default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (b), (c), (d) or (o) above or below) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f)    a Loan Party or a Material Group Company shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness (other than Payment Obligations), when and as the same shall become due and payable (after any applicable grace periods provided therein), or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and any applicable grace or cure period shall have expired; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided, in either case, that such failure remains unremedied and is not waived by the holder thereof prior to acceleration hereunder; and provided further that no Event of Default will arise under this Section 7.01(f) if caused solely as a result of breach of financial covenant analogous to that which is set forth in Section 6.10 that occurs during a Deferral Period under or in relation to any other GIEK-backed facility agreement to which Holdings is a party, unless at the time of such default a violation of Section 2.13(i) has occurred and is continuing;

(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of a Loan Party or a Material Group Company, or of a substantial part of the property or assets of a Loan Party or a Material Group Company, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or a Material Group Company or for a substantial part of the property or assets of a Loan Party or a Material Group Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)    a Loan Party or Material Group Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (ii) consent to the institution of any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Material Group Company or for a substantial part of the property or assets of any Loan Party or Material Group Company, (iv) make a general assignment for the benefit of creditors, (v) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(i)    one or more judgments shall be rendered against any Loan Party or Material Group Company or any combination thereof and the same shall remain undischarged, unsatisfied, unvacated or unbonded for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Loan Party or Material Group Company to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $20,000,000 (except to the extent covered by insurance for which the carrier has not denied liability);

(j)    an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect;

(k)    any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by a Loan Party not to be, a valid and perfected (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that such event is caused by the gross negligence or willful misconduct of any Agent or Lender Party;

(l)    any Indebtedness other than the Payment Obligations shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Payment Obligations as provided in the agreements evidencing such Indebtedness;

(m)    there shall have occurred a Change in Control;

(n)    default shall be made in the due observance or performance by any Loan Party of its obligation to furnish appraisals for the Vessel as set forth in Section 5.23 (subject to any cure rights provided therein);

(o)    a Loan Party rescinds or purports to rescind or repudiates or purports to repudiate any Loan Document or evidences an intention to rescind or repudiate any Loan Document; or

(p)    action is taken by any person to enforce remedies following an event of default under a pledge of equity in the Borrower given in connection with any credit facility (including the Existing Credit Facility);

then, and in every such event (other than an event with respect to a Loan Party described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loan then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of any Loan Party accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties to the extent permitted by law, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Loan Parties described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loan then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.

The Lender Parties, the Administrative Agent and the Collateral Agent agree, as among such parties, as follows: after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent, the Collateral Agent or any Lender Party on account of amounts then due and outstanding under any of the Loan Documents shall, except as otherwise expressly provided herein, be applied as follows: first, in the following order of priority, (i) to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ and agents’ fees to the extent provided herein) due and owing hereunder of the Collateral Agent in connection with enforcing its rights and those of the Lender Parties under the Loan Documents (including all expenses of sale or other realization of or in respect of the Collateral and any sums advanced to the Collateral Agent or to preserve its security interest in the Collateral and any other amounts owing and unpaid to the Collateral Agent), (ii) to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys and agents’ fees to the extent provided herein) due and owing hereunder of the Administrative Agent and the ECA Agent in connection with enforcing its rights and those of the Lenders of the under the Loan Documents (and any other amounts owing and unpaid to the Administrative Agent and the ECA Agent), second, to pay interest, fees and premium, if any, on the Loan or the Credit Support then outstanding to the applicable Secured Parties in proportion to the respective amounts described in this clause “second” payable to them, third, to pay principal of the Loan then outstanding, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause “third” payable to them and fourth, to pay the surplus, if any, to whomever may be lawfully entitled to receive such surplus. To the extent any amounts available for distribution pursuant to clause “second” or “third” above are insufficient to pay all obligations described therein in full, such moneys shall be allocated pro rata among the applicable Secured Parties in proportion to the respective amounts described in the applicable clause at such time.

ARTICLE VIII

Agents

SECTION 8.01    The Administrative Agent and the Collateral Agent.

(a)    Each of the Lender Parties (by its acceptance of the benefits hereof and of the other Loan Documents) hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent its agent and each of the Lender Parties (by its acceptance of the benefits hereof and of the other Loan Documents) hereby irrevocably appoints the Collateral Agent to hold any security interest created by the Security Documents for and on behalf of, or in trust for, such Lender Party, and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. GIEK (by its acceptance of the benefits hereof and of the other Loan Documents) hereby irrevocably appoints the Collateral Agent its agent, appoints the Collateral Agent to hold any security interest created by the Security Documents for and on behalf of, or in trust for GIEK, and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent are hereby expressly authorized to execute any and all documents (including releases and any loss sharing agreements) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lender Parties and GIEK, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender Party as any other Lender Party and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder, and without any duty to account therefor to the Lender Parties.

(c)    Neither the Administrative Agent nor the Collateral Agent shall have any duties or obligations except those expressly set forth in the Loan Documents, and their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) neither the Administrative Agent nor the Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers including, without limitation, the timing and methods of realization of the Collateral, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise or omit to exercise by the Required Lenders (or such other number or percentage of the Lender Parties as shall be necessary under the circumstances as provided in Section 9.08 or in the case of the Collateral Agent, from the Administrative Agent on behalf of such Lenders), and each Agent shall be entitled to refrain from the taking of any action (including the failure to take an action) in connection herewith or with any of the other Loan Documents or from the exercise of any power, discretion, opinion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in writing in respect thereof from the Required Lenders (or such other Lenders as may be required, or in the case of the Collateral Agent, from the Administrative Agent on behalf of such Lenders) and such Agent shall first be indemnified and/or secured and/or prefunded to its satisfaction by the Lenders against any and all loss, liability, cost and expense which may be incurred by it by reason of taking or continuing to take such action, provided that such Agent shall not be required to take any action or omit to take any action (including disclosing information) if it would or might, in its opinion or the opinion of its counsel, expose it to liability, be contrary to any Loan Document or constitute a breach of any Law (including, but not limited to, of England and Wales and the United States) or a breach of a fiduciary duty or duty of confidentiality or be otherwise actionable by any person, (including for the avoidance of doubt any action that may be in violation of the automatic stay under any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law), and the Agent may do anything which, in its opinion, is necessary or desirable to comply with any such Law, direction or regulation, and (c) except as expressly set forth in the Loan Documents, neither the Administrative Agent nor the Collateral Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither the Administrative Agent nor the Collateral Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lender Parties as shall be necessary under the circumstances as provided in Section 9.08) or, in the case of the Collateral Agent, by the Administrative Agent or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender Party, and neither the Administrative Agent nor the Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any Lien granted thereunder or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent. Neither the Administrative Agent nor the Collateral Agent shall be required to take any action instructed by any party or parties hereto unless it has received such indemnification and / or prefunding and / or security from such instructing party or parties as it may in its absolute discretion require for any cost, expense, loss or liability which it may incur in complying with such instructions. In the absence of instructions received by the Administrative Agent and/or Collateral Agent, each may take or refrain from taking action as it considers to be in the best interest of the Secured Parties. None of the provisions of this Agreement or any Loan Document shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under the Loan Documents, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. The Collateral Agent shall have no responsibility to insure or to see to the insurance of any property with respect to which it shall have been granted a Lien hereunder or under any Loan Document. Nothing herein or in any of the other Security Documents shall require the Collateral Agent to file any financing statement, continuation statement or amendment thereto in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of the Lien on any property granted to the Collateral Agent hereunder or under any Loan Document or to give notice of any such Lien to any third party, all such responsibilities being responsibilities of the Borrower.

(d)    Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper person. Each of the Administrative Agent and the Collateral Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender Party, the Administrative Agent may presume that such condition is satisfactory to such Lender Party unless the Administrative Agent shall have received notice to the contrary from such Lender Party prior to the making of such Loan. Each of the Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each of the Administrative Agent and the Collateral Agent may request instructions or clarification of instruction from the Required Lenders (or, if the relevant Loan Document stipulates that the relevant matter shall be decided by any other group of Secured Parties or otherwise, such other group of Secured Parties and/or other parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion granted to in any relevant Loan Document, and may refrain from acting unless and until it receives any such instructions or clarifications that it has requested.

(e)    Each of the Administrative Agent and the Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each of the Administrative Agent and the Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each of the Administrative Agent and the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent did not use reasonable care in the selection of such sub-agents.

(f)    Neither the Administrative Agent nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests in any of the Collateral, whether impaired by operation of Law or by reason of any action or omission to act on its part hereunder. Neither the Administrative Agent nor the Collateral Agent shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or the other Loan Documents by the Borrower or any of their respective Affiliates.

(g)    Neither the Administrative Agent nor the Collateral Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent or the Collateral Agent (including but not limited to any act or provision of any present or future Law, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(h)    Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Payment Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(i)    It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Collateral Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional institution being referred to herein individually as a “Supplemental Collateral Agent” and, collectively, as “Supplemental Collateral Agents”). In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of Section 8.01 and of Section 9.05 referring to the Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Collateral Agent shall be deemed to be references to Collateral Agent and/or such Supplemental Collateral Agent, as the context may require. Should any instrument in writing from Borrower or any other Party be required by any Supplemental Collateral Agent so appointed by Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrower shall, or shall cause such Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Collateral Agent until the appointment of a new Supplemental Collateral Agent.

(j)    Subject to the appointment and acceptance of a successor Agent as provided below, either the Administrative Agent or the Collateral Agent may resign upon 30 days’ notice by notifying the Lender Parties, GIEK and the Borrower. Upon any such resignation, the Required Lenders shall have the right, upon the consent of the Borrower

(except that the consent of the Borrower shall not be required after the occurrence and during the continuance of any Event of Default under Sections 7.01(b), (c), (g) or (h)), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lender Parties and GIEK, appoint a successor Agent which shall be a Lender Party in consultation with the Borrower. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, in the case of the Administrative Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Agent and, in the case of the Collateral Agent, such Agent shall be entitled to appoint a successor on behalf of the Required Lenders.

(k)    Upon the acceptance of its appointment as Agent hereunder by a successor, and in the case of the Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Vessel Mortgage, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

(l)    Each Lender Party acknowledges that it has, independently and without reliance upon the Agents or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Agents or any other Lender Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide the Lenders with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

(m)    None of the Lender Parties or other persons identified on the facing page of this Agreement as a “bookrunner”, “mandated lead arranger” or “documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lender Parties. Without limiting the foregoing, none of the Lender Parties or other persons so identified shall have or be deemed to have any fiduciary relationship with any Lender Party. Each Lender Party acknowledges that it has not relied, and will not rely, on any of the Lender Parties or other persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

(n)   Without limiting the other provisions of this Agreement, the Lender Parties agree that:

(i)

The Administrative Agent will not be liable to EK for any failure to perform its duties as Administrative Agent under this Agreement, unless directly caused by its gross negligence or willful misconduct.

(ii)

Each party to this Agreement (other than the Administrative Agent and the Collateral Agent) agrees that it shall not bring any judicial or administrative proceeding against any officer, director, employee, or agent of the Agents in connection with this Agreement.

(iii)	The Agents shall not be liable for any delay in crediting any account in connection with this Agreement or any other Loan Document.

(iv)	The Administrative Agent shall not be bound to account to any Lender Party for any sum or profit element of any sum received by it for its own account.

(v)	The Agents shall not be obligated to carry out any particular “know your customer” or other checks on behalf of any Secured Party or otherwise.

(vi)

The Administrative Agent may refrain without liability from doing anything that would or might in its opinion be contrary to any Law (including but not limited to the Laws of the United States of America or any jurisdiction forming a part of it and of England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such Law.

SECTION 802.    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, adjustment, composition or other judicial proceedings relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Payment Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lender Parties, GIEK and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender Parties, GIEK and the Administrative Agent and their respective agents and counsel and all other amounts due the Lender Parties, GIEK and the Administrative Agent under Section 9.05) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender Party and GIEK to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lender Parties or GIEK, as applicable, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents.

SECTION 8.03.    The ECA Agent

(a)     EK hereby irrevocably appoints and authorizes the ECA Agent in connection with this Agreement and the other Loan Documents in relation to the ECA Guarantee and matters related thereto with powers to take such actions as are specified under any Loan Document as being for the ECA Agent to take on behalf of EK with respect to the ECA Guarantee, are specifically delegated to the ECA Agent by the terms of the ECA Guarantee, or are reasonably incidental thereto.

(b)    Without limiting the foregoing, EK authorizes the ECA Agent to exercise those rights, power and discretions which are expressly given to the ECA Agent by this Agreement and the other Loan Documents, together with any incidental rights, powers and discretions, and EK appoints the ECA Agent solely for the purposes of providing, revealing and disclosing such information and details relating to any Loan Party, the Loan Documents and the facilities granted pursuant thereto, to EK as EK may require from time to time for the purpose of GIEK issuing and administering the ECA Guarantee, and making a claim on behalf of EK under the ECA Guarantee and directing payment of any moneys paid pursuant to the ECA Guarantee, all as and to the extent instructed by EK.

(c)    The ECA Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the ECA Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the ECA Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the ECA Agent is instructed in writing to exercise by EK, and (c) except as expressly set forth in the Loan Documents, the ECA Agent shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to it or any of its Affiliates in any capacity. The ECA Agent shall not be liable for any action taken or not taken by it with the consent or at the request of EK or in the absence of its own gross negligence or willful misconduct. The ECA Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the ECA Agent by Holdings, the Borrower, GIEK or a Lender Party, and the ECA Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the ECA Agent.

(d)    The ECA Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The ECA Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The ECA Agent may consult with legal counsel (who may be counsel for Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)    The ECA Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The ECA Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the ECA Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as ECA Agent.

(f)    Subject to the appointment and acceptance of a successor ECA Agent as provided below, the ECA Agent may resign upon 30 days’ notice by notifying EK and the Borrower. Upon any such resignation, EK shall have the right, upon the written consent of GIEK and the Borrower (except that the consent of the Borrower shall not be required after the occurrence and during the continuance of any Event of Default under Sections 7.01(b), (c), (g) or (h)), to appoint a successor. If no successor shall have been so appointed by EK and shall have accepted such appointment within 30 days after the retiring ECA Agent gives notice of its resignation, then the retiring ECA Agent may, on behalf of EK, appoint a successor ECA Agent which shall be a Lender acceptable to GIEK and in consultation with the Borrower. If no successor ECA Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by the ECA Agent, the ECA Agent’s resignation shall become effective and EK shall thereafter perform all the duties of the ECA Agent hereunder and/or under any other Loan Document until such time, if any, as EK appoints a successor Agent.

(g)    Upon the acceptance of its appointment as ECA Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring ECA Agent, and the retiring ECA Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor ECA Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an ECA Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring ECA Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as ECA Agent.

SECTION 8.04.    Particular Duties of the Administrative Agent in relation to EK and GIEK.

The Administrative Agent shall, as agent for EK and GIEK, have the following duties:

(a)    to inform the Borrower of interest, installments, commitment fees and other amounts due from the Borrower to EK, and guarantee premium or other fees due from the Borrower to GIEK under the Loan Documents;

(b)    to notify EK and GIEK of any non-payment of any principal, interest, fees, premium or other amount payable to EK and/or GIEK under this Agreement;

(c)    to notify EK and GIEK (i) of any failure by the Borrower to deliver the documents required to be delivered in Sections 5.04(a), (b), (c) or (d), (ii) in the event any of the insurances required to be maintained under Section 5.02 reaches its expiry date without relevant evidence of renewal being presented to it as Administrative Agent, and (iii) to forward to EK and GIEK the original or a copy of any document which is delivered to the Administrative Agent as notice of non-renewal of the relevant insurances;

(d)    to forward to EK the original or a copy of any document which is delivered to the Administrative Agent for EK by the Borrower;

(e)    unless otherwise instructed by the Lenders, request from the Borrower that any non-compliance contemplated by (b) or (c) above be immediately remedied (if capable of remedy); and

(f)    to keep and hold the originals of the Loan Documents.

Without limiting the other provisions of this Agreement, the Administrative Agent will not be liable to EK or GIEK for any failure to perform its duties as Administrative Agent under this Agreement, unless directly caused by its gross negligence or willful misconduct.

SECTION 8.05.    Erroneous Payments.

(a)    If the Administrative Agent notifies a Lender, GIEK or Secured Party, or any Person who has received funds on behalf of a Lender, GIEK or Secured Party such Lender or GIEK (any such Lender, GIEK, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (acting reasonably) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, GIEK, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, GIEK or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) forthwith on demand return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. The Administrative Agent may not give a notice under this clause (a) more than 180 days after the Erroneous Payment was made and any notices received after such time shall not result in any obligations of the Payment Recipient under this Section 8.05.

(b)    [Reserved]

(c)    Each Lender, GIEK or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, GIEK or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, GIEK or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)    [Reserved]

(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to retain an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)    Each party’s obligations, agreements and waivers under this Section 8.05 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender Party or GIEK, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE CCCXII

Miscellaneous

SECTION 9.01.    Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)    If to the Borrower or Holdings, to it at 96 Morton Street, 9th Floor, New York, New York 10014, Attention: Craig Felenstein, Chief Financial Officer, Tel: 212-261-9008, Fax: (212) 265-3770, CraigF@expeditions.com; and with a copy, in the case of any notice of Default or action, demand or further notice in connection therewith, to each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Steven Messina, Tel: (212) 735-3509, Fax: (917) 777-3509, Steven.Messina@skadden.com; and (ii) Foley & Lardner LLP, 3000 K Street N.W., Washington, D.C. 20007, Attention: Steven B. Chameides, Tel: (202) 672-5372, Fax: (202) 672-5399, schameides@foley.com;

(b)    If to the Administrative Agent, to it at attn.: EMEA Loans Agency, Citibank Europe plc, UK Branch, 5th Floor, Citigroup Centre, 25 Canada Square, Canary Wharf, London, E14 5LB, Fax: +44 (0)20 7492 3980;

(c)    If to the Collateral Agent, to it at Citibank N.A., London Branch, 6th Floor, Citigroup Centre, Canary Wharf, London E14 5LB, Attention: PFLA Team, Email: issuerpfla@citi.com, Fax: +44 20 7500 5877;

(d)   If to the ECA Agent, to it at Citibank N.A., London Branch, 25 Canada Square, London, United Kingdom, E14 5LB, Attention: Kara Catt, kara.catt@citi.com, Tel: +44-20-7986-4824 and Romina Coates, romina.coates@citi.com, Tel: +44-20-7986-5017;

(e)    If to EK, to it at Eksportkreditt Norge AS, Hieronymus Heyerdahls gate 1, P.O. Box 1315 Vika, 0112 Oslo, Norway, Attention: Loan administration, email: loanadm@eksportkreddit.no, Fax: +47 22 3135 01

(f)    If to GIEK, to it at Støperigata 1, 0250 Oslo, Norway, Attention: Senior Vice President Thor-Ole Fardal, Shipping, Yards and Offshore Projects, email: postmottak@giek.no, Fax: +47 22 83 24 45; and

(g)    If to a Lender Party, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

Any notice given under or in connection with the Loan Documents must be in English. All other documents provided under or in connection with the Loan Documents must be in English or if not in English, accompanied by a certified English translation provided by the Borrower at the Borrower's cost and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if such day is a Business Day and such notice is received before 5:00 p.m. local time, otherwise on the first Business Day after receipt) if delivered by hand or overnight courier service or when sent by fax or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrower, the Administrative Agent, GIEK and the applicable Lender Parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Holdings and the Borrower hereby agree, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent, that it will, or will cause the Group Companies to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to GIEK or the Lender Parties under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.

Holdings and the Borrower hereby acknowledge that (a) the Administrative Agent may make available to the Lender Parties and GIEK materials and/or information provided by or on behalf of it hereunder (collectively, the “Borrower Materials”) by posting Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lender Parties may be “public side” Lender Parties (i.e., Lender Parties that do not wish to receive material non-public information with respect to Holdings and the Group Companies or their securities) (each, a “Public Lender”). Holdings and the Borrower hereby agree that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” Holdings and the Borrower shall be deemed to have authorized the Administrative Agent, GIEK and the Lender Parties to treat such Borrower Materials as not containing any material non-public information with respect to Holdings and the Group Companies or their securities for purposes of United States federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.15); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that such document contains material non-public information: (A) the Loan Documents (B) notification of changes in the terms of the Credit Facility and (C) the financial statements, reports, compliance and other certificates and other information furnished by the Borrower to the Administrative Agent pursuant to Section 5.04 of this Agreement (other than any budget and projected financial statements furnished by the Borrower to the Administrative Agent pursuant to Section 5.04(e) of this Agreement or otherwise).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to, and receive, Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings and the Group Companies or their securities for purposes of United States Federal or state securities Laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES (THE “AGENT PARTIES”) WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER PARTY OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender Party and GIEK agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party or GIEK for purposes of the Loan Documents. Each Lender Party and GIEK agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of its e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Loan Parties, the Administrative Agent, GIEK or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

The Loan Parties agree that any notice made by either of them in respect of this Agreement is made on behalf of itself and of the other Loan Party.

Where the Administrative Agent receives in any communication that it reasonably believes that it has received in its capacity as Administrative Agent under this Agreement, the Administrative Agent shall have the right to disclose such information to the parties and extent permitted under the terms of this Agreement.

SECTION 9.02.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender Parties and GIEK and shall survive the making by the Lenders of the Loan, the issuance by GIEK of the ECA Guarantee, and the issuance by the EK Guarantors of the EK Guarantee, regardless of any investigation made by the Lender Parties, EK Guarantors or GIEK or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document (other than contingent indemnification obligations for which no claim has been made) is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loan, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, GIEK, EK Guarantors or any Lender Party.

SECTION 9.03.    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (i.e., a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.04.    Successors and Assigns.

(a)     Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Collateral Agent, or the Lender Parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)    Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the portion of the Loan at the time owing to it), with the prior written consent of EK (in the event of an assignment of all or any part of the Commercial Tranche), GIEK (in the event of an assignment of all or any part of the GIEK-covered Tranche) and the Borrower (in each case, not to be unreasonably withheld or delayed); provided, however, that (i) if the Borrower has not responded within ten Business Days to any request for an assignment, the Borrower shall be deemed to have consented to such assignment, (ii) the consent of the Borrower shall not be required if such assignment is made (A) to another Lender Party, an Affiliate of a Lender Party, GIEK, or the ECA, or (B) after the occurrence and during the continuance of any Event of Default the Borrower, (iii) unless otherwise agreed to by the Administrative Agent (not to be unreasonably withheld or delayed), the amount of the Commitment or portion of the Loan of the assigning Lender subject to each such assignment shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or portion of the Loan of the relevant class), (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500, (v) the assignee, if it shall not be a Lender Party or GIEK, shall deliver to the Administrative Agent an Administrative Details Form and all applicable tax forms including any forms required by Section 2.20, and (vi) the assignee shall have delivered to the Administrative Agent “know your customer” information satisfactory to the Administrative Agent. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any Subsidiary or the performance or observance by Holdings, the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in London a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names of the Lenders, and the Commitment of, and principal amount (and stated interest) of the portion of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent, the Collateral Agent, GIEK and the Lender Parties may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, GIEK and any Lender Party, at any reasonable time and from time to time upon reasonable prior notice, provided that the Administrative Agent shall not be required to permit such an inspection by the Borrower, the Collateral Agent, GIEK or a Lender Party more often than once per calendar month.

(e)    Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Details Form completed in respect of the assignee (unless the assignee shall already be a Lender

Party hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written confirmation of the Administrative Agent that it has received and is satisfied with all “know your customer” information requested by the Administrative Agent in respect of the relevant Eligible Assignee and, if required, the written consent of the Borrower to such assignment and any applicable tax forms including any forms required by Section 2.20, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)    Each Lender may without the consent of any Loan Party, the Administrative Agent or any other Lender or GIEK (unless the assignee or transferee is EK, in which case prior written consent of GIEK shall be required) sell participations to one or more banks or other persons (other than a natural person and the Loan Parties) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the portion of the Loan owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be subject to the obligations of and entitled to the benefits of Sections 2.14, 2.16 and 2.20 (it being understood that the documentation required under Section 2.20(f) shall be delivered by each participant to the applicable participating Lender) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except, in the case of amounts payable under Section 2.14 or 2.20 and (iv) the Borrower, the Administrative Agent, GIEK and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loan and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the portion of the Loan in which such participating bank or person has an interest (other than with respect to waivers of the terms of Section 2.07), extending any scheduled principal payment date or date fixed for the payment of interest on the portion of the Loan in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest, or releasing Holdings or all or substantially all of the Collateral). Each Lender that sells a participation, shall in each case, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the portion of the Loan or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, the Loan or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such Commitment, the Loan or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lenders, GIEK, the Borrower and the Administrative Agent shall treat each person whose name is recorded in the Participant Register as the owner of such participation and/or Loan, as applicable, for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. For the further avoidance of doubt, the Administrative Agent shall not consider a participant as described in this Section 9.04(f) to be a Lender, and the Administrative Agent shall have no obligation to send any notice to or otherwise enter into contact with any such participant.

(g)    Any Lenders or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lenders by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lender Parties pursuant to Section 9.15.

(h)    Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement to secure extensions of credit to any other Lender Party or in support of obligations owed by such other Lender; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such other Lender as a party hereto.

(i)    Where any assignment pursuant to this Section 9.04 is concluded on a day other than the last day of an Interest Period, the obligations of the relevant assignor and assignee in respect of interest payments under this Agreement shall be apportioned pro rata.

(j)    [Intentionally omitted.]

(k)   Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the ECA Agent, GIEK and each Lender Party, and any attempted assignment without such consent shall be null and void.

(l)    The requirements of this Section 9.04 with respect to the execution of any Assignment and Acceptance shall not apply to any assignment or transfer of any of the rights and obligations of a Lender under this Agreement to a Credit Support Provider, if required by such Credit Support Provider, and the Borrower shall, to the extent applicable, cooperate with such Lender to give effect to the rights of any Credit Support Provider by way of assignment or subrogation.

(m)    Any assignment, sale, transfer, participation or sub-participation of the portion of the Loan held by Citibank, N.A., London Branch as a Lender Party, which would result in Citibank, N.A., London Branch or an Affiliate of Citibank, N.A., London Branch as a Lender Party, holding an amount of less than 50% of the Commitments of the Commercial Tranche at any time during the lifetime of the Credit Facility or that otherwise would be in contravention of the ECA Guarantee, shall require the prior written consent of EK (acting on the instructions of GIEK in its sole discretion). Any assignment, sale, transfer, participation or sub-participation purported to be made in violation of this clause (m) shall be void ab initio.

SECTION 9.05.    Expenses; Indemnity. (a) The Borrower and Holdings agree, severally and not jointly, to pay all reasonable out-of-pocket expenses (i) of the Administrative Agent, the Collateral Agent, the ECA Agent, the Mandated Lead Arranger, GIEK, EK, the Global Co-ordinator, each Lender Party and any Affiliate of any of them, (including but not limited to reasonable and documented legal fees, disbursements and other charges of one primary outside counsel (absent a conflict of interest) and, in the case of a conflict of interest, where such conflicted party informs the Borrower of such conflict and thereafter retains its own counsel, of another counsel for similarly situated affected persons), one special maritime counsel and one firm of local counsel in each relevant jurisdiction and reasonable and documented expenses of the Administrative Agent, the Collateral Agent, the ECA Agent, the Mandated Lead Arranger, GIEK, EK, each Lender Party and the Global Co-ordinator associated with the syndication of the Credit Facility and the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of this Agreement and the other Loan Documents (whether or not the transactions hereby or thereby contemplated shall be consummated) or (ii) incurred by the Administrative Agent, the Collateral Agent, the ECA Agent, the Mandated Lead Arranger, EK, the Global Co-ordinator, GIEK or any Lender Party (including but not limited to reasonable legal fees and expenses of one primary outside counsel (absent a conflict of interest) and, in the case of a conflict of interest, where such conflicted party informs the Borrower of such conflict and thereafter retains its own counsel, of another counsel for similarly situated affected persons and following an Event of Default, one additional outside counsel for GIEK), one special maritime counsel and one firm of local counsel in each relevant jurisdiction) and for workout proceedings, enforcement costs and documentary taxes associated with the Loan Documents, including with respect to the Loan made hereunder.

(b)    The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the ECA Agent, the Mandated Lead Arranger, EK, GIEK, the Global Co-ordinator, the Lender Parties and each Related Party of any of the foregoing persons

(each such person being called an “Indemnitee”) and hold each Indemnitee harmless from and against all reasonable out-of-pocket costs, expenses (including reasonable and documented and invoiced fees, disbursements and other charges of one counsel for all Indemnitees, one special maritime counsel and one primary firm of local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions for all Indemnitees (and, in the case of a conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for similarly situated affected Indemnitees)), claims, damages, losses and liabilities of such Indemnitee arising out of, relating to or in connection with the Credit Facility and any documentation related thereto, the actual or proposed use of the proceeds of the Credit Facility, the Transactions or any transaction contemplated in connection with the foregoing (including any investigation, claim or any litigation or other proceeding, or preparation of a defense in connection therewith (regardless of whether such Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its respective affiliates or equity holders) that relates to the Transactions, including the financing contemplated hereby or any transactions in connection therewith), provided that no Indemnitee will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted from its gross negligence, willful misconduct nor for any claims brought by an Indemnitee against another Indemnitee (other than claims against the Mandated Lead Arranger or the Administrative Agent or the Collateral Agent, in each case, acting in such capacity), and this provision shall not cover any expenses incurred in connection with the preparation, negotiation or diligence in connection with the Loan Documents.

(c)    To the extent that Holdings and the Borrower fail to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the ECA Agent, the Mandated Lead Arranger, GIEK and the Global Co-ordinator under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the ECA Agent, the Mandated Lead Arranger, GIEK and the Global Co-ordinator, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the ECA Agent, the Mandated Lead Arranger, GIEK and the Global Co-ordinator in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loan amounts and unused Commitments at the time (or, in the event at such time all the Commitments shall have terminated and the Loan shall have been repaid in full, as of the time most recently prior thereto when any portion of the Loan or Commitments remained outstanding).

(d)    To the extent permitted by applicable Law, none of the parties hereto shall assert, and each hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Loan or the use of the proceeds thereof.

(e)    All amounts due under this Section 9.05 shall be payable promptly upon written demand therefor.

SECTION 9.06.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender (other than a Defaulting Lender) and Credit Support Provider is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Credit Support Provider to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender or Credit Support Provider, irrespective of whether or not such Lender or Credit Support Provider shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender and Credit Support Provider under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07.    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

SECTION 9.08.    Waivers; Amendment.

         (a)     No failure or delay of the Administrative Agent, the Collateral Agent, the ECA Agent, the Mandated Lead Arranger, GIEK or any Lender Party in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the ECA Agent, GIEK, the Mandated Lead Arranger and the Lender Parties hereunder and under the other Loan Documents, the EK Guarantee, and the ECA Guarantee are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b)    Except as provided in Section 2.23, 2.24 and 2.25, neither this Agreement nor any provision hereof nor any other Loan Document or any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders (and such agreement or agreements shall be binding on all other Lender Parties); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on the Loan or premium on Credit Support, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on the Loan (other than with respect to waivers of the terms of Section 2.07), without the prior written consent of each Lender Party directly adversely affected thereby or GIEK if directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees or decrease the amount of, or shorten the period applicable to, any prepayment premium of GIEK or any Lender Party without the prior written consent of GIEK or such Lender Party (it being understood that no amendment, modification, termination, waiver or consent of a condition precedent, covenant or Default shall constitute an increase of Commitment), (iii) amend or modify the pro rata requirements of Section 2.17 or the provisions of this Section or release all or substantially all of the Collateral, without the prior written consent of each Lender Party, unless otherwise explicitly permitted under this Agreement, (iv) change the provisions of application of prepayments in any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding portions of the Loan of one class disproportionately from the rights of Lenders holding portions of the Loan of any other class without the prior written consent of Lenders holding a majority in interest of the outstanding Loan and unused Commitments of each adversely affected class, (v) impose any additional material restrictions on the right of any Lender to assign its portion of the Loan or Commitments hereunder without the prior written consent of such Lender (except as required by law or regulation), (vi) modify the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.

(c)    The Administrative Agent and the Borrower may amend, modify or supplement any Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent); provided that no such amendment, modification or supplement shall adversely affect the rights of GIEK, the Collateral Agent or any Lender Party (or the Lender Parties shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall have received, within five (5) Business Days of the date of such notice to the Lender Parties, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, modification or supplement).

SECTION 9.09.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable Law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other portions of the Loan or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10.    Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents, subject to Section 9.20. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, (i) GIEK and (ii) the Related Parties of each of the Administrative Agent, the Collateral Agent, the Mandated Lead Arranger, GIEK and the Lender Parties) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.14.    Jurisdiction; Consent to Service of Process.

(a)     Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Mandated Lead Arranger, GIEK or any Lender Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.

(b)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.15.    Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Mandated Lead Arranger and the Lender Parties, on behalf of itself and its respective Affiliates, agrees that it will use all Information (as defined below) provided to it or its affiliates solely for purposes of making and administering the Loan and agrees until the second anniversary of the termination of this Agreement to maintain the confidentiality of the Information, except that Information may be disclosed only (a) to its and its Affiliates’ officers, directors, employees and agents and sub-agents, including accountants, legal counsel, auditors and other advisors who need to know such information in connection with the Transactions (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or demanded by any regulatory authority having jurisdiction over such party or any of its Affiliates, (c) pursuant to the order of any court or administrative agency or otherwise as required by applicable Law or as requested by a governmental authority (in which case, such party, to the extent permitted by law and except with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority, agrees to inform the Borrower promptly thereof), (d) for purposes of establishing a “due diligence” defense, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.15, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower, (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.15, (h) to the extent such information was independently development by such party without reliance on such Information, (i) to Moody’s and S&P in connection with obtaining credit ratings for Holdings, Borrower or any Subsidiary or the Credit Facility hereunder, (j) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents, (k) to any Credit Support Provider or (l) in connection with the environmental and social classification of the project risk and, where relevant, the environmental and social impact assessment (ESIA). Notwithstanding any other provision in this Section 9.15, each of the Administrative Agent, the Collateral Agent, the Mandated Lead Arranger and any Lender Party, or an Affiliate of any of them, may publicize key information about the transactions described in this Agreement, including, without limitation, information related to (1) the Borrower’s and Builder’s names and countries of residence, (2) the date of this Agreement, (3) the Loan and Guarantee amounts available hereunder, (4) the type of vessel financed hereunder, (5) the environmental and social classification of the project risk, and in connection therewith may use the Borrower’s and/or Holding’s logo and/or trademark. For the purposes of this Section, “Information” shall mean all information received from or on behalf of the Borrower, Holdings or any Subsidiary and related to the Borrower, Holdings or any Subsidiary or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender Party on a nonconfidential basis prior to its disclosure by or on behalf of the Borrower, Holdings or any Subsidiary. Any person required to maintain the confidentiality of Information as provided in this Section 9.15 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information. In acting as the agent of the Lender Parties or Secured Parties, as applicable, each of the Administrative Agent and Collateral Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. If Information is received by another division or department of the Administrative Agent or Collateral Agent, as applicable, it may be treated as confidential to that division or department and the Administrative Agent or Collateral Agent, as applicable shall not be deemed to have notice of it.

SECTION 9.16.    Release of Liens. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement (including by way of merger, consolidation or in connection with the sale of a Subsidiary permitted hereunder), then the Collateral Agent, at the request and sole expense of such Loan Party, shall execute and deliver without recourse, representation or warranty all releases or other documents necessary or desirable for the release of the Liens created by any of the Security Documents on such Collateral or guarantee obligations. If, in compliance with this Agreement, the Termination Date has occurred, the Administrative Agent and Collateral Agent shall take such actions as are reasonably requested by the Loan Parties to effect the release of obligations under this Agreement, under any guaranteed obligations and under all other Loan Documents in accordance with the relevant provisions of the Security Documents.

SECTION 9.17.    USA PATRIOT Act Notice. Each Lender Party subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender Party) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the name and address of Holdings and the Borrower and other information that will allow such Lender Party or the Administrative Agent, as applicable, to identify Holdings and the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.180    Judgment Currency.

         (a)     If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)    The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.19.    Lender Action. Each Lender Party agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other Loan Party under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.19 are for the sole benefit of the Lender Parties and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.20.    Subrogation for Credit Support Provider. Each of the parties hereto acknowledges that each Lender may obtain Credit Support in respect of its rights and risks under this Agreement from one or more Credit Support Providers including, without limitation, by way of Credit Support, and each of the parties hereto acknowledges further that if such Lender obtains Credit Support then the Credit Support Provider or person designated by the Credit Support Provider may, in the event that such Credit Support is called upon, be subrogated to all or part of such Lender’s rights under the Loan Documents.

SECTION 9.21.    No Obligation to Verify Amounts. None of the Administrative Agent or any Lender Party shall be obligated to monitor or verify the application of any amount borrowed pursuant to this Agreement.

SECTION 9.22.    ECA Guarantee: Security. The Borrower’s payment obligations in respect of the GIEK-covered Tranche, including (without limitation) the Borrower’s obligation to repay the GIEK-covered Tranche, shall at all times be secured by the ECA Guarantee on the terms and conditions set out therein until all amounts due to EK have been paid and/or repaid in full.

SECTIION 9.23.    Claims under Credit Support.

       (a)     The Borrower irrevocably and unconditionally authorizes the Credit Support Providers to pay any claim made or purported to be made under the respective Credit Support and which appears to be made in accordance with the terms thereof (each claim, a “Guarantee Claim”).

(b)    Borrower shall immediately on demand pay to the Administrative Agent (for further distribution to the applicable Credit Support Providers) an amount equal to the amount of any Guarantee Claim that is paid by a Credit Support Provider. The Parties acknowledge that there is not to be any double counting between any amount paid by the Borrower in respect of any Guarantee Claim and any amount due under the Loan and in this respect any payment made by the Borrower in respect of the Loan (or a Guarantee Claim) shall pro tanto satisfy any amounts owing in respect of a Guarantee Claim (or the Loan), as the case may be.

(c)    The Borrower acknowledges that the EK Guarantor and GIEK (i) are not obliged to carry out any investigation or seek any confirmation from any other person before paying a Guarantee Claim and (ii) deal in documents only and will not be concerned with the legality of a Guarantee Claim or any underlying transaction or any available set-off, counterclaim or other defense of any person.

(d)    The obligations of the Borrower under this Section 9.23 will not be affected by (i) the sufficiency, accuracy or genuineness of any Guarantee Claim or any other document or (ii) any incapacity of, or limitation on the powers of, any person signing a Guarantee Claim or other document.

(e)    Nothing in this Section 9.23 shall limit the Borrower’s ability to make a claim against a Lender for a wrongful claim made by such Lender under the Credit Support.

(f)    The Administrative Agent agrees to pay to the applicable Credit Support Provider any amounts received by the Administrative Agent under this Section 9.23 which are to be distributed by the Administrative Agent to such Credit Support Provider in respect of any amounts paid by such Credit Support Provider under the Credit Support. The Administrative Agent further agrees to waive any right of set-off that it may have in respect of such amounts to be paid out to such Credit Support Providers, save with the exception of any costs and expenses of the Administrative Agent and the Collateral Agent.

SECTION 9.24.    Subrogration.

(a)    The Credit Support Providers shall, when all or a part of the amounts have been paid under the respective Credit Support, automatically and without any notice or formalities of any kind, have the right of subrogation, corresponding to the amounts paid under the respective Credit Support, into the rights of the relevant Lender under the Loan Documents. The Borrower waives any right to dispute or delay a subrogation of the rights of the relevant Lender under this Agreement to the Credit Support Providers and the Borrower undertakes to sign and execute any document reasonably required by the Credit Support Providers in connection with such subrogation.

(b)    In the event that a subrogation right shall occur and all of the Credit Facility and all amounts outstanding under this Agreement have been paid by the Credit Support Providers to a Lender, such Lender shall assign its rights pursuant to the Loan Documents to which it is a party to the Credit Support Providers (or their nominee) on a ratable basis in accordance with Section 9.04 and such Credit Support Providers shall become party to this Agreement and the other Loan Documents and thereby replace such Lender in all respects.

SECTION 9.25.    Acknowledgment and Consent to Bail-In. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)    any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)    a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

SECTION 9.26    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Holdings and the Borrower acknowledge and agree, and acknowledges their respective Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between Holdings, the Borrower or any Affiliate of either, and any Lender

Party, GIEK or the Administrative Agent is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, GIEK or any Lender Party has advised or is advising Holdings, the Borrower or any Affiliate of either on other matters, (ii) the arranging and other services regarding this Agreement and the other Loan Documents provided by the Administrative Agent, GIEK and the Lender Parties are arm’s-length commercial transactions between Holdings, the Borrower and their respective Affiliates, on the one hand, and the Administrative Agent. GIEK and the Lender Parties, on the other hand, (iii) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) each of the Administrative Agent, GIEK and the Lender Parties is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings, the Borrower or any Affiliate of either, or any other Person; (ii) none of the Administrative Agent, GIEK or the Lender Parties has any obligation to Holdings, the Borrower or any Affiliate of either with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, GIEK and the Lender Parties and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings, and their respective Affiliates, and none of the Administrative Agent, GIEK or the Lender Parties has any obligation to disclose any of such interests to the Borrower, Holdings, or any Affiliate of either. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against any of the Administrative Agent, GIEK and the Lender Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.27.    Guarantor Co-ordination. If the Borrower selects Option 1, the EK Guarantor hereby agrees to the conditions set forth below in sub-clauses (a)-(g) and agrees that GIEK has equivalent rights to those set forth below in subclauses (a)-(g):

(a)    The rights of the EK Guarantor and GIEK in the Loan Documents and any claim arising in respect of the Loan Documents shall rank pari passu in the following proportion: (i) GIEK: 70%; (ii) EK Guarantor: 30%.

(b)    As long as the Borrower owes any amount to any Lender under the Loan Documents or any Credit Support Provider has a claim against the Borrower under or in connection with the ECA Guarantee or the EK Guarantee:

(i)

that it will surrender promptly to GIEK such information in respect of the EK Guarantees and its relationship to the Borrower (provided that such disclosure does not violate any applicable confidentiality agreement) as GIEK may reasonably request in writing;

(ii)

that it will surrender promptly to GIEK a copy of any and all agreements, contracts, deeds, documents, instruments, letters, notices or filings entered into or received by it under or in connection with the Credit Support as GIEK may reasonably request in writing; and

(iii)	that, promptly upon becoming aware of an Event of Default, it will notify GIEK thereof in writing unless it is evident that GIEK has been informed thereof by the Administrative Agent.

(c)    That it will ensure that no term of any Loan Document may be amended or waived without GIEK’s consent;

(d)    Upon the receipt of notice of the occurrence of an Event of Default hereunder, if required by GIEK in writing (a “GIEK Discussion Request”), it will discuss the situation with GIEK and with the Lenders and Agents in a telephone conference or meeting to be held in Oslo, Norway. The purpose of such discussion shall be to clarify the situation’s factual and legal circumstances and the position of the Credit Support Providers and the Lenders.

(e)    Failing unanimous agreement between the Credit Support Providers on how to resolve the situation described in Section 9.27(d) within 21 days after receipt by it of a GIEK Discussion Request, and provided that the Event of Default is still continuing, it may, in case the relevant Event of Default is an event described in any of Sections 2.13(c) or 7.02(b), (c), (f), (g), (h), or (k), instruct the Lenders and/or Agents to take such steps as may be available to the Lenders and/or Agents under the Loan Documents and/or applicable Law.

(f)   Upon giving such instructions pursuant to Section 9.27(e) to the Lenders and/or Agents, as the case may be, it will notify GIEK in writing as soon as practicable, but in any event not later than ten (10) calendar days prior to making any payment in respect of the Payment Obligations.

(g)    Where the relevant Event of Default is not an event described in any of Sections 2.13(c) or 7.02(b), (c), (f), (g), (h), or (k), it will not instruct the Lenders and/or Agents to take such steps as may be available to the Lenders and/or Agents under the Loan Documents and/or applicable Law (including steps for the winding up of the Borrower or for the purpose of appointing a receiver or liquidator or examiner or trustee or any analogous steps under any applicable Law), without the prior written consent of GIEK until a period of 120 days elapses during which the relevant Event of Default continues.

SECTION 383.28.    Lender Co-ordination. If the Borrower selects Option 2, the Lenders hereby agree:

(a)	As long as the Borrower owes any amount to any Lender under or in connection with this Agreement or any other Loan Documents, each of the Lenders undertakes:

(i)

that it will surrender promptly to the other Lender such information in respect of the Loan Documents and its relationship to the Borrower (provided that such disclosure does not violate any applicable confidentiality agreement) as the other Lender may reasonably request in writing;

(ii)

that it will surrender promptly to the other Lender a copy of any and all agreements, contracts, deeds, documents, instruments, letters, notices or filings entered into or received by it under or in connection with the Loan Documents as the other Lender may reasonably request in writing; and

(iii)

that, promptly upon becoming aware of an Event of Default, it will notify the other Lender thereof in writing unless it is evident that the other Lender has been informed thereof by the Administrative Agent.

(b)

Upon the receipt of notice of the occurrence of an Event of Default hereunder, if required by any of the Lenders in writing (a “Lender Discussion Request”), the Lenders will discuss the situation between themselves and Agents in a telephone conference or meeting to be held in Oslo, Norway. The purpose of such discussion shall be to clarify the situation’s factual and legal circumstances and the position of the Lenders.

(c)

Failing unanimous agreement between the Lenders on how to resolve the situation described in Section 9.28(b) within 21 days after receipt by it of a Lender Discussion Request, and provided that the Event of Default is still continuing, each Lender may, in case the relevant Event of Default is an event described in any of Sections 2.13(c) or 7.02(b), (c), (f), (g), (h), or (k), instruct the Agent to take such steps as may be available to it under the Loan Documents and/or applicable Law.

(d)	Upon giving such instructions pursuant to Section 9.28(c) to the Agent, as the case may be, it will notify the other Lender in writing as soon as practicable.

(e)

Where the relevant Event of Default is not an event described in any of Sections 2.13(c) or 7.02(b), (c), (f), (g), (h), or (k), no Lender will instruct the Agents to take such steps as may be available to it under the Loan Documents and/or applicable Law (including steps for the winding up of the Borrower or for the purpose of appointing a receiver or liquidator or examiner or trustee or any analogous steps under any applicable Law), without the prior written consent of the other Lender until a period of 120 days elapses during which the relevant Event of Default continues.

ARTICLE X

Guarantee and Indemnification

SECTION 10.01.    Guaranty and Indemnity.

(a)    Holdings hereby unconditionally and irrevocably guarantees (this Guarantee, the “Holdings Guarantee”) to each Secured Party, its successors, endorsees and assigns, as a primary obligor and not merely as a surety, the due and punctual payment of all amounts payable, from time to time, by the Borrower under or in respect of this Agreement, the other Loan Documents, and the Loan, when and as such amounts shall become due and payable, whether on the due date thereof, upon stated maturity, by acceleration, on demand or otherwise, in accordance with the terms of this Agreement and the other Loan Documents, together with all of the other Payment Obligations. In case of the failure of the Borrower to pay punctually and indefeasibly any such amounts, Holdings hereby agrees to pay or cause to be paid any such amounts, in full, punctually and indefeasibly when as the same shall become due and payable, whether on the due date thereof, upon stated maturity, by acceleration, upon demand or otherwise, in accordance with the terms of this Agreement and the other Loan Documents.

(b)    Holdings hereby agrees that its obligations under the Holdings Guarantee constitute a guarantee of payment and not of collection and are not in any way conditional or contingent upon any attempt to collect from or enforce against the Borrower all or any portion of the Payment Obligations or upon any other condition or contingency. Holdings covenants that this Holdings Guarantee will not be discharged except by final, complete, indefeasible and irrevocable payment and performance of the Payment Obligations contained in this Holdings Guarantee, this Agreement, and the other Loan Documents.

(c)    Holdings agrees with GIEK, the Lender Parties and the Agents that if any Payment Obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify (such indemnification, the “Holdings Indemnity”) each Lender Party, GIEK and Agent immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due.

SECTION 10.02.    Continuing Guaranty and Indemnity.

(a)    This Holdings Guarantee and this Holdings Indemnity shall be independent and separate from the obligations of the Borrower and shall be a continuing Guarantee and indemnity which shall extend to all sums payable by the Borrower under the Loan Documents.

(b)    This Holdings Guarantee and this Holdings Indemnity shall extend to any additional obligations of the Borrower resulting from any amendment, novation, supplement, extension, restatement or replacement or other modification of any Loan Document.

SECTION 10.03.    Reinstatement. Holdings further agrees that this Holdings Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any Payment Obligation or interest thereon is rescinded or must otherwise be reinstated by any Lender Party or Agent upon the occurrence of an event or condition set forth in Sections 7.01(g) or (h) of this Agreement affecting the Borrower or otherwise, all as though such payment had not been made. Upon such rescission or restoration, Holdings shall, at Holdings’ own expense, promptly do, execute and deliver, and cause any relevant third party to do, execute and deliver, all such acts and instruments as any Lender Party, any Agent or GIEK may require to reinstate this Holdings Guarantee.

SECTION 10.04.    Waiver of Defenses. Holdings hereby agrees that its obligations under this Holdings Guarantee shall be continuing, absolute and unconditional under any and all circumstances, irrespective of (1) the validity, regularity or enforceability of this Agreement against the Borrower, (2) the absence of any action to enforce the Borrower’s obligations under this Agreement, (3) any amendment, waiver or consent by the Borrower with respect to any provisions thereof, (4) any extension or renewal of, or other change in the time, manner or place of payment, of or in any other term of, any of the Payment Obligations, (5) the existence of any claim, setoff, counterclaim, defense or other rights which Holdings may have at any time against any Lender Party, or any other person or entity, whether in connection with this Holdings Guarantee, this Agreement, or any unrelated transaction, (6) the non-perfection or release of any Collateral, (7) any Law of any jurisdiction or any other event affecting any term of an Payment Obligation, or (8) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Holdings.

SECTIION 10.05.    Guarantor Intent. Without limiting the generality of Section 10.4, Holdings expressly confirms that it intends that this Holdings Guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for any purpose, including any fees, costs and/or expenses associated therewith.

SECTION 10.06.    Immediate Recourse. Holdings hereby waives (i) notice of acceptance and notice of incurrence of any obligations by the Borrower, (ii) promptness, diligence, presentment, demand of payment, protest, order and notice of any kind in connection with this Agreement and this Holdings Guarantee, or (iii) any requirement that any Lender Party protect, secure, perfect or insure any Security Interest or Lien or any property subject thereto or exhaust any right to take any action against the Borrower or any other person or any collateral which may be available to such Lender Party under this Agreement or under applicable Law.

SECTION 10.07.   [Intentionally Omitted.]

SECTON 10.08.    Deferral of Guarantor’s Rights. Prior to sixty-one (61) days following the date on which all amounts which may be or become payable by the Loan Parties under or in connection with the Loan Documents have been irrevocably paid in full and unless the Administrative Agent otherwise directs, Holdings may not exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents or by reason of any amount being payable, or liability arising, under this Article X:

(a)    to be indemnified by the Borrower;

(b)    to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Secured Party under the Loan Documents or of any other Guarantee or Security Interest taken pursuant to, or in connection with, the Loan Documents by any Secured Party; and/or

(c)    to exercise any right of set-off against the Borrower.

If Holdings receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to any Lender Party or an Agent by the Borrower under or in connection with the Loan Documents to be repaid in full on trust for the Administrative Agent or such other Agent, as the case may be, and shall promptly pay or transfer the same to the Administrative Agent or such other Agent, as the case may be.

SECTION 10.09.    Additional Security. This Holdings Guarantee is in addition to and is not in any way prejudiced by any other Guarantee or Security Interest now or subsequently held by any Secured Party.

SECTION 10.410.    Gross-Up. All payments by Holdings hereunder shall be in the same currency as the Payment Obligations and shall be paid in full, without set-off or counterclaim. The provisions of Section 2.20 shall apply to any tax, deduction or withholding on any such payment.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LEX ENDURANCE LTD., as Borrower
by
Name:
Title:

LINDBLAD EXPEDITIONS HOLDINGS, INC.
by
Name:
Title:

CITIBANK, N.A., London Branch as Mandated Lead Arranger
by
Name:
Title:

CITIBANK, N.A., London Branch, as Commercial Lender
by
Name:
Title:

EKSPORTKREDITT NORGE AS, as a Lender
by
Name:
Title:

CITIBANK, N.A., London Branch, as Global Co-ordinator
by
Name:
Title:

CITIBANK, N.A., London Branch, as ECA Agent
by
Name:
Title:

CITIBANK, N.A., London Branch, as Collateral Agent
by
Name:
Title:

CITIBANK EUROPE plc, UK Branch, as Administrative Agent
by
Name:
Title:

2

SCHEDULE 1.01(a)

Credit Support Providers

Option 1 and Option 2 (ECA Guarantee)
Lender Name	Commitment
GIEK	$75,386,424.40

Option 1 (EK Guarantee)
Lender Name	Commitment
Citibank, N.A., London Branch	$32,308,467.60

SCHEDULE 1.01(b)

Amortization Schedule

Note: Amortization Schedule subject to subsequent revision pursuant to Section 2.11(d).

Loan Principal at Drawdown	$107,694,892.00
Principal of GIEK-Covered Tranche	$75,386,424.40
Principal of Commercial Tranche	$32,308,467.60

	Amortization Amount
Repayment Date	GIEK-Covered Tranche	Commercial Tranche	GIEK-Covered Tranche – Deferred Tranches	Commercial Tranche – Deferred Tranches	Total
1st Repayment Date after the Drawdown Date	-	-	-	-	-
2nd Repayment Date after the Drawdown Date	-	-	-	-	-
3rd Repayment Date after the Drawdown Date	-	-	-	-	-
4th Repayment Date after the Drawdown Date	-	-	-	-	-
5th Repayment Date after the Drawdown Date	-	-	-	-	-
6th Repayment Date after the Drawdown Date	-	-	-	-	-
7th Repayment Date after the Drawdown Date	-	-	-	-	-
8th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65
9th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65
10th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65
11th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65
12th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65
13th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65
14th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65
15th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65
16th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65

17th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65
18th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65
19th Repayment Date after the Drawdown Date	$1,570,550.51	$673,093.07	$687,115.85	$294,478.22	$3,225,237.65
20th Repayment Date after the Drawdown Date	$1,570,550.51	$19,519,699.17	$2,748,463.39	$1,177,912.87	$25,016,625.95
21st Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
22nd Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
23rd Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
24th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
25th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
26th Repayment Date after the Drawdown Date	$1,570,550.51	-	-		$1,570,550.51
27th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
28th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
29th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
30th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
31st Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
32nd Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
33rd Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
34th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
35th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
36th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
37th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
38th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
39th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
40th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
41st Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
42nd Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
2

43rd Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
44th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
45th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
46th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
47th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
48th Repayment Date after the Drawdown Date	$1,570,550.51	-	-	-	$1,570,550.51
Total	$64,392,570.91	$27,596,816.01	$10,993,853.57	$4,711,651.49	$107,694,891.98

3

SCHEDULE 1.01(c)

Principles Information Package

SCHEDULE 2.01(a)

Commercial Lender Commitments

Lender Name	Commitment (Loan)	Address
Citibank, N.A., London Branch	$32,308,467.60	25 Canada Square, London, United Kingdom, E14 5LB

2

SCHEDULE 2.01(b)

EK Commitments

Option 1
Lender Name	Commitment (Loan)	Address
Eksportkreditt Norge AS	$107,694,892.00	Hieronymus Heyerdahls gate 1, P.O. Box 1315 Vika, 0112 Oslo, Norway

Option 2
Lender Name	Commitment (Loan)	Address
Eksportkreditt Norge AS	$75,386,424.40	Hieronymus Heyerdahls gate 1, P.O. Box 1315 Vika, 0112 Oslo, Norway

SCHEDULE 3.08

Holdings’ Restricted Group Companies

Entity	Jurisdiction of Organization
Lindblad Expeditions, LLC	Delaware

Lindblad Maritime Ventures, Inc.	Delaware

Lindblad Maritime Enterprises, Ltd.	Cayman Islands

Natural Habitat, Inc.	Colorado

LEX Quest LLC	Nevada

LEX Venture LLC	Nevada

SPEX Sea Bird Ltd.	Nevada

SPEX Sea Lion Ltd.	Nevada

Lindblad Global Trading, Inc.	New York

LEX Explorer LLC	Nevada

SPEX Calstar LLC	Nevada

LEX Galápagos Partners I LLC	Nevada

LEX Galápagos Partners II LLC	Nevada

LEX Galápagos Partners III LLC	Nevada

Fillmore Pearl Holding, Ltd	Cayman Islands

NAVILUSAL Cia. Ltda.	Ecuador

Marventura de Turismo Cia. Ltda.	Ecuador

Metrohotel Cia. Ltda.	Ecuador

Fillmore Pearl (Cayman), Ltd	Cayman Islands

Fillmore Pearl (Cayman) II, Ltd.	Cayman Islands

Fillmore Pearl Acquisition Pty Ltd	Australia (Victoria)

Fillmore Pearl Investment Pty Ltd	Australia (Victoria)

Capricorn Cruise Line Pty Limited	Australia (New South Wales)

Orion Group Holdco Pty Limited	Australia (New South Wales)

Lindblad Expeditions Pty Ltd.	Australia (New South Wales)

Orion Xpeditions Pty Limited	Australia (New South Wales)

The Orion Expedition Cruises Unit Trust	Australia (New South Wales)

2

SCHEDULE 3.19(a)

UCC Filing Offices

1.	Secretary of State of the State of Delaware and the State of New York (in respect of Holdings)

2.	Recorder of Deeds of the District of Columbia and Secretary of State of the State of New York (in respect of the Borrower)

SCHEDULE 4.02(b)(vii)

Vessel Documents and Evidence

(a)	Delivery and Registration of Vessel

Evidence that the Vessel:

i.

is legally and beneficially owned by the Borrower and registered in the name of the Borrower with the applicable Registry as a ship under the Laws and flag of the relevant Flag State and that the Vessel is free of any Security Interest (other than those created pursuant to or in accordance with the terms of the Loan Documents);

ii.	is classed with the relevant Classification Society free of all overdue conditions of class of the relevant Classification Society;

iii.	has been delivered and accepted in accordance with the Bareboat Charter (or a different charter approved by the Required Lenders);

iv.	if applicable, is free of any other charter commitment which would require approval under then Loan Documents; and

v.

if applicable, any prior registration (other than through the relevant Registry in the relevant Flag State) of the Vessel has been or will be (within such period as may be approved by the Administrative Agent) cancelled.

(b)	Vessel Certificates

Copies of:

i.	the document of compliance issued in accordance with the ISM Code to the person who is the operator of the Vessel for the purposes of that code;

ii.	the safety management certificate in respect of the Vessel issued in accordance with the ISM Code to be delivered within five (5) days after the Drawdown Date;

iii.	the international ship security certificate in respect of the Vessel issued under the ISPS Code to be delivered within five (5) days after the Drawdown Date;

iv.	any documentation required under Maritime Labour Convention 2006;

v.	any documentation required under the Polar Code; and

vi.	if so requested by the Administrative Agent, any other certificates issued under any applicable code required to be observed by the Vessel or in relation to its operation under any applicable Law.

(c)	Environmental Matters

Copies of the Vessel’s certificate of financial responsibility and vessel response plan required under United States Law and evidence of their approval by the appropriate United States government entity or an undertaking from the Borrower that the Vessel will not trade to the United States of America without such documentation being obtained.

(d)	Classification Letter

The Classification Letter in respect of the Vessel, duly executed by the Borrower.

(e)	Vessel Certificate

A copy of a certificate that the Vessel is free from Asbestos, Glass Wool and nuclear products (if available).

(f)	Survey Report

A survey report from surveyors acceptable to the Administrative Agent (in its reasonable discretion) obtained not more than 10 days before the Drawdown Date evidencing that the Vessel is seaworthy and capable of safe operation.

(g)	Valuation

A valuation of the Vessel obtained not longer than ten (10) days before the Drawdown Date performed in accordance with Section 5.23 and showing the Fair Market Value of the Vessel will be equal to at least 125% of the amount of the Loan outstanding after the Drawdown.

SCHEDULE 6.07

Transactions with Certain Affiliates

1.	Bareboat Charter

BD-#36370791-v9

EXECUTION PAGES –
THIRD AMENDMENT (HULL NO. 312)

The Borrower

SIGNED by          )                  /s/ Craig Felenstein

for and on behalf of          )

LEX ENDURANCE LTD.,         )         ........................................

Authorized Signatory

Holdings

SIGNED by          )                  /s/ Craig Felenstein

for and on behalf of          )

LINDBLAD EXPEDITIONS HOLDINGS, INC.         )         ........................................

Authorized Signatory

EXECUTION PAGES –
THIRD AMENDMENT (HULL NO. 312)

The Administrative Agent

SIGNED by          )                  /s/ Claire Crawford

for and on behalf of          )

CITIBANK EUROPE PLC, UK BRANCH         )         ........................................

Authorized Signatory

The ECA Agent

SIGNED by          )                  /s/ Christopher Conway

for and on behalf of          )

CITIBANK, N.A., LONDON BRANCH         )         ........................................

Authorized Signatory

EXECUTION PAGES –
THIRD AMENDMENT (HULL NO. 312)

The Collateral Agent

SIGNED by          )                  /s/ Paul Davies

for and on behalf of          )

CITIBANK, N.A., LONDON BRANCH         )         ........................................

Authorized Signatory

EXECUTION PAGES –
THIRD AMENDMENT (HULL NO. 312)

The Global Co-ordinator

SIGNED by          )                  /s/ Christopher Conway

for and on behalf of          )

CITIBANK, N.A., LONDON BRANCH         )         ........................................

Authorized Signatory

The Mandated Lead Arranger

SIGNED by          )                  /s/ Christopher Conway

for and on behalf of          )

CITIBANK, N.A., LONDON BRANCH         )         ........................................

Authorized Signatory

EXECUTION PAGES –
THIRD AMENDMENT (HULL NO. 312)

The Lenders

SIGNED by          )                  /s/ Christopher Conway

for and on behalf of          )

CITIBANK, N.A., LONDON BRANCH         )         ........................................

Authorized Signatory

SIGNED by          )                  /s/ Lars Tomasson

for and on behalf of          )                  /s/ Jorgen Hauge

EKSPORTKREDITT NORGE AS         )         ........................................

Authorized Signatory